Exhibit (a)(3)
                                                             --------------



                                   REGISTRATION NO. 333-58876

-----------------------------------------------------------------------------------------------

                               SECURITIES AND EXCHANGE COMMISSION
                                     WASHINGTON, D.C. 20549

                                   --------------------------

                                        AMENDMENT NO. 3

                                               TO

                                            FORM S-4
                                     REGISTRATION STATEMENT
                                             UNDER
                                   THE SECURITIES ACT OF 1933

                                   --------------------------

                                      FEDDERS CORPORATION
                     (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           DELAWARE                                3585                       22-2572390
(STATE OR OTHER JURISDICTION OF        (PRIMARY STANDARD INDUSTRIAL        (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)          CLASSIFICATION CODE NUMBER)      IDENTIFICATION NUMBER)


                                     505 MARTINSVILLE ROAD
                             LIBERTY CORNER, NEW JERSEY 07938-0813
                                   TELEPHONE: (908) 604-8686
          (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                           REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)


                                    ROBERT N. EDWARDS, ESQ.
                               VICE PRESIDENT AND GENERAL COUNSEL
                                      FEDDERS CORPORATION
                                     505 MARTINSVILLE ROAD
                             LIBERTY CORNER, NEW JERSEY 07938-0813
                                   TELEPHONE: (908) 604-8686
         (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                                     OF AGENT FOR SERVICE)
                                   --------------------------

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable following the date that this registration statement has become effective and all other conditions to the merger of FC Merger Sub, Inc. with and into Fedders Corporation pursuant to the merger agreement described in the enclosed document have been satisfied or waived.

         If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance
with General Instruction G, check the following box. [ ]

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this form is a post-effective amendment filed pursuant to Rule 462(d) under the
Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY
BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT
WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN
ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT
SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT
TO SAID SECTION 8(a), MAY DETERMINE.

----------------------------------------------------------------------------------------------







              PROXY STATEMENT/PROSPECTUS FOR FEDDERS CORPORATION


         ANNUAL MEETING OF STOCKHOLDERS TO BE HELD FEBRUARY 26, 2002

              29,888,620 SHARES OF COMMON STOCK, PAR VALUE $.01
              2,493,046 SHARES OF CLASS B STOCK, PAR VALUE $.01
                          --------------------------

                                                         January ___, 2002

Dear Fellow Stockholder:


         You are cordially invited to attend the annual meeting of stockholders of Fedders Corporation to be held at 10:30 a.m., on February 26, 2002.


         In addition to the election of directors and other matters customarily addressed at our annual meeting, you are being asked to approve
(i) a proposal to amend Fedders' certificate of incorporation to delete
Section VI of clause A of Article Second which provides that in any merger or consolidation the holders of Class A Stock are entitled to receive the same per share consideration as is received by the holders of the Common Stock, (ii) a proposal to recapitalize Fedders through a merger of FC Merger Sub, Inc., a wholly owned subsidiary of Fedders, with and into Fedders, with Fedders as the surviving corporation, and (iii) each of the changes to Fedders' certificate of incorporation that will be made as a result of the recapitalization.

         In the recapitalization, Fedders voting Common Stock, par value $1.00 per share, and non-voting Class A Stock, par value $1.00 per share, will be combined into a single class of new voting Common Stock, par value $.01 per share, and Fedders voting Class B Stock, par value $1.00 per share, will be exchanged for a class of new voting Class B Stock, par value $.01 per share. Each share of voting Common Stock will entitle its holder to 1.1 shares of new voting Common Stock, and each share of non-voting Class A Stock will entitle its holder to one share of new voting Common Stock. Each share of voting Class B Stock will entitle its holder to 1.1 shares of new voting Class B Stock. Consummation of the recapitalization is conditioned on approval of (i) the proposal to delete Section VI of clause A of Article Second of Fedders' certificate of incorporation, (ii) the recapitalization and (iii) each of the changes to Fedders' certificate of incorporation that will be made as a result of the recapitalization.

         In evaluating the recapitalization, the board of directors received an opinion from its financial advisor, TM Capital Corp., as to the fairness, from a financial point of view, of the proposed transaction. See "Fairness Opinion of TM Capital Corp." beginning on page 25. Based on this opinion as well as each board member's independent evaluation of the recapitalization, the board of directors believes that this simplified capital structure will enhance stockholder value by eliminating potential investor confusion, administrative expense, and perceived negative impact on the market price of our Common Stock and Class A Stock that results from having a dual, voting and non-voting, class structure for our listed stock. The board of directors also believes that the combination of our Common Stock and Class A Stock may potentially increase the liquidity, trading volume, and trading efficiencies of our listed stock, and potentially increase our investor base.


         The transactions contemplated in this proxy statement/prospectus involve risks. See "Risk Factors" beginning on page 10.


         The accompanying proxy statement/prospectus provides detailed information about the recapitalization. Please read the entire proxy statement/prospectus and the appendices carefully.


         It is important that your shares be represented at the meeting, whether or not you are personally able to be present. The board of directors strongly recommends that you vote FOR approval of each of the proposals set forth in this proxy statement/prospectus. Please sign, date and return your proxy as soon as possible. If you do attend and wish to vote in person, your proxy can be revoked at your request. Your prompt response in immediately returning the enclosed proxy card will be appreciated. If you prefer, you may cast your vote toll-free by telephone or online over the Internet. Simply follow the instructions contained on the enclosed proxy card.


Sincerely,


SALVATORE GIORDANO                                   SAL GIORDANO, JR.

Chairman Emeritus                          Chairman and Chief Executive Officer


         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this document. Any representation to the contrary is a criminal offense.


The date of this document is _____, 2002 and it is first being mailed to stockholders on or about ___,_2002.







                             FEDDERS CORPORATION
                       LIBERTY CORNER, NEW JERSEY 07938
                          --------------------------


                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                       TO BE HELD ON FEBRUARY 26, 2002
                          --------------------------


         NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of Fedders Corporation will be held at the Somerset Hills Hotel, 200 Liberty Corner Road, Warren, New Jersey 07060 on Tuesday, February 26, 2002 at 10:30 a.m. for the following purposes:

         1. to approve the amendment of Fedders' certificate of incorporation to delete Section VI of clause A of Article Second which provides that in any merger or consolidation the holders of Class A Stock are entitled to receive the same per share consideration as is received by the holders of the Common Stock;

         2. to approve the recapitalization of Fedders through a merger of FC Merger Sub, Inc., a wholly owned subsidiary of Fedders, with and into Fedders, with Fedders as the surviving corporation;

         3. to approve each of the following changes to Fedders' certificate of incorporation that will be made as a result of the recapitalization:


         o        The elimination of the Class A Stock;

         o The par value of the new Common Stock and the new Class B Stock will be $0.01, currently the par value of the Common Stock and the Class B Stock is $1.00;

         o The new Common Stock and the new Class B Stock will have alternating preferences with respect to payments or distributions in the event of any dissolution, liquidation or winding up of Fedders, currently there is no such liquidation preference;

         o Each share of new Class B Stock will share equally with each share of new Common Stock in the payment of dividends, currently each share of Class B Stock receives 90% of the dividends paid to each share of Common Stock;

         o The new Class B Stock will automatically be converted into shares of new Common Stock if the number of outstanding shares of new Class B Stock falls below 2.5% of the aggregate number of issued and outstanding shares of new Common Stock and new Class B Stock, currently the Class B Stock will automatically be converted into shares of Common Stock if the number of outstanding shares of Class B Stock falls below 5% of the aggregate number of issued and outstanding shares of Common Stock and Class B Stock; and

         o The restated certificate of incorporation will provide that any action required or permitted to be taken by the stockholders must be effected at a duly called annual or special meeting of stockholders and the ability of the stockholders to consent in writing to the taking of any action will be specifically denied, currently Fedders' certificate of incorporation does not contain any such provision;


         4. to elect nine (9) directors to hold office until the next annual meeting of stockholders and until each such director's successor shall have been elected and shall have qualified; and

         5. to ratify the appointment of Deloitte & Touche LLP as Fedders' independent auditors.


         Consummation of the recapitalization is conditioned on approval of
(i) the proposal to delete Section VI of clause A of Article Second of Fedders' certificate of incorporation, (ii) the recapitalization and (iii) each of the changes to Fedders' certificate of incorporation that will be made as a result of the recapitalization.

         In the recapitalization, Fedders voting Common Stock, par value $1.00 per share, and non-voting Class A Stock, par value $1.00 per share, will be combined into a single class of new voting Common Stock, par value $.01 per share, and Fedders voting Class B Stock, par value $1.00 per share, will be exchanged for a new class of voting Class B Stock, par value $.01 per share. Each share of voting Common Stock will entitle its holder to 1.1 shares of new voting Common Stock, and each share of non-voting Class A Stock will entitle its holder to one share of new voting Common Stock. Each share of voting Class B Stock will entitle its holder to 1.1 shares of new voting Class B Stock.

                                         By order of the board of directors


                                         KENT E. HANSEN
                                         Executive Vice President and Secretary


Dated:   January ____, 2002

         Liberty Corner, New Jersey


         IMPORTANT: THE BOARD OF DIRECTORS INVITES YOU TO ATTEND THE MEETING IN PERSON, BUT IF YOU ARE UNABLE TO BE PERSONALLY PRESENT, PLEASE DATE, SIGN AND RETURN THE ENCLOSED PROXY IMMEDIATELY. NO POSTAGE IS REQUIRED IF THE PROXY IS RETURNED IN THE ENCLOSED ENVELOPE AND MAILED IN THE UNITED STATES. IF YOU PREFER, YOU MAY CAST YOUR VOTE TOLL-FREE BY TELEPHONE OR ONLINE OVER THE INTERNET. SIMPLY FOLLOW THE INSTRUCTIONS CONTAINED ON THE ENCLOSED PROXY CARD.






         The accompanying proxy statement/prospectus incorporates important business and financial information about Fedders that is not included in or delivered with this document. Stockholders may obtain documents incorporated by reference in this document free of charge by requesting them orally or in writing from Fedders at the following address:


Mail:                                              Telephone:  (908) 604-8686
Fedders Corporation
505 Martinsville Road                              Facsimile:  (908) 604-8576
Liberty Corner, NJ  07938-0813
                                                   E-mail:  khansen@fedders.com



         If you would like to request documents from us, please do so by February 15, 2002 to receive them before the annual meeting.










                       T A B L E   O F   C O N T E N T S

                                                                           PAGE
                                                                           ----

SUMMARY TERM SHEET............................................................1
   Description of Business....................................................1
   The Recapitalization and Related Matters...................................1
   Interests of Certain Persons in the Recapitalization.......................4
   Additional Matters to be Considered at the Annual Meeting..................4

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING................................5

RISK FACTORS.................................................................10

MARKET PRICES AND DIVIDENDS..................................................11

SELECTED CONSOLIDATED FINANCIAL DATA.........................................12

COMPARATIVE PER SHARE DATA...................................................14

SELECTED UNAUDITED PRO FORMA CONSOLIDATED CONDENSED FINANCIAL DATA...........15

THE ANNUAL MEETING...........................................................18
         Date, Place and Time................................................18
         Purpose of the Annual Meeting.......................................18
         Record Date; Stock Entitled to Vote; Vote Required; Quorum..........18
         Voting of Proxies...................................................18
         Revocation of Proxies...............................................19
         Matters to be Acted on at the Annual Meeting........................19
         How to Vote Your Proxy..............................................19
         Proxy Solicitation Information......................................19

SPECIAL FACTORS..............................................................20
         Background of the Proposed Recapitalization.........................20
         Background of the Proposed Deletion of Section VI of Clause A
              of Article Second of the Certificate of Incorporation..........22
         Board Review of the Recapitalization................................22
         Recommendations of the Fedders Board; Reasons for the
              Recapitalization...............................................24
         Review of the Recapitalization by Filing Parties....................25
         Fairness Opinion of TM Capital Corp.................................25
         Effect of the Recapitalization......................................29
         Stockholder Vote....................................................30
         Interests of Certain Persons in the Recapitalization................30
         Material Federal Income Tax Consequences of the Recapitalization....33

INFORMATION CONCERNING THE DIRECTORS AND EXECUTIVE OFFICERS
     OF FEDDERS AND FC MERGER SUB............................................35
         Fedders Corporation.................................................35
         FC Merger Sub, Inc..................................................36

INFORMATION ABOUT FEDDERS AND CERTAIN AFFILIATES.............................37
         Fedders Corporation.................................................37
         FC Merger Sub, Inc..................................................37
         Giordano Holding Corporation........................................37
         Salvatore Giordano..................................................37
         Sal Giordano, Jr....................................................38
         Joseph Giordano.....................................................38

THE RECAPITALIZATION.........................................................39
         General  ...........................................................39
         What Fedders Stockholders Will Receive..............................39
         Conditions to Completion of the Recapitalization....................39
         Amendment of the Recapitalization Agreement.........................40
         Abandonment of the Recapitalization.................................41
         Estimated Fees and Expenses of the Recapitalization.................41
         Effective Time of the Recapitalization..............................41
         Regulatory Matters..................................................41
         Appraisal Rights....................................................41
         Employee Benefit Plans..............................................43
         Employee Stock Options..............................................44
         New York Stock Exchange Listing.....................................44

RECENT TRANSACTIONS IN SECURITIES............................................45

FINANCIAL STATEMENTS.........................................................46
         UNAUDITED PRO FORMA CONSOLIDATED CONDENSED FINANCIAL DATA...........46
         RATIO OF EARNINGS TO FIXED CHARGES..................................49

THE RECAPITALIZATION AGREEMENT...............................................50
         General  ...........................................................50
         Effect on Capital Stock.............................................50
         Fractional Shares...................................................50
         Closing.............................................................50
         Restated Certificate of Incorporation...............................50
         By-Laws  ...........................................................50
         Directors and Officers..............................................51
         Termination.........................................................51
         Amendments and Waiver...............................................51

DESCRIPTION OF FEDDERS CAPITAL STOCK
      BEFORE AND AFTER THE RECAPITALIZATION..................................52
         General  ...........................................................52
         FEDDERS COMMON STOCK................................................52
         FEDDERS CLASS A STOCK...............................................53
         FEDDERS CLASS B STOCK...............................................54

ELECTION OF DIRECTORS........................................................56

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS............................65

LEGAL MATTERS................................................................65

EXPERTS  ....................................................................66

ANNUAL REPORT................................................................66

STOCKHOLDER PROPOSALS -- NEXT ANNUAL MEETING.................................66

OTHER MATTERS................................................................66

WHERE YOU CAN FIND MORE INFORMATION..........................................66

FORWARD-LOOKING STATEMENTS...................................................68


LIST OF ANNEXES

  Annex A - Recapitalization Agreement and Plan of Merger
  Annex B - Fairness Opinion of TM Capital Corp.
  Annex C - Section 262 of the General Corporation Law of the State of Delaware

  Annex D - Audit Committee Charter






                              SUMMARY TERM SHEET


         This summary highlights the material information contained in this document, but may not include all of the information that you, as a stockholder, would like to know. To fully understand the recapitalization and for a more complete description of the legal terms of the recapitalization, you should carefully read this entire document, including the appendices and the other documents we refer to in this document. See "Where You Can Find More Information" beginning on page 66. The principal executive offices of Fedders Corporation ("Fedders") are located at 505 Martinsville Road, Liberty Corner, New Jersey 07938-0813. Fedders' telephone number is (908) 604-8686.


Description of Business

     o Fedders Corporation. Fedders, a Delaware corporation, is a leading global manufacturer of air treatment products, including air conditioners, air cleaners, dehumidifiers and humidifiers, and thermal technology products. Fedders was established more than 100 years ago and has been in the air treatment business for more than 50 years. Fedders has been expanding into a broad variety of air treatment businesses. Fedders is a filing person for the recapitalization.

     o FC Merger Sub, Inc. FC Merger Sub, Inc., a wholly owned subsidiary of Fedders, is a newly formed Delaware corporation created for the sole purpose of implementing the recapitalization. It has not conducted any business since its formation. At the time of the recapitalization, FC Merger Sub, Inc. will merge into Fedders and cease to exist. FC Merger Sub, Inc. is a filing person for the recapitalization.

The Recapitalization and Related Matters

     o Amendment of Certificate of Incorporation and Recapitalization. You are being asked to adopt an amendment to Fedders' certificate of incorporation to delete Section VI of clause A of Article Second, which provides that in any merger or consolidation the holders of Class A Stock are entitled to receive the same per share consideration as is received by the holders of Common Stock. You are also being asked to approve a recapitalization of Fedders through a merger of FC Merger Sub, Inc., a wholly owned subsidiary of Fedders, with and into Fedders, with Fedders as the surviving corporation. In addition, you are being asked to approve each of the changes to Fedders' certificate of incorporation that will be made as a result of the recapitalization. Consummation of the recapitalization is conditioned on approval of (i) the proposal to delete Section VI of clause A of Article Second of Fedders' certificate of incorporation, (ii) the recapitalization and (iii) each of the changes to Fedders' certificate of incorporation that will be made as a result of the recapitalization.

     o Changes to be Made to the Certificate of Incorporation as a Result of the Recapitalization. The changes that will be made to Fedders' certificate of incorporation if the recapitalization is approved are as follows:

         o    The Class A Stock will be eliminated;

         o The par value of the new Common Stock and the new Class B Stock will be $0.01, currently the par value of the Common Stock and the Class B Stock is $1.00;

         o The new Common Stock and the new Class B Stock will have alternating preferences with respect to payments or distributions in the event of any dissolution, liquidation or winding up of Fedders, currently there is no such liquidation preference;

         o Each share of new Class B Stock will share equally with each share of new Common Stock in the payment of dividends, currently each share of Class B Stock receives 90% of the dividends paid to each share of Common Stock;

         o The new Class B Stock will automatically be converted into shares of new Common Stock if the number of outstanding shares of new Class B Stock falls below 2.5% of the aggregate number of issued and outstanding shares of new Common Stock and new Class B Stock, currently the Class B Stock will automatically be converted into shares of Common Stock if the number of outstanding shares of Class B Stock falls below 5% of the aggregate number of issued and outstanding shares of Common Stock and Class B Stock; and

         o The restated certificate of incorporation will provide that any action required or permitted to be taken by the stockholders must be effected at a duly called annual or special meeting of stockholders and the ability of the stockholders to consent in writing to the taking of any action will be specifically denied, currently Fedders' certificate of incorporation does not contain any such provision.

     You are being asked to vote upon and approve each of these changes to our certificate of incorporation. Consummation of the recapitalization is conditioned on your approval of each of these changes.


     o Treatment of the Common Stock in the Recapitalization. At the effective time of the recapitalization, each outstanding share of Common Stock will be exchanged for 1.1 shares of new Common Stock. The new Common Stock will be entitled to one vote per share, and will be listed for trading on the New York Stock Exchange under the symbol "FJC." It will have a par value of $0.01 and the new Common Stock and the new Class B Stock will have alternating preferences with respect to payments or distributions in the event of a liquidation of Fedders. See "Description of Fedders Capital Stock Before and After the Recapitalization", beginning on page 52 of this document.

     o Treatment of the Class A Stock in the Recapitalization. The proposed deletion of Section VI of clause A of Article Second of the certificate of incorporation will eliminate the right of the holders of Class A Stock to receive the same per share consideration as is received by the holders of Common Stock in any merger or consolidation, which will allow the recapitalization to be consummated on the terms described in this document.
          At the effective time of the recapitalization, each outstanding share of non-voting Class A Stock will be exchanged for one share of new voting Common Stock. See "Description of Fedders Capital Stock Before and After the Recapitalization", beginning on page 52 of this document.

     o Treatment of the Class B Stock in the Recapitalization. At the effective time of the recapitalization, each outstanding share of Class B Stock will be exchanged for 1.1 shares of new Class B Stock. The new Class B Stock will have voting rights but will not be listed for trading. The new Class B Stock will generally be entitled to one vote per share, but will be entitled to the special voting rights currently enjoyed by the holders of Class B Stock. It will have a par value of $0.01 and the new Common Stock and the new Class B Stock will have alternating preferences with respect to payments or distributions in the event of a liquidation of Fedders. To compensate the holders of new Class B Stock for the decrease in voting power resulting from the ability of the former Class A stockholders to vote their new Common Stock, a modification will be made to the dividend rights of the Class B Stock such that after the recapitalization, holders of the new Class B Stock will share equally in the payment of dividends with holders of the new Common Stock. After the recapitalization, the new Class B Stock will automatically convert into new Common Stock if the number of outstanding shares of new Class B Stock falls below 2.5% of the aggregate number of outstanding shares of new Common Stock and new Class B Stock. See "Description of Fedders Capital Stock Before and After the Recapitalization", beginning on page 52 of this document.

     o Treatment of Stock Options in the Recapitalization. Employee options to buy shares of Fedders' Common Stock outstanding at the time of the recapitalization will be adjusted, resulting in options to purchase a number of shares of new Common Stock determined by multiplying the number of shares of Common Stock subject to an option by 1.1. Employee options to buy shares of Class A Stock outstanding at the time of the recapitalization will be converted into options to buy an equivalent number of shares of new Common Stock. See "Employee Stock Options" beginning on page 44.


     o Stockholder Vote. The proposed amendment to the certificate of incorporation to delete Section VI of clause A of Article Second requires approval of at least a majority of the voting power of the shares of Common Stock, Class A Stock and Class B Stock, each voting separately as a class. Assuming the proposed deletion of
         Section VI of clause A of Article Second of the certificate of incorporation is approved, the recapitalization and each of the changes to Fedders' certificate of incorporation that will be made as a result of the recapitalization will require the approval of at least a majority of the voting power of the shares of Common Stock and Class B Stock, voting together as a single class. Although the holders of Common Stock and Class B Stock will have a separate vote on the recapitalization and each of the changes that will be made to Fedders' certificate of incorporation as a result of the recapitalization, approval of each of the items is conditional upon approval of all of the items. Thus, a vote against the recapitalization or any of the changes that will be made to the certificate of incorporation will be deemed a vote against all such proposals. See "Stockholder Vote" beginning on page 30. As of November 30, 2001, in any vote of stockholders in which the holders of the Common Stock, Class A Stock and Class B Stock vote as separate classes and the holders of Class B Stock have one vote per share, the directors and executive officers of Fedders control approximately 2.9% of the aggregate voting power of the Common Stock, 29.3% of the aggregate voting power of the Class A Stock and 99.8% of the aggregate voting power of the Class B Stock. In any vote of stockholders in which the holders of the Common Stock and the Class B Stock vote together as a single class and the holders of Class B Stock have one vote per share, the directors and executive officers of Fedders control approximately 16.7% of the aggregate voting power. Approval of the recapitalization is not conditioned upon the favorable vote of a majority of Fedders' unaffiliated stockholders.

     o Fairness Opinion of TM Capital Corp. In deciding to approve the recapitalization of the Common Stock, Class A Stock and Class B Stock, the board of directors considered an opinion from its financial advisor, TM Capital Corp., as to the fairness, from a financial point of view, to the Common stockholders and Class A stockholders, of the exchange of each share of Common Stock for 1.1 shares of new Common Stock and each share of Class A Stock for one share of new Common Stock. The opinion is summarized in the section entitled "Fairness Opinion of TM Capital Corp." beginning on page 25 of this document. In addition, the opinion is attached as Annex B to this document. We encourage you to read both the summary and the opinion in its entirety.

     o Recommendation of Fedders' Board of Directors. Fedders' board of directors has determined that (i) the proposed deletion of Section VI of clause A of Article Second of Fedders' certificate of incorporation, (ii) the recapitalization and (iii) each of the changes that will be made to the certificate of incorporation as a result of the recapitalization are procedurally and substantively fair. It has unanimously approved the recapitalization, and recommends that you vote FOR (i) the proposed deletion of Section VI of clause A of Article Second of the certificate of incorporation, (ii) the recapitalization and (iii) each of the changes to be made to the certificate of incorporation as a result of the recapitalization.

     o Material Federal Income Tax Consequences of the Recapitalization. In the opinion of Skadden, Arps, Slate, Meagher & Flom LLP, which is based upon the representations of Fedders, the recapitalization should constitute a "recapitalization" within the meaning of
         Section 368(a)(1)(E) of the Internal Revenue Code. Accordingly, you should not recognize any gain or loss upon the receipt of new Common Stock or Class B Stock in exchange for your old Common Stock, Class A Stock or Class B Stock in the recapitalization (except with respect to cash received in lieu of fractional shares). See "Material Federal Income Tax Consequences of the Recapitalization" beginning on page 33.

     o Conditions to Completion of the Recapitalization. A number of conditions must be met or waived before the recapitalization will be completed. The most significant conditions are that:

         o Fedders receives the required stockholder approval for the proposed amendment to delete Section VI of clause A of Article Second of the certificate of incorporation;

         o Fedders receives the required stockholder approval for the recapitalization;

         o Fedders receives the required stockholder approval for each of the changes to its certificate of incorporation that will be made as a result of the recapitalization;

         o the registration statement filed with the Securities and Exchange Commission in connection with the issuance of the shares of new Common Stock and new Class B Stock after the recapitalization becomes effective;

         o the New York Stock Exchange approves the listing of the shares of the new Common Stock;

         o if a filing becomes necessary under the Hart-Scott-Rodino Antitrust Improvements Act, all waiting periods have expired or terminated;

         o Fedders receives all necessary material licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and parties to contracts with Fedders and its subsidiaries; and

         o Fedders files a certificate of merger with the Secretary of State of Delaware.


     o Appraisal Rights. Holders of Class B Stock, which is not listed on any stock exchange, are entitled to appraisal rights in connection with the recapitalization. Class B stockholders who do not vote for the recapitalization proposal and who dissent by complying with the procedures required by the Delaware General Corporation Law ("DGCL") will have the right to receive payment for the fair value of their shares as of the effective date of the recapitalization, as determined by the Delaware Court of Chancery. Any Class B stockholders who are entitled to appraisal rights must, in order to exercise such rights, demand such rights BEFORE the vote on the recapitalization at the annual meeting of stockholders. The Giordano Holding Corporation holds approximately 99.8% of the Class B Stock. Salvatore Giordano, Fedders' Chairman Emeritus and a director, Sal Giordano, Jr., Fedders' Chairman and Chief Executive Officer and Joseph Giordano, a director of Fedders, exercise all the voting power of Giordano Holding Corporation. They have unanimously indicated their intention not to cause the Giordano Holding Corporation to exercise its statutory appraisal rights. Holders of Common Stock or Class A Stock are not entitled to appraisal rights by virtue of the recapitalization because the Common Stock and the Class A Stock are listed on the New York Stock Exchange and the Common Stock and Class A Stock are being combined into new Common Stock in the recapitalization. See "The Recapitalization - Appraisal Rights" beginning on page 41.


Interests of Certain Persons in the Recapitalization.


     o Voting Power. As of November 30, 2001, the directors and executive officers of Fedders together controlled 393,836 shares of the Common Stock, or approximately 2.9% of the Common Stock, 4,368,235 shares of Class A Stock, or approximately 29.3% of the Class A Stock and 2,262,566 shares of the Class B Stock, or approximately 99.8% of the Class B Stock.

         As of November 30, 2001, in any vote of stockholders in which the holders of the Common Stock and the Class B Stock vote together as a single class and the holders of Class B Stock have one vote per share, the directors and executive officers of Fedders control approximately 16.7% of the aggregate voting power. Fedders estimates that after the recapitalization, in any such vote of stockholders, the directors and executive officers will control approximately 22.4% of the aggregate voting power.

         As of November 30, 2001, in any vote of stockholders in which the holders of the Common Stock and the Class B Stock vote together as a single class and the holders of Class B Stock have ten votes per share, the directors and executive officers of Fedders controlled approximately 63.4% of the aggregate voting power. Fedders estimates that after the recapitalization, in any such vote of stockholders, the directors and executive officers will control approximately 54.2% of the aggregate voting power.

     o Beneficial Ownership. As of November 30, 2001, Fedders' directors and executive officers beneficially owned 393,836 shares of Common Stock, or approximately 2.9% of the Common Stock, 4,368,235 shares of Class A Stock, or approximately 29.3% of the Class A Stock and 2,262,566 shares of the Class B Stock, or approximately 99.8% of the Class B Stock. After the recapitalization, the directors and executive officers will beneficially own approximately 16.1% of the new Common Stock and 99.8% of the new Class B Stock.

Additional Matters to be Considered at the Annual Meeting

     In addition to voting on the recapitalization and related matters, we are asking holders of Common Stock and Class B Stock to vote their shares on the following matters:

     o   to elect nine (9) members to our board of directors; and

     o to ratify the appointment of Deloitte & Touche LLP as our independent auditors.







               QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING


Q:    What am I being asked to vote on?

A: We are asking the holders of Common Stock, Class A Stock and Class B Stock to vote their shares for an amendment to Fedders' certificate of incorporation to delete Section VI of clause A of Article Second, which provides that in any merger or consolidation the holders of Class A Stock are entitled to receive the same per share consideration as is received by the holders of Common Stock.


      In addition, we are asking the holders of Common Stock and Class B Stock to vote their shares on the following matters:

      (i) the recapitalization of Fedders Corporation, through the merger of FC Merger Sub, Inc., a wholly owned subsidiary of Fedders, with and into Fedders, with Fedders as the surviving corporation;

      (ii) each of the changes to Fedders' certificate of incorporation that will be made as a result of the recapitalization;

      (iii)  the election of directors; and

      (iv)  the ratification of the appointment of our independent auditors.

      In the proposed recapitalization, Fedders voting Common Stock, par value $1.00 per share, and non-voting Class A Stock, par value $1.00 per share, will be combined into a single class of new voting Common Stock, par value $.01 per share, and Fedders voting Class B Stock, par value $1.00 per share, will be exchanged for a class of new voting Class B Stock, par value $.01 per share. Each share of voting Common Stock will entitle its holder to 1.1 shares of new voting Common Stock, and each share of non-voting Class A Stock will entitle its holder to one share of new voting Common Stock. Each share of voting Class B Stock will entitle its holder to 1.1 shares of new voting Class B Stock.

Q:    Who is eligible to vote at the annual meeting?

A: You are eligible to vote your shares of Common Stock, Class A Stock and Class B Stock at the annual meeting if you were a stockholder of record of those shares on the record date. The record date for the annual meeting is the close of business on December 28, 2001.


Q: Why should I vote in favor of the recapitalization, resulting in the combination of Fedders Common Stock and Class A Stock into one class of new voting Common Stock and the exchange of voting Class B Stock for new voting Class B Stock?

A: The recapitalization will simplify Fedders' capital structure. Fedders believes that its stock is undervalued, limiting, among other things, its ability to use its stock for acquisitions and to attract, retain or incentivize employees. We believe that the recapitalization will benefit both Fedders and you as a stockholder of Fedders by, among other things:

      o eliminating potential investor confusion and additional administrative expenses caused by having two classes of listed stock, voting and non-voting;

      o eliminating the perceived negative impact on the market price of Fedders stock that results from dual listing; and

      o potentially increasing Fedders' investor base and the liquidity, trading volume, and trading efficiencies of Fedders' listed stock.

Q: What is the position of the board of directors regarding the recapitalization, the amendments that will be made to Fedders' certificate of incorporation, the election of directors and the ratification of the appointment of Fedders' independent auditors?

A: The board of directors has unanimously approved the recapitalization, and recommends that you vote FOR (i) the proposed deletion of Section VI of clause A of Article Second of the certificate of incorporation,
      (ii) the recapitalization and (iii) each of the changes to the certificate of incorporation that will be made as a result of the recapitalization. The board of directors also recommends that you vote FOR the nominees for directors indicated herein and the ratification of Deloitte & Touche LLP as our independent auditors.

Q: How many votes are needed to approve the proposed deletion of Section VI of clause A of Article Second of the certificate of incorporation, the recapitalization and each of the changes to the certificate of incorporation that will be made as a result of the recapitalization?

A: The proposed deletion of Section VI of clause A of Article Second of the certificate of incorporation requires approval of at least a majority of the voting power of the shares of Common Stock, Class A Stock and Class B Stock, each voting separately as a class.

      Assuming the amendment to the certificate of incorporation is approved, the recapitalization and each of the changes to the certificate of incorporation that will be made as a result of the recapitalization will require the approval of at least a majority of the voting power of the shares of Common Stock and Class B Stock, voting together as a single class.

      Approval of the proposed deletion of Section VI of clause A of Article Second of the certificate of incorporation, the recapitalization and each of the changes to be made to the certificate of incorporation as a result of the merger is not conditioned upon the favorable vote of a majority of Fedders' unaffiliated stockholders.


      Fedders' directors and executive officers have indicated that they intend to vote the shares they hold, and the shares over which they exercise voting control, FOR (i) the proposed deletion of Section VI of clause A of Article Second of the certificate of incorporation,
      (ii) the recapitalization and (iii) each of the changes to the certificate of incorporation that will be made as a result of the recapitalization. The board of directors of Fedders unanimously approved the recapitalization at a meeting held on Tuesday, February 27, 2001. As of November 30, 2001, these directors and executive officers were entitled to vote, or exercised voting power over shares entitled to vote, approximately 4,368,235 shares of Class A Stock, or 29.3% of the outstanding Class A Stock, 393,836 shares of Common Stock, or approximately 2.9% of the outstanding Common Stock and 2,262,566 shares of Class B Stock, or approximately 99.8% of the outstanding Class B Stock, representing 16.7% of the aggregate outstanding Common Stock and Class B Stock, voting together as a single class.

Q: How many votes are needed to approve the election of the nominees for director indicated herein and the ratification of our independent auditors?

      Under the terms of the certificate of incorporation, approval of the election of directors requires a plurality of the votes of the shares of Common Stock and Class B Stock, voting together as a single class, present in person or represented by proxy at the annual meeting, provided that such shares constitute a quorum. Approval of the proposal for the ratification of the appointment of Fedders' independent auditors requires the affirmative vote of at least a majority of the shares of Common Stock and Class B Stock, present in person or represented by proxy at the annual meeting.

Q:    What will I receive in the recapitalization if it is approved?

A: In exchange for each share of Common Stock that you own, you will receive 1.1 shares of new Common Stock.

      In exchange for each share of Class A Stock that you own, you will receive one share of new Common Stock.

      In exchange for each share of Class B Stock that you own, you will receive 1.1 shares of new Class B Stock.

Q: Will I have any appraisal rights if I do not vote in favor of the recapitalization?

A: Holders of Common Stock and Class A Stock are not entitled to statutory appraisal rights.


      Holders of Class B Stock will be entitled to statutory appraisal rights if they do not vote in favor of the recapitalization, provided that they demand such rights BEFORE the annual meeting of stockholders, by following the procedures described in this document. As of November 30, 2001, the Giordano Holding Corporation held approximately 99.8% of the Class B Stock. Salvatore Giordano, Fedders' Chairman Emeritus and a director, Sal Giordano, Jr., Fedders' Chairman and Chief Executive Officer and Joseph Giordano, a director of Fedders, exercise all the voting power of Giordano Holding Corporation. They have unanimously indicated their intention not to cause Giordano Holding Corporation to exercise its statutory appraisal rights. See "The Recapitalization - Appraisal Rights" beginning on page 41.


Q:    What are my income tax consequences from the recapitalization?


A: Subject to the assumptions and qualifications set forth under the heading "Material Federal Income Tax Consequences of the Recapitalization" beginning on page 33, in the opinion of Skadden, Arps, Slate, Meagher & Flom LLP, the exchange of your old Common Stock and Class A Stock for new shares of Common Stock and the exchange of your old Class B Stock for new shares of Class B Stock should constitute a "recapitalization" under Section 368(a)(1)(E) of the Internal Revenue Code. Accordingly, you should not recognize any gain or loss upon the receipt of new Common Stock or new Class B Stock in exchange for your old Common Stock, Class A Stock or Class B Stock pursuant to the recapitalization (except with respect to cash received in lieu of fractional shares).

      We strongly encourage you to consult your tax advisor regarding the material tax consequences of the recapitalization to you based on your particular circumstances. See "Material Federal Income Tax Consequences of the Recapitalization" beginning on page 33.


Q:    How will my rights as a stockholder differ after the recapitalization?


A: After the recapitalization occurs, your rights as a holder of shares of new Common Stock or shares of new Class B Stock will be governed by the restated certificate of incorporation attached as Exhibit A to the recapitalization agreement attached hereto as Annex A rather than the current certificate of incorporation. The differences between the current certificate of incorporation and the restated certificate of incorporation that will govern Fedders following the recapitalization are described beginning on page 52 of this document.


      Generally, holders of new Common Stock and new Class B Stock will have similar rights as they did before the recapitalization, although they will hold 1.1 shares of new Common Stock and new Class B Stock, respectively, for each share of Common Stock and Class B Stock they held prior to the recapitalization. Class A stockholders will have the right to one vote for each share of new Common Stock received.

      The new Common Stock and the new Class B Stock will each have a par value of $0.01. The Common Stock, Class A Stock and Class B Stock currently each have a par value of $1.00. In addition, the new Common Stock and the new Class B Stock will have alternating preferences with respect to payments or distributions in the event of a liquidation of Fedders. The new Common Stock will first have the right to receive a payment of $0.25 per share before any payment or distribution is made or set apart for the new Class B Stock. The new Class B Stock will then have the right to receive a payment of $0.50 per share before any additional payment or distribution is set apart for the new Common Stock. Finally, the new Common Stock will have the right to receive an additional payment of $0.25 per share before any additional payment or distribution is made or set apart for the new Class B Stock. After payment of the liquidation preferences, holders of the new Common Stock and the new Class B Stock will be entitled to share in the remaining assets of Fedders on a pro rata basis.

      Holders of the new Class B Stock will share equally in the payment of dividends with holders of the new Common Stock. Currently, if a cash dividend is paid on the Common Stock, a cash dividend of 90% of the amount paid on each share of Common Stock is payable on each share of Class B Stock. In addition, the new Class B Stock will automatically convert into new Common Stock if the number of outstanding shares of new Class B Stock falls below 2.5% of the aggregate number of outstanding shares of new Common Stock and new Class B Stock. Currently, the Class B Stock is convertible into Common Stock if the number of outstanding shares of Class B Stock falls below 5% of the aggregate number of outstanding shares of Common Stock and Class B Stock.

      The restated certificate of incorporation will provide that any action required or permitted to be taken by stockholders must be effected at a duly called annual or special meeting, and the ability of stockholders of Fedders to consent in writing to the taking of any action will be specifically denied. Fedders' current certificate of incorporation does not currently provide for, or prohibit such stockholder action by written consent. Under current Delaware law, unless otherwise provided in the certificate of incorporation, any action required or permitted to be taken by stockholders may be taken without a meeting or notice to all stockholders and without a stockholder vote if a written consent setting forth the action to be taken is signed by the holders of shares of outstanding stock having the requisite number of votes that would be necessary to authorize such action if it were taken at a meeting of stockholders.

Q:    What should I do now?


A: You should mail your signed and dated proxy card(s) in the enclosed envelope as soon as possible so that your shares will be represented and voted at the annual meeting. No postage is required if the proxy is returned in the enclosed envelope and mailed in the United States. If you prefer, you may cast your vote toll-free by telephone or online over the Internet. Simply follow the instructions contained on the enclosed proxy card(s).

Q: If I am not going to attend the annual meeting should I return my proxy card(s)?

A: Yes. Returning your proxy card(s) ensures that your shares will be represented at the annual meeting, even if you are unable to attend or do not want to attend.


Q:    Can I change my vote after I mail my proxy card(s)?

A:    Yes.  You can change your vote by:


      o sending a written notice to Fedders' Corporate Secretary that is received prior to the annual meeting that states that you are revoking your proxy. If your broker holds your shares, contact your broker;

      o   submitting another proxy by telephone or via the Internet;

      o signing a new, later dated proxy card and delivering it to Fedders' proxy solicitor prior to the annual meeting; or

      o   attending the annual meeting, and voting in person.

      Your presence at the annual meeting will not, in and of itself, revoke your proxy.


Q:    What if my shares are held in "street name" by my broker?

A: Your broker will vote your shares with respect to the recapitalization only if you provide written instructions to your broker on how to vote, so it is important that you provide your broker with instructions. If you do not provide your broker with instructions, your shares will not be voted with respect to the recapitalization and will not count toward approval of the recapitalization. To ensure that your broker receives your instructions, we suggest that you send them in the envelope enclosed with the instructions. If you wish to vote in person at the meeting, and hold your shares in your broker's name, you must contact your broker and request a document called a "legal proxy." You must bring this legal proxy to the meeting in order to vote in person.

Q:    What if I do not vote or do not instruct my broker to vote my shares?


A: Abstentions and broker non-votes will be counted as votes against the recapitalization. Abstentions and broker non-votes will be included in the calculation of those shares needed to constitute a quorum. Abstentions and broker non-votes will not be considered a part of the voting power present with respect to the election of directors and the ratification of our independent auditors.


Q:    Do I need to send in my share certificates?


A: No. After the recapitalization is completed, the transfer agent will send Fedders stockholders written instructions for exchanging their stock certificates.


Q:    Who can answer my questions?


A: If you have questions regarding the annual meeting or need assistance in voting your shares, please contact Fedders' proxy solicitor:

         D.F. King & Co., Inc.
         77 Water Street
         New York, NY 10005
         Telephone:  (212) 269-5550


      All other questions should be directed to:

         Fedders Corporation
         505 Martinsville Road,
         Liberty Corner, New Jersey 07938
         Attn:  Kent E. Hansen
         Telephone: (908) 604-8686





                                RISK FACTORS

      The proposed recapitalization of Fedders involves significant risks. In addition to reviewing other information in this proxy statement/prospectus, you should carefully consider the following factors before deciding to vote on the proposed recapitalization and related matters.

The recapitalization may not benefit Fedders or our stockholders.


The combination of Fedders Common Stock and Class A Stock into a single class of new voting Common Stock may not enhance stockholder value or improve the liquidity and marketability of Fedders Common Stock. As of November 30, 2001, there were 13,634,759 shares of Common Stock outstanding. After the recapitalization, there will be approximately 29,888,620 shares of new Common Stock outstanding. This increase in the outstanding shares of new Common Stock may result in an immediate decrease in the market value of the new Common Stock compared with the Common Stock. In addition, factors unrelated to our stock or our business, such as the general perception of the recapitalization by the investment community, may cause a decrease in the value of the new Common Stock and impair its liquidity and marketability. Furthermore, securities markets worldwide have recently experienced significant price and volume fluctuations. This market volatility, as well as general economic, market or political conditions, could cause a reduction in the market price and liquidity of new Common Stock following the recapitalization, particularly if the recapitalization is not viewed favorably by the investment community.


The recapitalization will not eliminate the special right of the Class B Stock to ten votes per share on the election of directors.

The recapitalization will not eliminate the special rights of the Class B Stock, and in particular, the right of the Class B Stock, to ten votes per share in the election of directors if either:

      o if more than 15% of the outstanding shares of Common Stock are beneficially owned by a person or group of persons acting in concert (unless such person or group is also the beneficial owner of a majority of the shares of Class B Stock on such record date); or

      o if a nomination for the board of directors is made by a person or group of persons acting in concert, other than the board of directors (unless such nomination is made by one or more holders of Class B Stock, acting in concert, who beneficially own more than 15% of the outstanding shares of Class B Stock).


As of November 30, 2001, in any vote on the election of directors in which the holders of the Class B Stock have ten votes per share, the holders of Class B Stock controlled approximately 63.4% of the aggregate voting power. After the recapitalization the holders of Class B Stock will control approximately 54.2% of the aggregate voting power in any election of directors in which the holders of the Class B Stock have ten votes per share. Thus after the recapitalization the holders of new Class B Stock will have the ability to elect the majority of our board of directors in any election of directors in which the holders of the Class B Stock have ten votes per share. As of November 30, 2001, 99.8% of the Class B Stock was held by Giordano Holding Corporation, a holding company which also held less than 1% of the Common Stock, and after the recapitalization will hold 2.5% of the new Common Stock. Giordano Holding Corporation's voting and investment power is shared by Salvatore Giordano, Sal Giordano, Jr. and Joseph Giordano. Salvatore Giordano is the Chairman Emeritus of Fedders' board, has been a director of Fedders since 1945, and has acted in a variety of executive capacities for Fedders. Sal Giordano, Jr. is the Chairman and Chief Executive Officer of Fedders and has been a director since 1965. Joseph Giordano has been a director of Fedders since 1961 and has retired from executive responsibilities for the past five years. Giordano Holding Corporation thus has, and after the recapitalization will continue to have, sufficient representation on our board of directors and votes as a stockholder to influence decisions that may adversely affect the market price of our new Common Stock or otherwise be detrimental to Fedders or the holders of new Common Stock. This could cause our business to suffer and the trading price of our new Common Stock to decline. In addition, the general perception of the recapitalization may be less favorable because the recapitalization will not eliminate the special rights of the holders of Class B Stock.


There was no negotiation of the terms of the proposed recapitalization on behalf of the holders of Common Stock and Class A Stock.

      The terms of the proposed recapitalization were determined by our board of directors, upon review of an oral and written fairness opinion prepared by TM Capital and review of the substantive and procedural fairness of the proposed transaction. Because no one negotiated the terms of the proposed recapitalization on behalf of the holders of our Common Stock and Class A Stock, the terms described in this proxy statement/prospectus may not be as favorable as those which may have been obtained if such stockholders were represented in negotiations over terms.


                        MARKET PRICES AND DIVIDENDS

      Fedders' Common Stock and Class A Stock are currently listed on the New York Stock Exchange under the symbols "FJC" and "FJA," respectively. The Class B Stock is not listed. The following table sets forth the high and low sales prices and dividend amounts paid for the Common Stock and Class A Stock as reported by the New York Stock Exchange Composite Tape and the dividends paid on the Class B Stock for each quarterly period during Fedders' last two fiscal years.



                                    Common Stock                         Class A Stock               Class B Stock
                        -------------------------------------------------------------------------------------------
                        -------------------------------------------------------------------------------------------
                           High          Low       Dividends       High         Low       Dividends      Dividends
                        -------------------------------------------------------------------------------------------
2000
First Quarter            $  6 9/16     $  5 1/4     $  0.030 $    5 3/4      $  4 5/8    $  0.030        $   0.027
Second Quarter                   6       5 1/16        0.030      5 1/4         4 5/8       0.030            0.027
Third Quarter                6 1/4        5 1/4        0.030      5 7/8         4 7/8       0.030            0.027
Fourth Quarter              6 3/16        4 3/4        0.030    5 15/16          41/2       0.030            0.027
2001
First Quarter            $  5 3/16     $  3 3/8     $  0.030  $   4 7/8      $  3 1/4    $  0.030        $   0.027
Second Quarter                5.51          4.5        0.030       4.63          4.13       0.030            0.027
Third Quarter                 5.60         4.06        0.030       5.02          4.07       0.030            0.027
Fourth Quarter                5.24         4.45        0.030       4.80          3.90       0.030            0.027


      The last reported sale price of shares of Common Stock as reported by the New York Stock Exchange Composite Tape on Monday, February 26, 2001, the last trading day immediately prior to the public announcement of the recapitalization, was $5.15 per share. The last reported sale price of shares of Class A Stock as reported by the New York Stock Exchange Composite Tape on Monday, February 26, 2001, the last trading day immediately prior to the public announcement of the proposed combination, was $4.37 per share.


      The last reported sale price of Common Stock as reported by the New York Stock Exchange Composite Tape on December 19, 2001 was $3.12 per share. The last reported sale price of Class A Stock as reported by the New York Stock Exchange Composite Tape on December 19, 2001 was $2.75 per share.




                    SELECTED CONSOLIDATED FINANCIAL DATA

                (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)


      The following table sets forth selected consolidated financial data of Fedders as of and for each of the periods indicated. Fedders derived the consolidated financial data as of and for each of the annual periods presented from Fedders' audited consolidated financial statements. This information is only a summary and you should read it in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the historical consolidated financial statements, and the related schedules and notes, contained in Fedders' annual report on Form 10-K, which is incorporated by reference herein, and other information that Fedders has filed with the Securities and Exchange Commission. See "Where You Can Find More Information" beginning on page 66.



Consolidated Statement of Operations Data


                                                                            Fiscal Year Ended August 31,
                                                   -------------------------------------------------------------------
                                                          2001          2000           1999           1998        1997
------------------------------------------------------------------------------------------------ ---------------------
Net sales (1)....................                 $    405,697 $     416,181   $    362,048      $ 327,912  $  318,769
Gross profit.....................                       68,700       104,828         84,591         69,770      70,076
Percent of  net sales............                        16.9%         25.2%          23.4%          21.3%       22.0%
Operating income (loss)..........                     (15,045)        46,854         40,258         12,810      31,729
Percent of net sales.............                       (3.7%)         11.3%          11.1%           3.9%       10.0%
(Loss) income before income taxes                     (33,263)        30,474         30,986          4,603      28,867
Percent of net sales.............                       (8.2%)          7.3%           8.6%           1.4%        9.1%
Net (loss) income................                     (22,453)        20,401         20,724          2,992      18,764
Net (loss) income attributable to
common stockholders..............                     (22,453)        20,401         20,724          2,992      16,344
Earnings (loss) per share:
     Basic.......................                 $     (0.71) $        0.58   $       0.56      $    0.07  $     0.42
     Diluted.....................                       (0.71)          0.57           0.56           0.07        0.39
Dividends per share declared:
     Convertible Preferred (2)...                           --            --             --             --  $    0.318
     Common/Class A..............                 $      0.120 $       0.120   $      0.105      $   0.085       0.080
     Class B.....................                        0.108         0.108          0.095          0.077       0.072

Other Financial Data:
  Adjusted earnings before interest, taxes, deprec
           amortization (5)(6)....................iation24,746        58,786        54,613         41,757       42,232
  Capital expenditures............................      10,773         9,858         9,378          8,497        9,236
  Depreciation and amortization...................      15,431        13,076        10,279          9,263        9,935
Cash flow provided by (used in):
  Operating activities............................$      5,919 $       4,619   $    51,989      $  39,302 $    (8,826)
  Investing activities............................    (30,327)      (15,037)      (48,778)        (6,650)      (8,808)
  Financing activities............................    (11,593)      (19,898)        23,312       (52,059)       37,732

Consolidated Balance Sheet Data

                                                                                     August 31,
                                                  ------------ ------------------------------------------------------
                                                          2001           2000         1999            1998       1997
-------------------------------------------------------------- -------------------------------------------- ---------
Cash and cash equivalents........................ $     51,192 $       87,193  $   117,509      $   90,986  $ 110,393
Total assets.....................................      362,332        388,175      382,342         304,629    329,014
Long-term debt (including current portion) (3)...      168,455        166,434      161,363         111,013    115,380
Stockholders' equity (4).........................       73,014        112,260      108,933         104,792    145,687

------------
     (1) In accordance with Emerging Issues Task Force No. 00-10,
         "Accounting for Shipping and Handling Fees and Costs," 2000, 1999, 1998 and 1997 shipping expenses have been reclassified from net sales to cost of sales to conform to the current year presentation.

     (2) In September 1997, Fedders redeemed each share of its Convertible Preferred Stock for 1.022 shares of Class A Stock.

     (3) In August 1999, a subsidiary of Fedders issued $50,000 of 9 3/8% Senior Subordinated Notes, proceeds of which were utilized in part, to replenish cash used to acquire Trion, Inc. In August 1997, the same subsidiary issued $100,000 of 9 3/8% Senior Subordinated Notes, proceeds of which were utilized, in part, to fully redeem $22,100 of 8.5% Convertible Subordinated Debentures, including accrued interest.

     (4) During fiscal 2001, Fedders repurchased 2,998 shares of Common and Class A Stock at an average price of $4.39 per share for a total of $13,169, excluding commissions. During fiscal 2000, Fedders repurchased 2,768 shares of Common and Class A Stock at an average price of $4.87 per share for a total of $13,484. During fiscal 1999, Fedders repurchased 2,601 shares of Common and Class A Stock at an average price of $5.08 per share for a total of $13,215. During fiscal 1998, Fedders repurchased 7,720 shares of Preferred, Common and Class A Stock at an average price of $5.93 per share for a total of $45,750. During fiscal 1997, Fedders repurchased 4,335 shares of Class A Stock at an average price of $5.78 per share for a total of $25,041 and 705 shares of Convertible Preferred Stock at $6.25 per share for a total of $4,408.

     (5) In fiscal 2001, Adjusted EBITDA results exclude $8,947 of asset impairment, employee severance and other restructuring charges, $4,031 of one-time inventory charges, $7,583 of deferred compensation charge relating to the retirement of an officer of Fedders, an additional $2,283 of other non-recurring inventory write-offs, $1,364 of operating losses incurred at the Tennessee and Maryland facilities subsequent to the announcement that production at these facilities would cease, $726 non-cash charge for the re-pricing of a majority of unexercised stock options and $716 of other one-time charges. In fiscal 1999, the amount shown excludes a charge for the restructuring ($3,100). For fiscal 1998, the amount shown excludes a charge for the 1998 restructuring ($16,750) and early retirement program ($2,891).

     (6) Adjusted EBITDA represents income before income taxes plus net interest expense, depreciation and amortization (excluding amortization of debt discounts and deferred financing costs), certain one-time charges, and a certain non-cash charge. Adjusted EBITDA is presented because we believe it is an indicator of our ability to incur and service debt and is used by our lenders in determining compliance with financial covenants. However, Adjusted EBITDA should not be considered as an alternative to cash flow from operating activities, as a measure of liquidity or as an alternative to net income as a measure of operating results in accordance with generally accepted accounting principles. Our definition of Adjusted EBITDA may differ from definitions of Adjusted EBITDA used by other companies.



                         COMPARATIVE PER SHARE DATA

         The following table sets forth book value per share, earnings per share and dividends declared per share on a historical and pro forma basis for the Fedders capital stock. Fedders derived the pro forma per share information from the unaudited pro forma consolidated financial statements presented elsewhere in this document. The table should be read in conjunction with the selected consolidated financial data and historical consolidated financial statements, and related schedules and notes thereto, included, or incorporated by reference, in this document.


                                                                    Fiscal Year
                                                                       Ended
                                                                    August 31,
                                                                       2001
                                                                    ------------
Book value per common share:
     Reported....................................................... $  2.37
     Pro forma......................................................    2.25

Cash dividends declared per share:
     Common and Class A
                  Reported..........................................    0.12
                  Pro forma.........................................    0.12
     Class B
                  Reported..........................................    0.108
                  Pro forma.........................................    0.120

Loss per share - basic:
     Reported  .....................................................   (0.71)
     Pro forma......................................................   (0.67)
Loss per share - diluted:
     Reported.......................................................   (0.71)
     Pro forma......................................................   (0.67)







     SELECTED UNAUDITED PRO FORMA CONSOLIDATED CONDENSED FINANCIAL DATA


         The unaudited pro forma consolidated condensed financial data is derived from the application of pro forma adjustments to major categories of Fedders' consolidated financial statements for the fiscal year ended August 31, 2001, to illustrate the effect of the transaction related to the recapitalization of all of Fedders' outstanding shares of capital stock. The pro forma adjustments are described in the accompanying notes and are based upon available information that Fedders believes is reasonable. These tables do not present all of Fedders' financial information.

         The unaudited pro forma consolidated condensed financial data do not purport to be indicative of what Fedders' operations would have been had the recapitalization taken place on the dates indicated. This information should be read together with Fedders' consolidated financial statements and the notes thereto which are incorporated by reference in this document, and the information under "Selected Consolidated Financial Data" beginning on page 12.

         The unaudited pro forma consolidated recapitalization table represents the effect on stockholders' equity due to the recapitalization of capital stock as if the recapitalization had been completed on August 31, 2001. The unaudited recapitalization data is derived from the Consolidated Balance Sheet of Fedders as of August 31, 2001. Information is presented to reflect pro forma adjustments for the recapitalization of Fedders Common and Class A Stock into a single class of new Common Stock and the exchange of Class B Stock for new Class B Stock.

         The pro forma earnings per share calculations reflect the effect of the recapitalization. The information is derived from the audited Consolidated Statements of Operations and Comprehensive Income for the fiscal year ended August 31, 2001. The information is presented to reflect the pro forma effect on earnings per share as a result of the change in the weighted average number of shares outstanding due to the recapitalization.








                          Pro Forma Consolidated Condensed Unaudited Recapitalization Table
                                             (As of August 31, 2001)
                                  (dollars in thousands, except per share amounts)

                                                                 As of               Pro Forma
                                                            August 31, 2001         Adjustments            As Adjusted
Stockholders' Equity:
  Preferred Stock, $1.00 par value,
     15,000,000 shares authorized; no shares issued
     and outstanding, actual; no shares issued and
     outstanding, as adjusted.                                          -                     -                     -
  Common Stock, $1.00 par value,
     80,000,000 shares authorized; 16,135,459
     shares issued and 13,634,759 shares
     outstanding, actual; no shares issued and
     outstanding, as adjusted.                                  $  16,135        $  (16,135)(a)                     -
  New Common Stock, $0.01 par value,
     70,000,000 shares authorized; no shares issued
     and outstanding, actual; 38,046,620 shares
     issued and 29,888,220 outstanding, as
     adjusted.                                                          -                380(a)                 $ 380
  Class A Stock, $1.00 par value,
     60,000,000 shares authorized; 20,297,616
     shares issued and 14,889,986 shares
     outstanding, actual; no shares issued and
     outstanding, as adjusted.                                     20,298           (20,298)(a)                    --
  Class B Stock, $1.00 par value,
     7,500,000 shares authorized; 2,266,406 shares
     issued and outstanding, actual; no shares
     issued and outstanding, as adjusted.                           2,267            (2,267)(b)                    --
  New Class B Stock, $0.01 par value,
     5,000,000 shares authorized; no shares issued
     and outstanding, actual; 2,493,047 shares
     issued and outstanding, as adjusted.                               -                 25(b)                    25
  Paid-in capital                                                  31,146             38,295(c)                69,441
  Retained earnings                                                43,313                     -                43,313
  Treasury stock, at cost, 7,908,330 shares
     of Common and Class A Stock, actual;
     8,158,400 shares of new Common Stock, as
     adjusted.                                                   (37,322)                     -              (37,322)
  Deferred compensation                                             (658)                     -                 (658)
  Accumulated other comprehensive loss                            (2,165)                     -               (2,165)
                                                        -----------------         -------------         -------------

                                                        -----------------         -------------         -------------
Total stockholders' equity                                      $  73,014                  $  -             $  73,014
                                                        =================         =============         =============


Notes to the Pro Forma Consolidated Condensed Unaudited Recapitalization Table


(a) Pro forma adjustments as of August 31, 2001 assume all outstanding shares of Fedders' Common and Class A Stock are exchanged for new Common Stock at an exchange ratio of 1.1 shares of new Common Stock for each share of Common Stock exchanged and one share of new Common Stock for each share of Class A Stock exchanged. On a pro forma basis, 38,046,620 shares of the new Common Stock would be issued after the merger. The Class A Stock ceases to exist after the merger. The par value of the new Common Stock is $.01 per share.


(b) Pro forma adjustments reflect the Fedders Class B Stock exchanged for new Class B Stock on a pro forma basis. 2,493,047 shares of new Class B Stock are issued at a par value of $.01 per share.


(c) Reflects the net effect of the recapitalization on paid-in capital as a result of the pro forma adjustments due to the exchange of shares and the reduction in the par value to $.01 per share of both the new classes of Common and Class B Stock.



  Pro Forma Unaudited Comparative Condensed Consolidated Earnings Per Share


                                                        Fiscal Year Ended
                                                           August 31,
                                                             2001
Net income (loss) (a):
   As reported                                              $(22,453)
   Pro forma                                                $(22,453)

Earnings (loss) per share (b):
   Basic as reported                                         $(0.71)
   Basic pro forma                                           $(0.67)

   Diluted as reported                                       $(0.71)
   Diluted pro forma                                         $(0.67)

Weighted average shares (c):
   Basic as reported                                         31,808
   Basic pro forma                                           33,489

   Diluted as reported                                       31,808
   Diluted pro forma                                         33,489

Cash dividends per share (d):
As reported:

Common and Class A                                           $0.120
Class B                                                       0.108

Pro forma:
New Common and Class B                                        0.120


Notes to the Pro Forma Unaudited Comparative Condensed Consolidated Earnings Per Share

(a)    Pro forma net income remains unchanged for the period.

(b) Pro forma earnings per share reflect the recapitalization assuming all outstanding shares are exchanged at the beginning of the fiscal year for the years being reported. Basic and diluted earnings per share are computed by dividing net income by the respective weighted average shares outstanding for the periods presented. Basic and diluted pro forma earnings per share are adjusted to reflect the impact of the recapitalization on the number of weighted average shares outstanding.

(c) Pro forma weighted average shares reflect an increase in the number of shares outstanding due to the recapitalization and exchange of all Common and Class A Stock into new Common Stock, and Class B Stock into new Class B Stock.

(d) Pro forma cash dividends per share reflect the impact of the recapitalization on the weighted average number of shares outstanding and the result of both the new Common and new Class B Stock sharing equally in the payment of dividends.






                             THE ANNUAL MEETING

         The matters to be considered at the annual meeting are of great importance to Fedders stockholders. Accordingly, stockholders are urged to read carefully and consider the information presented in this proxy statement/prospectus and its attachments. Stockholders are also urged to give a proxy to be voted at the annual meeting either (i) over the telephone by calling a toll-free number, (ii) electronically, using the Internet, or (iii) by mailing in the enclosed proxy card.


Date, Place and Time


         The annual meeting is scheduled to be held at 10:30 a.m., local time on February 26, 2002, at the Somerset Hills Hotel, 200 Liberty Corner Road, Warren, New Jersey 07060.

Purpose of the Annual Meeting

         The purpose of the annual meeting is to consider and take action upon (i) the proposed amendment to Fedders' certificate of incorporation deleting Section VI of clause A of Article Second which provides that in any merger or consolidation the holders of Class A Stock are entitled to receive the same per share consideration as is received by the holders of the Common Stock, (ii) the recapitalization agreement and plan of merger, dated December 28, 2001, between Fedders Corporation and FC Merger Sub, Inc., a wholly owned subsidiary of Fedders Corporation, (iii) each of the changes to Fedders' certificate of incorporation that will be made as a result of the recapitalization, (iv) the election of nine (9) directors, and (v) the ratification of the appointment of our independent auditors.


Record Date; Stock Entitled to Vote; Vote Required; Quorum


         Owners of record of shares of Fedders Common Stock, Class A Stock and Class B Stock on the close of business on December 28, 2001, the record date for the annual meeting, are entitled to receive notice of and vote at the annual meeting. Such holders will be entitled to one vote per share of Common Stock, Class A Stock or Class B Stock held as of the record date.

         A quorum of stockholders is necessary for a valid meeting. The required quorum for the transaction of business at the annual meeting, in person or by proxy, is a majority of the total voting power of all the outstanding shares of Common Stock and Class B Stock and a majority of the total voting power of all the outstanding shares of Class A Stock entitled to vote on the record date.


         Under the terms of the certificate of incorporation, the proposed deletion of Section VI of clause A of Article Second of the certificate of incorporation requires approval of at least a majority of the voting power of the shares of Common Stock, Class A Stock and Class B Stock, each voting separately as a class.

         Assuming the proposed deletion is approved, the recapitalization and each of the changes to the certificate of incorporation that will be made as a result of the merger will require the approval of at least a majority of the voting power of the shares of Common Stock and Class B Stock, voting together as a single class.


         Abstentions and broker non-votes each will be included in determining the number of shares present at the annual meeting for the purpose of determining the presence of a quorum. Because Fedders is seeking the affirmative vote of the holders of Common Stock, Class A Stock and Class B Stock to approve the proposed deletion of Section VI of clause A of Article Second of the certificate of incorporation and the affirmative vote of the holders of Common Stock and Class B Stock to approve the recapitalization and each of the changes to the certificate of incorporation that will be made as a result of the recapitalization, abstentions and broker non-votes will have the same effect as votes against such matters. Abstentions and broker non-votes will not be considered a part of the voting power present with respect to a vote on the election of directors or the ratification of our independent auditors.


         A broker non-vote occurs when a broker is not permitted to vote on a matter without instructions from the beneficial owner of the shares and no instruction is given. Under New York Stock Exchange rules, if your broker holds your shares in its name, your broker may not vote your shares on the recapitalization proposal absent instructions from you. Therefore, without your voting instructions, a broker non-vote will occur.

Voting of Proxies


         Stockholders of record can give a proxy to be voted at the annual meeting either (i) over the telephone by calling a toll-free number, (ii) electronically, using the Internet, or (iii) by mailing in the enclosed proxy card. Stockholders who hold their shares in "street name" must vote their shares in the manner prescribed by their brokers.

         The telephone and Internet voting procedures have been set up for your convenience and have been designed to authenticate your identity, to allow you to give voting instructions, and to confirm that those instructions have been recorded properly. If you are a stockholder of record and you would like to vote by telephone or by using the Internet, please refer to the specific instructions set forth on the enclosed proxy card. If you wish to vote using a paper format and you return your signed proxy to us before the annual meeting, we will vote your shares as you direct.


         If you do not specify on your proxy card (or when giving your proxy by telephone or over the Internet) how you want to vote your shares, Fedders will vote them in favor of the recapitalization.

Revocation of Proxies


         You can revoke your proxy at any time before it is exercised at the annual meeting in any of four ways:

        o sending a written notice to Fedders' Corporate Secretary that is received prior to the annual meeting that states that you are revoking your proxy. If your broker holds your shares, contact your broker;

        o    submitting another proxy by telephone or via the Internet;

        o signing a new, later dated proxy card and delivering it to Fedders' proxy solicitor prior to the annual meeting; or

        o    attending the annual meeting, and voting in person.

Your presence at the annual meeting will not, in and of itself, revoke your proxy.

Matters to be Acted on at the Annual Meeting

         Amendment of the certificate of incorporation, adoption of the recapitalization agreement, approval of the changes to Fedders' certificate of incorporation that will be made as a result of the recapitalization, election of directors and ratification of the appointment of our independent auditors are the only matters to be presented or acted upon at the annual meeting. The actions proposed in this proxy statement/prospectus are not matters that can be voted on by brokers holding shares for beneficial owners without the owner's specific instructions. Accordingly, all beneficial owners of Fedders stock are urged to return the enclosed proxy card marked to indicate their votes or to contact their brokers to determine how to vote.


How to Vote Your Proxy


         Stockholders should NOT send any stock certificates with their proxy cards. You should mail your signed and dated proxy card(s) in the enclosed envelope as soon as possible so that your shares will be represented and voted at the annual meeting. No postage is required if the proxy is returned in the enclosed envelope and mailed in the United States.


Proxy Solicitation Information


         Fedders is furnishing this document to you in connection with the solicitation by Fedders' board of directors of the enclosed form of proxy for the February 26, 2002 annual meeting. All costs of soliciting proxies, including reimbursement of fees of certain brokers, fiduciaries and nominees in obtaining voting instructions from beneficial owners, will be paid by Fedders. In addition, Fedders has retained D.F. King & Co., Inc. to assist in the distribution and solicitation of proxies and will pay D.F. King & Co., Inc. a fee estimated not to exceed $7,500 plus $4.00 per completed telephone call, plus reimbursement of reasonable expenses.



                              SPECIAL FACTORS

Background of the Proposed Recapitalization

         Fedders authorized its Class A Stock in February 1992, adding it to the existing Common Stock and Class B Stock. At the time the three class capital structure was implemented, the board of directors considered potential advantages and disadvantages of the structure and determined that the structure would be in the best interests of Fedders and all of its stockholders for numerous reasons including the following:

      o Financing Flexibility and Employee Benefit Plans. The board of directors believed that implementing the three class structure would provide Fedders with increased flexibility in the future to utilize the Class A Stock to fund employee benefit plans and to raise equity capital or to issue convertible preferred stock as a means to finance future growth without diluting the voting power of Fedders' existing stockholders, including the Giordano family.

      o Continuity. Because the three class structure would allow the Giordano family to maintain their voting power, the board of directors believed that the three class structure might reduce the risk of a disruption in the continuity of Fedders' long-term plans and objectives that could otherwise result from the issuance of Common Stock. The board also believed that this reduced risk of disruption in Fedders' business might enhance the ability of Fedders to attract and retain highly qualified key employees. The board of directors thought that the three class structure would allow employees to continue to concentrate on their responsibilities without undue concern that the future of Fedders could be affected by real or perceived succession issues or an unwanted takeover that might be triggered by any substantial divestiture by the Giordano family or their estates of their Class B Stock. Furthermore, by reducing the risk of succession issues or unwanted takeover, the board of directors believed that the three class structure would strengthen existing and potential business relationships, including banking arrangements, with parties who may in the future become concerned about changes in control of Fedders.

         At various times since adoption of Fedders' capital structure with three classes of stock, two classes of which were listed, the board of directors has considered the possibility that, in practice, the disadvantages of Fedders' capital structure outweighed its potential advantages. The board noted that the Class A Stock has, since the time of its listing, traded at a discount to the Common Stock. The board has also noted that Fedders has not been able to use the Class A Stock in its acquisition program or to raise equity capital to fund future growth. Given that Fedders has not enjoyed the intended benefits of the Class A Stock, it has felt the disadvantages of the its three-class capital structure more strongly, especially in light of the prevalence of single class capital structures among publicly held companies. The disadvantages of the capital structure that have been noted by the board of directors include, among others, the following:

      o potential confusion due to the complicated nature of Fedders' capital structure, which may diminish investor interest, analyst coverage, and the size of Fedders' investor base;

      o     additional administrative expenses; and

      o     impaired liquidity, trading volume, and trading efficiencies.

         The board of directors determined that its primary objective was to increase stockholder value by simplifying Fedders' capital structure. In May 2000, the board began informally discussing with TM Capital Corp. the possibility of combining Fedders' three classes of stock into one class as a means of increasing the trading price of the Common Stock and enhancing stockholder value together with a number of possible reclassification or restructuring transactions by which Fedders could enhance stockholder value, including the possible repurchase of a significant number of shares of Fedders' outstanding Class A Stock and/or the possible recapitalization of the Common Stock and Class A Stock into one class of common shares. In June 2000, the board of directors engaged TM Capital as its financial advisor to analyze transactions that involved a recapitalization of Fedders' Common Stock and Class A Stock. The board of directors reviewed the available transaction alternatives and the relative economic benefits of those alternatives to Fedders and its stockholders. The transaction alternatives discussed by the board included the following:

      o an increase in Fedders' existing open market share repurchase program, which was implemented in August 1998;

      o     a self-tender offer for a significant percentage of the Class A
            Stock;

      o     an exchange offer for a significant percentage of the Class A
            Stock;

      o a purchase of or exchange offer for the Class B Stock, which would result in the exchange of the Class A Stock for Common Stock;

      o a recapitalization of the Common Stock and Class A Stock through a merger of a newly formed, wholly owned subsidiary of Fedders with and into Fedders, in which voting Common Stock and non-voting Class A Stock would be exchanged for shares of a new single class of voting Common Stock; and

      o a combination of a self-tender or exchange offer and the recapitalization transaction described in the previous bullet.

         After reviewing the possible transaction alternatives, the board decided that neither a self-tender offer, an exchange offer for Common Stock, Class A Stock and/or Class B Stock, nor an increase in the existing open market share repurchase program would meet its objectives in a satisfactory way. The board's view was based on the fact that:

      o none of those transactions, by itself, would eliminate Fedders' dual class capital structure;

      o a transaction with the holders of Class B Stock did not appear likely to be structured on terms acceptable to such holders, given the then current trading price of Fedders' stock; and

      o a tender offer, exchange offer or increased open market repurchase program, without a combination of the Common Stock and Class A Stock into a single class, could adversely affect the liquidity of the Common Stock and/or Class A Stock by significantly decreasing the number of shares outstanding. Additionally, it would be difficult to structure an exchange offer in a way that would not have adverse tax consequences for the holders of the Class A Stock.

         During the summer of 2000, the board concentrated on structures that involved exchanging the Class B Stock for Common Stock. Under the Company's certificate of incorporation, when the number of outstanding shares of Class B Stock falls below 5% of the aggregate number of the issued and outstanding shares of Common Stock and Class B Stock, each share of Class B Stock is automatically converted into one share of Common Stock and each share of Class A Stock is automatically converted into one share of Common Stock. Accordingly, under the Company's certificate of incorporation, an exchange of the Class B Stock for Common Stock would reduce the Company's three classes of stock to one. A conversion of the Class B Stock into Common Stock would, however, deprive the Class B stockholders of certain special rights, including super majority voting power in certain circumstances. The voting power of the Class B Stock would be further diluted by the conversion of the non-voting Class A Stock into voting Common Stock. The holders of the Class B Stock believed, and the board agreed, that the Class B stockholders should be compensated for the loss of the Class B Stock's special rights and the dilution of its voting power, principally through the issuance of a greater number of shares of Common Stock to the holders of the Class B Stock than the one for one ratio provided for in the certificate of incorporation. A proposal was presented to the board for discussion regarding a ratio of 1.5 shares of Common Stock for each share of Class B Stock. TM Capital prepared a preliminary analysis of the transaction and the proposed ratio but was not requested to and did not prepare a fairness opinion. TM Capital's analysis was reviewed with the board and with the Class B stockholders, and following this review, the Class B stockholders determined not to proceed with this proposal.

         In February 2001, the board began to reconsider recapitalization transactions, this time concentrating only on transactions that combined the Class A Stock and the Common Stock. The board believed that combining Fedders' two classes of listed stock into one would achieve most of its objectives in simplifying its capital structure and, by leaving the Class B Stock outstanding, could be structured in a way acceptable to the Class B stockholders. In February 2001, a proposed transaction was again discussed with TM Capital, which undertook an analysis of the proposal as to its fairness to Fedders' stockholders. TM Capital and the board discussed proposing to the Class B stockholders a recapitalization transaction in which each share of Class A Stock would be converted into one share of a new class of voting Common Stock, each share of Common Stock would be converted into 1.1 shares of the new class of Common Stock and each share of Class B Stock would be converted into 1.1 shares of a new class of Class B Stock. The board made this proposal to the Class B stockholders who indicated that they would support this transaction.

         At the regular meeting of the board of directors held on February 27, 2001, the board, together with Fedders' financial advisors, presented for consideration the proposed recapitalization and combination of the Common Stock and Class A Stock pursuant to a merger. At that meeting, TM Capital delivered its oral opinion to the directors, which was subsequently confirmed in writing, that the exchange of each share of Common Stock for
1.1 shares of new Common Stock, each share of Class A Stock for one share of new Common Stock and each share of Class B Stock for 1.1 shares of new Class B Stock was fair, from a financial point of view, to holders of the Common Stock and Class A Stock. Based on the advice of TM Capital, the board of directors determined that it was in the best interests of the stockholders as a whole to complete the recapitalization.

         At that meeting, the board determined that the proposed recapitalization was in the best interests of Fedders and its stockholders and formally approved the recapitalization and related merger by the unanimous vote of the directors present at the meeting.

         The board of directors determined that a recapitalization of the Common Stock and Class A Stock through a merger would best meet its objectives because the recapitalization, subject to approval of the proposed deletion of Section VI of clause A of Article Second of the certificate of incorporation, is a one-step transaction that would not require Fedders to incur new indebtedness and could qualify as a tax-free reorganization under the Internal Revenue Code. Furthermore, it would best serve the objectives of the board to:

      o     enhance stockholder value; and

      o improve liquidity and marketability of the Common Stock by combining Fedders' two classes of listed stock into one class.

         The directors at the February 27, 2001 meeting also approved the ratios proposed by TM Capital upon which the Common Stock and Class A Stock would be exchanged for new Common Stock and the Class B Stock exchanged for new Class B Stock. After this decision, the board of directors unanimously recommended that the recapitalization be submitted to a vote of the stockholders. Thereafter, a preliminary version of this document was prepared by the board of directors and filed with the Securities and Exchange Commission.

Background of the Proposed Deletion of Section VI of Clause A of
Article Second of the Certificate of Incorporation

         In deciding to pursue a recapitalization of Fedders through a merger, the board of directors recognized that an amendment would be required to the current certificate of incorporation as a condition to consummation of the recapitalization. Under Article Second, clause A,
Section VI of the current certificate of incorporation of Fedders, in the event of a merger or consolidation of Fedders with or into another entity, the holders of the Class A Stock are entitled to the same per share consideration in such transaction as is received by the holders of the Common Stock. However, under the terms of the proposed recapitalization, the holders of Common Stock will receive 1.1 shares of new Common Stock while the holders of Class A Stock will only receive one share of Common Stock. Thus, in order to proceed with the recapitalization as contemplated, the provision in the current certificate of incorporation must be deleted or amended. The board decided that the provision should be deleted in its entirety.

         In reviewing the fairness of the proposed deletion of Section VI of clause A of Article Second of the certificate of incorporation and the recapitalization, the board of directors looked at all of the consequences of eliminating the right of holders of the Class A Stock to receive the same per share consideration as holders of Common Stock in a merger or consolidation of Fedders. Despite losing this right, as a result of the recapitalization, the exchange of the non-voting Class A Stock for voting new Common Stock will result in the holders of Class A Stock gaining the right to vote their shares. Furthermore, the different exchange ratios for the Common Stock and the Class A Stock compensate the holders of Common Stock, who already enjoy voting rights, for the dilution in voting power that will be caused as a result of the exchange of the non-voting Class A Stock for voting new Common Stock. Based on these considerations, the board of directors concluded that the proposed amendment deleting Section VI of clause A of Article Second of the certificate of incorporation was fair to all stockholders of Fedders and recommends that you vote FOR such amendment.

         Under the terms of the certificate of incorporation, the proposed deletion of Section VI of clause A of Article Second of the certificate of incorporation requires approval of at least a majority of the voting power of the shares of Common Stock, Class A Stock and Class B Stock, each voting separately as a class.

Board Review of the Recapitalization

         The board of directors reviewed certain steps which it felt were necessary to facilitate the proposed recapitalization.

         The board decided to modify the par value of the new Common Stock and the new Class B Stock to be issued in the recapitalization and to add an alternating liquidation preference for the new Common Stock and the new Class B Stock. See "Description of Fedders Capital Stock Before and After the Recapitalization" beginning on page 52 for a more complete description of these changes.


         The board of directors believed it was necessary to make certain changes to the new Class B Stock to take into account the impact the recapitalization will have on the special rights enjoyed by the Class B Stock, including the right of the Class B Stock to ten votes per share on the election of directors. As of November 30, 2001, in any vote of stockholders in which the holders of the Common Stock and the Class B Stock vote together as a single class and the holders of Class B Stock have ten votes per share, the directors and executive officers of Fedders control approximately 63.4% of the aggregate voting power. The board of directors estimates that after the recapitalization, in any such vote of stockholders, the directors and executive officers will control approximately 54.2% of the aggregate voting power. To compensate the holders of new Class B Stock for this decrease, the board decided to modify the dividend rights of the Class B Stock. Currently, if a cash dividend is paid on the Common Stock a cash dividend of 90% of the amount paid on each share of Common Stock is payable on each share of Class B Stock. After the recapitalization, the new Class B Stock will share equally in the payment of dividends with the new Common Stock. See "Description of Fedders Capital Stock Before and After the Recapitalization" beginning on page 52 for a more complete description of the special voting rights of the Class B Stock and the changes to the dividends rights of the Class B Stock.


         The board of directors considered, more generally, that the recapitalization would reduce the relative voting power of holders of Common Stock and Class B Stock as a result of the exchange of currently non-voting Class A Stock for new Common Stock.


         The board also took into account the fact that the recapitalization will cause the number of outstanding shares of new Class B Stock to decrease as a percentage of the aggregate number of outstanding shares of new Common Stock and new Class B Stock. Because of this, the board of directors decided to modify the automatic conversion rights of the Class B Stock. Currently, the Class B Stock is automatically converted into Common Stock if the number of outstanding shares of Class B Stock falls below 5% of the aggregate number of outstanding shares of Common Stock and Class B Stock. The number of shares of Class B Stock outstanding as of November 30, 2001, represent approximately 14.3% of the aggregate number of outstanding shares of Class B Stock and Common Stock. After the recapitalization, the number of shares of Class B Stock outstanding will represent approximately 7.7% of the aggregate number of shares of Class B Stock and Common Stock. To adjust for this percentage reduction, the board of directors decided that the new Class B Stock will automatically convert into new Common Stock if the number of outstanding shares of new Class B Stock falls below 2.5% of the aggregate number of outstanding shares of new Common Stock and new Class B Stock.


         The board also determined that the restated certificate of incorporation should specifically provide that any action required or permitted to be taken by stockholders must be effected at a duly called annual or special meeting of stockholders, and the ability of the stockholders to consent in writing to the taking of any action would be specifically denied. The current certificate of incorporation does not currently provide for, or prohibit such stockholder action by written consent. Under current Delaware law, unless otherwise provided in the certificate of incorporation, any action required or permitted to be taken by Fedders' stockholders may be taken without a meeting, without notice to all stockholders and without a stockholder vote if a written consent setting forth the action to be taken is signed by the holders of shares of outstanding stock having the requisite number of votes that would be necessary to authorize such action if it were taken at a meeting of stockholders.

         Proposals for stockholder action typically involve issues important to all stockholders relating to Fedders and its future. Consequently, the board of directors determined that such proposals should be considered at an annual or special meeting of stockholders, following notice to all stockholders, where the issues can be discussed by all interested persons. The restated certificate of incorporation is designed to achieve this result by requiring all actions that require the approval of stockholders to be considered at a meeting of stockholders. The notice provisions currently provided in Article I, Section 4 of Fedders' by-laws together with the restated certificate of incorporation provide the board of directors with the opportunity to inform stockholders of a proposed action, together with the board's recommendation or position with respect to a proposed stockholder action, thereby enabling stockholders to better determine whether they desire to attend the stockholder meeting or grant a proxy to the board of directors in connection with the disposition of any such business.

         The board of directors unanimously approved the restated certificate of incorporation because it believes it is in the best interests of all stockholders to be informed of any action to be taken by the stockholders, including approval of a merger or sale of assets. Transactions such as mergers or sales of assets that have not been negotiated or approved by the board could seriously disrupt the business and management of Fedders and result in terms which may be less favorable to the stockholders as a whole than would be available in transactions approved by the board. Board-approved transactions may be carefully planned and undertaken at an opportune time in order to obtain maximum value for all of Fedders' stockholders.


         Conversely, the restated certificate of incorporation may be disadvantageous to stockholders because it may limit their ability to amend the by-laws or remove directors pursuant to a written consent. Any such holder or group of holders would have to wait until the annual meeting of stockholders to seek approval for such action. It may also be perceived to be disadvantageous because it could discourage future attempts to acquire control of Fedders even though a majority of stockholders may believe it is in their best interests or that they might receive a substantial premium.


Recommendations of the Fedders Board; Reasons for the Recapitalization

         Fedders' board of directors has determined that the benefits of the recapitalization outweigh any disadvantages that may result from the recapitalization, and recommends that you vote FOR the proposed recapitalization and each of the changes to the certificate of incorporation that will be made as a result of the recapitalization. The recapitalization as currently contemplated cannot be completed unless at least a majority of the voting power of the shares of Common Stock, Class A Stock and Class B Stock, each voting separately as a class, approve the proposed deletion of Section VI of clause A of Article Second of the certificate of incorporation. Assuming the proposed deletion is approved, the recapitalization and each of the changes to the certificate of incorporation that will be made as a result of the recapitalization will require the approval of at least a majority of the voting power of the outstanding Common Stock and Class B Stock, voting together as a single class. Approval of the recapitalization is not conditioned upon the favorable vote of a majority of Fedders' unaffiliated stockholders.


         The board of directors noted that directors and executive officers controlling, as of November 30, 2001, approximately 2.9% of the outstanding voting power of the Common Stock, 29.3% of the outstanding voting power of the Class A Stock and 99.8% of the outstanding voting power of the Class B Stock have committed to vote their shares in favor of the proposed deletion of Section VI of clause A of Article Second of the certificate of incorporation. The board further noted that directors and executive officers beneficially owning, as of November 30, 2001, approximately 16.7% of the outstanding voting power of the Common Stock and Class B Stock, voting together as a single class, have committed to vote their shares in favor of the recapitalization and each of the changes to the certificate of incorporation that will be made as a result of the recapitalization.

         The board of directors considered that approval of the recapitalization is not conditioned upon the favorable vote of a majority of the unaffiliated stockholders of Fedders. Notwithstanding the absence of a requirement that unaffiliated stockholders separately approve the recapitalization, the board of directors believes that the procedure that was followed in determining to approve the recapitalization was fair to all stockholders of Fedders. As described above, the entire board of directors of Fedders, including the independent, non-employee directors of Fedders, unanimously approved the recapitalization. Also, as discussed above, the recapitalization is conditioned upon the amendment of the restated certificate of incorporation to delete Article Second, clause A, Section
VI. This proposed deletion requires, among other things, the approval of at least a majority of the voting power of the shares of Common Stock voting separately as a class. As of November 30, 2001, the directors and executive officers of Fedders controlled only 2.9% of the aggregate voting power of the Common Stock. The agreement that governs the recapitalization contains provisions which allow the board of directors to terminate the recapitalization at any time before the merger becomes effective for any reason, including if the recapitalization would not be in the best interests of the stockholders. Thus, although the recapitalization is not structured to require approval of a majority of the unaffiliated stockholders, the board of directors nevertheless believes that the recapitalization is procedurally and substantively fair to the unaffiliated stockholders of Fedders. The non-employee directors of Fedders have not retained an unaffiliated representative to act solely on behalf of unaffiliated stockholders for purposes of negotiating the terms of the recapitalization and/or preparing a report concerning the fairness of the recapitalization. The board of directors did not believe it necessary to, and it did not, form a special committee in connection with its consideration of the recapitalization.


         In determining whether to approve the recapitalization and related merger, and in the process of determining that the recapitalization is substantively fair to all Fedders stockholders, the board of directors considered a number of factors, and came to believe the recapitalization will:

      o eliminate potential investor confusion caused by having two classes of listed stock with similar characteristics except voting rights;

      o simplify Fedders' capital structure, which may generate increased investor interest, expanded analyst coverage, and a larger investor base;

      o eliminate additional administrative expenses caused by Fedders' capital structure;

      o potentially increase the liquidity, trading volume, and trading efficiencies of the new Common Stock;

      o increase efficiency and flexibility in raising capital and issuing additional shares if, when, and to the extent desired by Fedders; and

      o eliminate perceived negative impact on the market price of Fedders' stock that results from having two classes of listed stock with similar characteristics except voting rights.

         In connection with its deliberations, the board of directors did not consider, and did not request that TM Capital evaluate, Fedders' net book value per share, going concern value, or liquidation value. The board did not view these valuations to be relevant measures, because the recapitalization does not contemplate either a sale of Fedders or an offer to purchase Fedders stock. Instead, the recapitalization involves a combination of Class A Stock and Common Stock into new Common Stock and Class B Stock into new Class B Stock through a merger with FC Merger Sub, Inc. As discussed above, the board considered the fairness of the ratios of new Common Stock and new Class B Stock to holders of Class A Stock, Common Stock and Class B Stock. However, the Fedders board did not believe that evaluating Fedders' net book value per share, going concern value or liquidation value would provide Fedders stockholders with material information regarding the recapitalization.

         After considering the foregoing, the board of directors determined that the terms of the recapitalization are both procedurally and substantively fair to the stockholders of Fedders, including the holders of Class A Stock. In reaching its determination as to fairness, the board did not assign specific weights to particular factors, but rather considered all factors as a whole. This discussion of information and factors considered by the board of directors is not intended to be exhaustive, but includes all material factors considered by the board in approving the proposed recapitalization. The board of directors also relied on the experience and expertise of its financial advisor for quantitative analysis of the exchange ratio for the recapitalization. See "Fairness Opinion of TM Capital Corp." below.

         The board of directors approved the recapitalization in principle on February 27, 2001. TM Capital acted as financial advisor to Fedders in connection with the recapitalization and assisted it in developing the terms of the recapitalization. Fedders has agreed to pay TM Capital a fee for its services and to indemnify it against certain liabilities, including those under the federal securities laws. At a meeting held on February 27, 2001, the board of directors unanimously approved the detailed terms of the recapitalization. At the February 27, 2001 meeting, the board of directors received an oral opinion which was later confirmed in writing on March 1, 2001, from TM Capital that, as of that date and subject to the assumptions and limitations set forth in such opinion, the consideration to be received by the holders of Common Stock and Class A Stock in the recapitalization was fair, from a financial point of view, to such holders. See "Fairness Opinion of TM Capital Corp."

Review of the Recapitalization by Filing Parties

         Each of FC Merger Sub, Inc., Salvatore Giordano, Sal Giordano, Jr. and Joseph Giordano is (together with Fedders) a filing party for the recapitalization. Each such filing party has reviewed the terms and conditions of the recapitalization, including the factors reviewed by Fedders' board of directors and the fairness opinion of TM Capital Corp. and has determined that the recapitalization is both procedurally and substantively fair to the unaffiliated stockholders of Fedders. See "Fairness Opinion of TM Capital Corp." below.

Fairness Opinion of TM Capital Corp.

         TM Capital has acted as financial advisor to Fedders and its board of directors in connection with their examination of the fairness, from a financial point of view, to the holders of all outstanding shares of Fedders Class A Stock and Common Stock of the exchange of each share of Class A Stock for one share of new Fedders Common Stock and each share of Common Stock for 1.1 shares of new Fedders Common Stock. As part of the proposed recapitalization transaction, holders of outstanding Class B Stock will receive 1.1 shares of new Class B Stock. In providing its opinion, TM Capital necessarily included the Class B Stock in certain analyses, but its opinion is intended solely for holders of Class A and Common Stock.

         TM Capital was retained by the board of directors:

        (1) to advise Fedders and its board of directors on the recapitalization of the Class A and Common Stock into a new class of Fedders Common Stock; and

        (2) to render a written opinion as to the fairness, from a financial point of view, to the holders of outstanding Fedders Class A and Common Stock, of the ratio at which each share of Class A and Common Stock is exchanged for a new class of Fedders Common Stock.

         Fedders hired TM Capital based on its qualifications and expertise in providing financial advice to companies and its reputation as a nationally recognized investment banking firm. TM Capital was paid a fee of $175,000 for the issuance of its opinion upon delivery of the written opinion to the board of directors. Payment of the fee was not conditional on the conclusion reached by TM Capital in its opinion. Fedders has also agreed to indemnify TM Capital against potential liabilities arising out of its engagement.

         At the request of Fedders' board of directors, TM Capital delivered to the board of directors an analysis of the proposed recapitalization and its oral fairness opinion on February 27, 2001. The fairness opinion was subsequently confirmed in writing on March 1, 2001. The opinion stated that, based upon and subject to the matters set forth in the opinion, the exchange of each share of Class A Stock for one share of new Common Stock and each share of Common Stock into 1.1 shares of new Common Stock was fair, from a financial point of view, to the holders of all outstanding Fedders Class A and Common Stock. The full text of the opinion is attached as Annex B to this document and describes the assumptions made, matters considered, and limits on the scope of the review undertaken by TM Capital. You are urged to read the opinion carefully and in its entirety.

         TM Capital's opinion addresses only the fairness, from a financial point of view, to the holders of all outstanding Fedders Class A and Common Stock of the exchange of each share of Class A Stock for one share of new Fedders Common Stock and each share of Common Stock for 1.1 shares of new Fedders Common Stock. The opinion does not address the merits of the underlying decision by Fedders to approve the proposed recapitalization and does not constitute a recommendation to any stockholder as to how he or she should vote with respect to the proposed recapitalization.

         In determining the appropriate analyses to conduct, and when performing those analyses, TM Capital made numerous assumptions with respect to industry performance, general business, financial, market and economic conditions and other matters, many of which are beyond the control of Fedders. The analyses which TM Capital performed are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by the analyses. The analyses were prepared solely as part of TM Capital's analysis of the fairness, from a financial point of view, of the recapitalization to the holders of the Class A and Common Stock.

         TM Capital did not express any opinion as to the price at which the Class A Stock, Common Stock, or the new Fedders Common Stock to be issued in the recapitalization will trade at any future time. Those trading prices may be affected by a number of factors, including:

         (1) dispositions of shares of the new Fedders Common Stock within a short period of time after the completion of the recapitalization;

         (2) changes in prevailing interest rates and other factors which generally influence the price of securities;

         (3)   adverse changes in the capital markets;

         (4) the occurrence of adverse changes in the financial condition, business, assets, results of operations, or prospects of Fedders or the markets in which it participates;

         (5) any necessary actions by or restrictions of federal, state, or other governmental agencies or regulatory authorities; and

         (6) completion of the recapitalization on the terms and conditions described in this document and the Annexes attached hereto.

         In connection with its review of the proposed recapitalization and in the preparation of its opinion, TM Capital reviewed and analyzed:

         (1) Fedders' Forms 10-K and related financial information for the years ended August 31, 1996 to 2000 and Form 10-Q and the related unaudited financial information for the three months ended November 30, 2000;

         (2) Fedders' Schedule 14A filed in connection with its Annual Meeting held December 19, 2000 and subsequent Forms 4 and Forms 13-F;

         (3) The historical market prices and trading activity for the Class A Stock and the Common Stock for the period from January 2, 1998 to February 22, 2001;

         (4) The historical market prices and trading activity for the Class A Stock and the Common Stock compared to that of certain publicly traded companies which TM Capital deemed to be relevant;

         (5) The financial position and results of operations of Fedders compared to that of certain companies which TM Capital deemed to be relevant;

         (6) The terms of transactions in which public companies with two classes of common stock were combined into a single class of stock;

         (7) The terms of transactions in which public companies with two classes of common stock were acquired;

         (8) Premiums paid in relevant transactions in which the purchaser acquired a substantial share of the target company; and

         (9) Other financial analyses and investigations as it deemed necessary or appropriate in arriving at its opinion.

         TM Capital performed the financial analyses described below, and reviewed with Fedders' management and board of directors the assumptions upon which its analyses were based, as well as other factors. The summary set forth below is not a complete description of the analyses performed or factors considered by TM Capital.

         Summary of Analyses. In connection with its opinion, TM Capital reviewed and analyzed:

         (1)   Similar historical recapitalization transactions;

         (2)   Dual class, publicly-traded companies;

         (3)   Historical acquisitions of dual class public companies;

         (4) The historical trading activity of Fedders' Class A and Common Stock;

         (5)   Premiums paid for significant ownership purchases; and


         (6) The terms, control and voting rights of the Class A, Common and Class B Stock before and after the proposed recapitalization .


         Analysis of Historical Recapitalization Transactions. TM Capital identified and analyzed 16 recapitalization transactions occurring among publicly-traded companies in 1998 to 2001. In each recapitalization transaction, two publicly-traded classes of stock of a single company with different voting rights were recapitalized as, and combined into, a single class of common stock. For each of the companies identified for the analysis, TM Capital examined the number of new shares received in the recapitalization for each share of the stock that had more votes per share (the "Control Voting Stock") and the number of new shares received in the recapitalization for each share of the stock that had fewer (or no) votes per share (the "Non-Control Stock").

         Of the 16 transactions examined, 11 were transactions that used a one-for-one exchange ratio for each share exchanged. The remaining five transactions provided greater consideration for the Control Voting Stock than for the Non-Control Stock. In three transactions this was accomplished through an exchange ratio for the Control Voting Stock greater than 1.0. In one case this was accomplished through an exchange ratio for the Non-Control Stock of less than 1.0, and in another case this was accomplished through the payment of additional cash consideration to the holder of the Control Stock. For comparability, TM Capital calculated on a pro forma basis the equivalent exchange ratio for each of these transactions if they had achieved the same economic result through the exchange ratio for the Control Voting Stock.

         Based upon this methodology, the exchange ratio for the Control Voting Stock in the five transactions ranged from 1.01 to 1.32, with an average of 1.14, as compared to the ratio of 1.10 in the proposed Fedders recapitalization. The dilution of the ownership interest of the Non-Control Stock in these transactions ranged from 1.63% to 5.67%, with an average of 3.01%, as compared to the dilution of 5.04% in the proposed Fedders recapitalization. TM Capital then calculated on a pro forma basis the exchange ratio for each transaction if the dilution percentage from each transaction were applied to the 46.88% ownership proportion represented by Fedders' Non-Control Stock. These adjusted exchange ratios ranged from 1.03 to 1.11, with an average of 1.06, as compared to the ratio of 1.10 in the proposed Fedders recapitalization.

         TM Capital also calculated the ratio of the share prices of the Control Voting Stock to the Non-Control Stock as of the day prior to the announcement of each of these five transactions. These ratios ranged from
0.93 to 1.21, with an average of 1.02, as compared to a ratio of 1.13 for Fedders. TM Capital then compared the exchange ratio in each transaction to the prior trading ratio of the Control Voting Stock to the Non-Control Stock. The difference in these ratios ranged from 0.32 higher than the trading ratio to 0.20 lower than the trading ratio. On average the exchange ratio in these five transactions was 0.12 higher than the trading ratio. In the proposed Fedders recapitalization, the exchange ratio was calculated to be 0.03 lower than the trading ratio of the Control Voting Stock to the Non-Control Stock prior to the transaction.

         Analysis of Dual Class Publicly Traded Companies. TM Capital identified and analyzed a group of 52 publicly traded U.S. companies with a minimum market capitalization of $50 million that had two classes of publicly traded common stock with different voting rights. TM Capital analyzed the discount or premium at which the lesser voting shares trade relative to greater voting shares. As of the date of this analysis, the trading spread between the dual class shares of those companies averaged a discount of 4.11%, while the trading spread between Fedders Common Stock and Fedders Class A Stock was a discount of 11.76%.

         Analysis of Historical Acquisitions of Dual Class Public Companies. TM Capital identified and analyzed 24 acquisitions occurring in 1998 to 2001 of companies with two classes of common stock with different voting rights. Out of those 24 transactions, 21 used a one-for-one exchange ratio and three had exchange ratios in which an additional premium was paid to the control shareholders. For each of these three transactions the consideration paid to the holders of each class of stock was examined to determine the percentage by which the price per share paid to holders of the higher voting shares exceeded the price per share paid to holders of lower voting shares. In the three transactions, the additional premium paid to the control shareholders ranged from 9.1% to 30.0% and averaged 16.4%. TM Capital considered it useful to review such acquisition premiums as an indication of the premium which control shareholders may forego if an acquisition were to follow the recapitalization; however, as the proposed recapitalization is not an acquisition, TM Capital did not consider it meaningful to directly compare such premium to the premium paid in the recapitalization.

         Analysis of the Historical Trading Activity of Fedders' Class A and Common Shares. TM Capital reviewed and analyzed the historical trading activity of Fedders' Class A and Common Stock. This analysis included an examination of the average trading discount at which the Class A Stock traded as compared to the Common Stock. Based on daily closing prices from January 2, 1998 to February 22, 2001, the discount between the Class A and Common Stock averaged 6.9%. The discount for the period from January 2, 2001 to February 22, 2001 averaged 13.2%. For similar periods, the average daily trading volumes of the shares of Class A Stock as a percentage of the average daily trading volumes of the shares of Class A Stock and Common Stock combined were 39.8% and 22.3% respectively.


         Analysis of Premiums Paid for Significant Ownership Purchases. TM Capital reviewed 98 transactions from 1998 to February 2001, and analyzed the premiums paid in those transactions for significant positions of equity ranging from 10% to 50%. The corresponding premiums ranged from less than -51% to as much as 386% with an average premium of 40.9%. TM Capital considered it useful to review such share purchase premiums as an indication of the premium which control shareholders may forego if a share purchase were to follow the recapitalization; however, as the proposed recapitalization is not a share purchase, TM Capital did not consider it meaningful to directly compare such premium to the premium paid in the recapitalization.

         Terms, Control and Voting Rights of Class A, Common and Class B Shares Before and After the Proposed Recapitalization. TM Capital analyzed the control and voting rights of each of the classes of stock as they were on December 31, 2000 and as they would be if the proposed recapitalization had occurred at such time. Under the capitalization as of December 31, 2000, Class A, Common and Class B shareholders have 46.88%, 46.02% and 7.09% of the economic ownership and 0.00%, 86.65% and 13.35% of the votes, respectively. Additionally, under the capitalization as of December 31, 2000, in the event of a 15% share purchase or a proxy contest the Class B shareholders have 60.65% of the votes, the Common shareholders have 39.35% of the votes, while the Class A shareholders have no votes. Under the proposed recapitalization, the former Class A, former Common and Class B shareholders would have 44.52%, 48.07% and 7.41% of the economic ownership and 44.52%, 48.07% and 7.41% of the votes, respectively. Additionally, under the proposed recapitalization, in the event of a 15% share purchase or a proxy contest the Class B shareholders would have 44.45% of the votes, the former Common shareholders would have 28.84% of the votes, and the former Class A shareholders would have 26.71%.


         Conclusion. The foregoing description is only a summary of the material aspects of the financial analyses used by TM Capital in connection with rendering its opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying TM Capital's opinion.

         In arriving at its opinion, TM Capital considered the results of all these analyses. The analyses were prepared solely for the purposes of TM Capital providing its opinion as to the fairness, from a financial point of view, to the holders of all outstanding Fedders Class A and Common Stock of the exchange of each share of Class A Stock for one share of new Common Stock and each share of Common Stock for 1.1 shares of new Common Stock, and do not purport to be appraisals or necessarily reflect the prices at which securities actually may be sold. Any analysis of the fairness, from a financial point of view, to the stockholders of Fedders, involves complex considerations and judgments. TM Capital's opinion and the related presentation to Fedders' board on February 27, 2001 was one of many factors taken into consideration by Fedders' board of directors in approving the recapitalization.

         TM Capital's opinion was for the use and benefit of Fedders' board of directors in its consideration of the proposed recapitalization. TM Capital was not requested to opine as to, and its opinion does not in any manner address, Fedders' underlying business decision to proceed with or effect the recapitalization, or the relative merits of the recapitalization as compared to any alternative business strategies which might exist for Fedders or the effect of any other transaction in which Fedders might engage.

         TM Capital advised Fedders in its August 1999 acquisition of Trion, Inc., for which TM Capital received a fee of $525,000, and TM Capital advised Fedders in its March 2001 acquisition of Polenz GmbH, for which TM Capital received a fee of $270,000.

Effect of the Recapitalization

         Business and Operations; Officers and Directors. Fedders expects that the recapitalization will have no impact on its operations. Following the recapitalization, Fedders will continue its current businesses under the Fedders Corporation name. The Fedders board of directors and executive officers at the effective time of the recapitalization, will remain in office following the recapitalization. Pro forma consolidated financial statements are included elsewhere in this document to reflect the material changes in the consolidated financial statements following completion of the recapitalization.


         Number of Outstanding Shares. After the recapitalization, Fedders will have only two classes of stock, both of which will be voting. The recapitalization will increase the total number of shares of Common Stock and Class B Stock. As of November 30, 2001, approximately 13,634,759 shares of Common Stock, 14,890,386 shares of Class A Stock and 2,266,406 shares of Class B Stock, or a total of approximately 30,791,551 shares, were outstanding. Following the recapitalization, approximately 29,888,620 shares of new Fedders Common Stock and approximately 2,493,047 shares of new Fedders Class B Stock will be outstanding. Following the recapitalization, Fedders Class A Stock will no longer be listed on the New York Stock Exchange and will be eligible for termination of registration under the Securities Exchange Act of 1934. The new Fedders Common Stock will be listed on the New York Stock Exchange and registered under the Securities Exchange Act of 1934.


         Effect on Share Prices. No assurances can be given as to the market price of new Common Stock after the recapitalization. It is expected that the market price of new Common Stock after the recapitalization will reflect both a greater number of shares of new Common Stock outstanding and the cancellation of the Class A Stock. The post- recapitalization price of new Common Stock may be lower than the pre-recapitalization price of Common Stock.

         Changes to be Made to the Certificate of Incorporation as a Result of the Recapitalization. The changes that will be made to Fedders' certificate of incorporation if the recapitalization is approved are as follows:

         o     The Class A Stock will be eliminated;

         o The par value of the new Common Stock and the new Class B Stock will be $0.01, currently the par value of the Common Stock and the Class B Stock is $1.00;

         o The new Common Stock and the new Class B Stock will have alternating preferences with respect to payments or distributions in the event of any dissolution, liquidation or winding up of Fedders, currently there is no such liquidation preference;

         o Each share of new Class B Stock will share equally with each share of new Common Stock in the payment of dividends, currently each share of Class B Stock receives 90% of the dividends paid to each share of Common Stock;

         o The new Class B Stock will automatically be converted into shares of new Common Stock if the number of outstanding shares of new Class B Stock falls below 2.5% of the aggregate number of issued and outstanding shares of new Common Stock and new Class B Stock, currently the Class B Stock will automatically be converted into shares of Common Stock if the number of outstanding shares of Class B Stock falls below 5% of the aggregate number of issued and outstanding shares of Common Stock and Class B Stock; and

         o The restated certificate of incorporation will provide that any action required or permitted to be taken by the stockholders must be effected at a duly called annual or special meeting of stockholders and the ability of the stockholders to consent in writing to the taking of any action will be specifically denied, currently Fedders' certificate of incorporation does not contain any such provision.

Stockholder Vote

         Under the terms of the certificate of incorporation, the proposed amendment to the certificate of incorporation to delete Section VI of clause A of Article Second requires approval of at least a majority of the voting power of the shares of Common Stock, Class A Stock and Class B Stock, each voting separately as a class.

         Assuming the proposed deletion of Section VI of clause A of Article Second of the certificate of incorporation is approved, the recapitalization and each of the changes to Fedders' certificate of incorporation that will be made as a result of the recapitalization will require the approval of at least a majority of the voting power of the shares of Common Stock and Class B Stock, voting together as a single class. Although the holders of Common Stock and Class B Stock will have a separate vote on the recapitalization and each of the changes that will be made to Fedders' certificate of incorporation as a result of the recapitalization, approval of each of the items is conditional upon approval of all of the items. Thus, a vote against the recapitalization or any of the changes that will be made to the certificate of incorporation as a result of the recapitalization will be deemed a vote against all such proposals.


         As of November 30, 2001, in any vote of stockholders in which the holders of the Common Stock, Class A Stock and Class B Stock vote as separate classes and the holders of Class B Stock have one vote per share, the directors and executive officers of Fedders controlled approximately 2.9% of the aggregate voting power of the Common Stock, 29.3% of the aggregate voting power of the Class A Stock and 99.8% of the aggregate voting power of the Class B Stock. As of November 30, 2001, in any vote of stockholders in which the holders of the Common Stock and the Class B Stock vote together as a single class and the holders of Class B Stock have one vote per share, the directors and executive officers of Fedders controlled approximately 16.7% of the aggregate voting power.


         Under the terms of the certificate of incorporation, certain important transactions, including mergers (except where the other party to the merger is a majority-owned subsidiary of Fedders), require a separate vote of shares of the Class B Stock, voting separately as a class. However, the recapitalization does not require a separate vote of the Class B Stock because the merger is being completed with a wholly-owned subsidiary of Fedders, FC Merger Sub, Inc. Fedders' certificate of incorporation provides that the holders of Class A Stock are not entitled to vote at any meeting of the stockholders or otherwise, except as may be specifically required by applicable law. The DGCL requires the vote of the holders of the Class A Stock, voting as a separate class, for the proposed deletion of Section VI of clause A of Article Second of the certificate of incorporation but does not require the vote of the holders of Class A Stock for the recapitalization and each of the changes to the certificate of incorporation that will be made as a result of the recapitalization. In addition, approval of the recapitalization is not conditioned upon the favorable vote of a majority of Fedders' unaffiliated stockholders.

Interests of Certain Persons in the Recapitalization

         You should be aware of the interests that directors and executive officers who are also stockholders of Fedders, including Salvatore Giordano, the Chairman Emeritus and a director, Sal Giordano, Jr., the Chairman and Chief Executive Officer, and Joseph Giordano, a director of Fedders, have in the recapitalization. These interests may be different than the interests of other stockholders.

         Effect on Voting Power.


         As of November 30, 2001, the directors and executive officers of Fedders together controlled 393,836 shares of the Common Stock, or approximately 2.9% of the Common Stock, 4,368,235 shares of Class A Stock, or approximately 29.3% of the Class A Stock and 2,262,566 shares of the Class B Stock, or approximately 99.8% of the Class B Stock.

         As of November 30, 2001, in any vote of stockholders in which the holders of the Common Stock and the Class B Stock vote together as a single class and the holders of Class B Stock have one vote per share, the directors and executive officers of Fedders controlled approximately 16.7% of the aggregate voting power. The board of directors estimates that after the recapitalization, in any such vote of stockholders, the directors and executive officers will control approximately 19.2% of the aggregate voting power.

         As of November 30, 2001, in any vote of stockholders in which the holders of the Common Stock and the Class B Stock vote together as a single class and the holders of Class B Stock have ten votes per share, the directors and executive officers of Fedders controlled approximately 63.4% of the aggregate voting power. The board of directors estimates that after the recapitalization, in any such vote of stockholders, the directors and executive officers will control approximately 54.2% of the aggregate voting power.


         Effect on Beneficial Interest.


         As of November 30, 2001, the directors and executive officers beneficially owned approximately 2.9% of the Common Stock, 29.3% of the Class A Stock and 99.8% of the Class B Stock. After the recapitalization, the directors and executive officers will beneficially own approximately 16.1% of the new Common Stock and 99.8% of the new Class B Stock. As of November 30, 2001, each director and executive officer owned beneficially the number of shares of Common Stock, Class A Stock and Class B Stock set forth in the following table. Shares subject to acquisition are included and noted appropriately. Unless otherwise indicated, the owners listed have sole voting and investment power.


         Effect on Filing Parties' Interest in Net Book Value and
         Net Earnings of Fedders.


         As of November 30, 2001, Salvatore Giordano beneficially owned, in the aggregate, 3,496,897 shares of Common Stock, Class A Stock and Class B Stock, including shares held by corporations with respect to which he shares voting and investment power, or 11.4% of the total outstanding stock of Fedders. As of November 30, 2001, 11.4% of the total outstanding capital stock of Fedders represented an interest in (i) approximately $8,324,000 of Fedders' net book value at August 31, 2001 and (ii) approximately $2,559,642 of Fedders' net loss for the fiscal year ended August 31, 2001. After the recapitalization, Salvatore Giordano will beneficially own, in the aggregate, 3,723,263 shares of Common Stock and Class B Stock, or 11.5% of the capital stock of Fedders to be outstanding following the recapitalization. Assuming the recapitalization had been consummated on August 31, 2001, 11.5% of the total outstanding capital stock of Fedders would have represented an interest in (i) approximately $8,397,000 of Fedders' net book value at August 31, 2001 and (ii) approximately $2,582,095 of Fedders' net loss for the fiscal year ended August 31, 2001.

         As of November 30, 2001, Sal Giordano, Jr. beneficially owned, in the aggregate, 4,250,498 shares of Common Stock, Class A Stock and Class B Stock, including shares held by corporations with respect to which he shares voting and investment power, or 13.8% of the total outstanding stock of Fedders. As of November 30, 2001, 13.8% of the total outstanding capital stock of Fedders represented an interest in (i) approximately $10,076,000 of Fedders' net book value at August 31, 2001 and (ii) approximately $3,098,514 of Fedders' net loss for the fiscal year ended August 31, 2001. After the recapitalization, Sal Giordano, Jr. will beneficially own, in the aggregate, 4,476,864 shares of Common Stock and Class B Stock, or 13.8% of the capital stock of Fedders to be outstanding following the recapitalization. Assuming the recapitalization had been consummated on August 31, 2001, 13.8% of the total outstanding capital stock of Fedders would have represented an interest in (i) approximately $10,076,000 of Fedders' net book value at August 31, 2001 and (ii) approximately $3,098,514 of Fedders' net loss for the fiscal year ended August 31, 2001.

         As of November 30, 2001, Joseph Giordano beneficially owned, in the aggregate, 3,611,759 shares of Common Stock, Class A Stock and Class B Stock, including shares held by corporations with respect to which he shares voting and investment power, or 11.7% of the total outstanding stock of Fedders. As of November 30, 2001, 11.7% of the total outstanding capital stock of Fedders represented an interest in (i) approximately $8,543,000 of Fedders' net book value at August 31, 2001 and (ii) approximately $2,627,001 of Fedders' net loss for the fiscal year ended August 31, 2001. After the recapitalization, Joseph Giordano will beneficially own, in the aggregate, 3,839,406 shares of Common Stock and Class B Stock, or 11.9% of the capital stock of Fedders to be outstanding following the recapitalization. Assuming the recapitalization had been consummated on August 31, 2001, 11.9% of the total outstanding capital stock of Fedders would have represented an interest in (i) approximately $8,689,000 of Fedders' net book value at August 31, 2001 and (ii) approximately $2,671,907 of Fedders' net loss for the fiscal year ended August 31, 2001.

         As of November 30, 2001, FC Merger Sub, Inc. beneficially owned no Common Stock, Class A Stock or Class B Stock of Fedders and the recapitalization will have no impact on its interest in the net book value and net earnings of Fedders.




                                                 Prior to the Recapitalization (1)
                          Common Stock                Class A Stock                Class B Stock           Total of All Classes
                   Beneficially  Percent of     Beneficially    Percent of   Beneficially  Percent of  Beneficially Percent of Total
                       Owned        Class          Owned           Class        Owned         Class        Owned      Outstanding
Name of beneficial
     owner

Directors
Salvatore Giordano     1,100(2)  Less than 1%  1,233,231(4)(5)      8.3%     2,262,566(9)      99.8%        3,496,897     11.4%
Sal Giordano, Jr.      1,100(2)  Less than 1%  1,986,832(4)(6)      13.3%    2,262,566(9)      99.8%        4,250,498     13.8%
William J. Brennan     5,000     Less than 1%     81,207        Less than 1%        __         0.0%            86,207  Less than 1%
David C. Chang           __         0.0%          15,230        Less than 1%        __         0.0%            15,230  Less than 1%
Michael L. Ducker        __         0.0%           5,322        Less than 1%        __         0.0%             5,322  Less than 1%
Joseph Giordano      13,910(2)  Less than 1%   1,335,283(4)(7)      9.0%     2,262,566(9)      99.8%        3,611,759     11.7%
C.A. Keen                 __         0.0%         89,973        Less than 1%        __         0.0%            89,973  Less than 1%
Howard S. Modlin     256,800(3)      1.9%        407,062 (8)        2.7%            __         0.0%           663,862      2.2%
S.A. Muscarnera       55,000     Less than 1%    154,736        Less than 1%        __         0.0%           209,736  Less than 1%
Anthony E. Puleo      22,000     Less than 1%     42,707        Less than 1%        __         0.0%            64,707  Less than 1%

Officers
Jordan Bruno              __         0.0%          5,000        Less than 1%        __         0.0%             5,000  Less than 1%
Nancy DiGiovanni          __         0.0%          3,005        Less than 1%        __         0.0%             3,005  Less than 1%
Robert N.  Edwards        __         0.0%             __            0.0%            __         0.0%                __  Less than 1%
Daryl G.  Erbs            __         0.0%         30,769        Less than 1%        __         0.0%            30,769  Less than 1%
Michael B.  Etter         __         0.0%         25,000        Less than 1%        __         0.0%            25,000  Less than 1%
Mark Eubank               __         0.0%             __        Less than 1%        __         0.0%                __  Less than 1%
Michael Giordano      16,000     Less than 1%     70,088        Less than 1%        __         0.0%            86,088  Less than 1%
Sal Giordano III         100     Less than 1%      3,719        Less than 1%        __         0.0%             3,819  Less than 1%
Kent E. Hansen            __         0.0%          3,500        Less than 1%        __         0.0%             3,500  Less than 1%
Judy Katz                 26     Less than 1%      3,474(10)    Less than 1%        __         0.0%             3,500  Less than 1%
Robert L. Laurent, Jr 20,000     Less than 1%    322,419            2.2%            __         0.0%           342,419      1.1%
Joseph B.  Noselli        __         0.0%             __            0.0%            __         0.0%                __      0.0%
Marlene M.  Volpe      5,000     Less than 1%     36,296        Less than 1%        __         0.0%            41,296  Less than 1%

Total Officers and   393,836         2.9%      4,368,235            29.3%    2,262,566         99.8%        7,024,637     22.8%
    Directors


(1) All amounts shown include shares which the named individuals have the right to acquire beneficial ownership of within 60 days as a result of the transactions described in Rule 13d-3(d) of the Securities Exchange Act of 1934, as amended.

(2) The amount shown includes 1,100 shares which are held by a corporation in which Messrs. Salvatore Giordano, Sal Giordano, Jr. and Joseph Giordano are officers, directors and stockholders and share voting and investment power over such shares.

(3) Shares owned by members of Mr. Modlin's family, as to which Mr. Modlin disclaims beneficial ownership.

(4) Includes 743,309 shares which are held by corporations in which Messrs. Salvatore Giordano, Sal Giordano, Jr. and Joseph Giordano are officers, directors and stockholders, and share voting and investment power over such shares.


(5) Includes 204,292 shares held of record by Mr. Giordano's wife, and 78,861 shares held of record by Mr. Giordano's wife in trust for their grandchildren, as to which Mr. Giordano disclaims beneficial ownership.


(6) Includes 18,119 shares held of record by Mr. Giordano's wife, 264,659 shares held of record by Mr. Giordano's wife in trust for their grandchildren, as to which Mr. Giordano disclaims beneficial ownership, and 71,630 shares held by Mr. Giordano in trust as trustee for himself.
(7) Includes 71,630 shares held by Mr. Giordano in trust as trustee for himself and 192,769 shares held by Mr. Giordano in trust for his grandchildren.

(8) Includes 392,062 shares owned by members of Mr. Modlin's family, as to which Mr. Modlin disclaims beneficial ownership.

(9) Shares are owned by Giordano Holding Corporation, as to which Messrs. Salvatore Giordano, Sal Giordano, Jr. and Joseph Giordano share voting and investment power.

(10) Includes 474 shares held by Ms. Katz's husband in trust for their minor daughter, as to which Ms. Katz disclaims beneficial ownership.

         If the recapitalization had occurred on November 30, 2001, each director and executive officer would beneficially own the number of shares of new Common Stock and new Class B Stock set forth on the following table.



                                                  After the Recapitalization (1)

                                 Common Stock                         Class B Stock                   Total of All Classes
                       Beneficially         Percent of        Beneficially       Percent of      Beneficially    Percent of Total
                          Owned               Class               Owned            Class            Owned           Outstanding
Name of beneficial
       owner

Directors
---------
Salvatore Giordano    1,234,441(2)(4)(5)       4.1%           2,488,822(8)         99.8%          3,723,263            11.5%
Sal Giordano, Jr.     1,988,042(2)(4)(6)       6.7%           2,488,822(8)         99.8%          4,476,864            13.8%
William J. Brennan       86,707            Less than 1%              __             0.0%            86,707         Less than 1%
David C. Chang           15,230            Less than 1%              __             0.0%            15,230         Less than 1%
Michael L. Ducker         5,322            Less than 1%              __             0.0%            5,322              0.0%
Joseph Giordano       1,350,584(2)(4)(7)       4.5%           2,488,822(8)         99.8%          3,839,406            11.9%
C.A. Keen                89,973            Less than 1%              __             0.0%            89,973         Less than 1%
Howard S. Modlin        689,542(3)             2.3%                  __             0.0%           689,542             2.1%
S.A. Muscarnera         215,236            Less than 1%              __             0.0%           215,236         Less than 1%
Anthony E. Puleo         66,907            Less than 1%              __             0.0%            66,907         Less than 1%
Officers
--------
Jordan Bruno              5,000            Less than 1%              __             0.0%            5,000          Less than 1%
Nancy DiGiovanni          3,005            Less than 1%              __             0.0%            3,005          Less than 1%
Robert N.  Edwards           __                0.0%                  __             0.0%              __               0.0%
Daryl G.  Erbs           30,769            Less than 1%              __             0.0%            30,769         Less than 1%
Michael B.  Etter        25,000            Less than 1%              __             0.0%            25,000         Less than 1%
Michael Giordano         87,688            Less than 1%              __             0.0%            87,688         Less than 1%
Sal Giordano III          3,829            Less than 1%              __             0.0%            3,829          Less than 1%
Kent E. Hansen            3,500            Less than 1%              __             0.0%            3,500          Less than 1%
Judy Katz                 3,502(9)         Less than 1%              __             0.0%            3,502          Less than 1%
Robert L. Laurent, Jr.  344,419                1.2%                  __             0.0%           344,419             1.1%
Joseph B.  Noselli           __                0.0%                  __             0.0%              __               0.0%
Marlene M.  Volpe        41,796            Less than 1%              __             0.0%            41,796         Less than 1%

Total Officers and    4,801,454               16.1%           2,488,822            99.8%          7,290,276            22.5%
    Directors


(1) All amounts shown include shares which the named individuals have the right to acquire beneficial ownership of within 60 days as a result of the transactions described in Rule 13d-3(d) of the Securities Exchange Act of 1934, as amended.


(2) The amount shown includes 1,100 shares held prior to the recapitalization by a corporation in which Messrs. Salvatore Giordano, Sal Giordano, Jr. and Joseph Giordano are officers, directors and stockholders and share voting and investment power over such shares.

(3) Includes 256,800 shares of Common Stock and 392,062 shares of Class A Stock owned prior to the recapitalization by members of Mr. Modlin's family, as to which Mr. Modlin disclaims beneficial ownership.

(4) Includes 743,309 shares of Class A Stock held prior to the recapitalization by corporations in which Messrs. Salvatore Giordano, Sal Giordano, Jr. and Joseph Giordano are officers, directors and stockholders, and share voting and investment power over such shares.

(5) Includes 204,292 shares of Class A Stock held of record prior to the recapitalization by Mr. Giordano's wife, and 78,861 shares of Class A Stock held of record by Mr. Giordano's wife in trust for their grandchildren, as to which Mr. Giordano disclaims beneficial ownership.

(6) Includes 18,119 shares of Class A Stock held of record prior to the recapitalization by Mr. Giordano's wife, 264,659 shares of Class A Stock held of record by Mr. Giordano's wife in trust for their grandchildren, as to which Mr. Giordano disclaims beneficial ownership, and 71,630 shares of Class A Stock held prior to the recapitalization by Mr. Giordano in trust as trustee for himself.

(7) Includes 71,630 shares of Class A Stock held prior to the recapitalization by Mr. Giordano in trust as trustee for himself and 192,769 shares of Class A Stock held prior to the recapitalization by Mr. Giordano in trust for his grandchildren.

(8) Includes 2,262,566 share of Class B Stocks owned prior to the recapitalization by Giordano Holding Corporation, as to which Messrs. Salvatore Giordano, Sal Giordano, Jr. and Joseph Giordano share voting and investment power.

(9) Includes 474 shares of Common Stock held prior to the recapitalization by Ms. Katz's husband in trust for their minor daughter, as to which Ms. Katz disclaims beneficial ownership.


Financing the Recapitalization

         No outside financing is required in order to complete the proposed recapitalization. Fedders will use existing cash to make any cash payments payable in lieu of fractional shares upon the exchange of the Common Stock and Class A Stock for new Common Stock and the Class B Stock for new Class B Stock.

Material Federal Income Tax Consequences of the Recapitalization

         The following discussion summarizes the material U.S. federal income tax consequences of the recapitalization to holders of Common Stock, Class A Stock and Class B Stock. This discussion assumes that such shares are held as capital assets and does not address all of the U.S. federal income tax consequences that may be relevant to particular stockholders in light of their individual circumstances or to stockholders that are subject to special rules, such as:

         o    financial institutions,
         o    mutual funds,
         o    tax-exempt organizations,
         o    insurance companies,
         o    dealers in securities or foreign currencies,
         o persons (including traders in securities) using a mark-to-market method of accounting,
         o stockholders who hold such shares as a hedge against currency risk or as part of a straddle, constructive sale or conversion transaction or
         o stockholders who acquired their shares upon the exercise of employee stock options or otherwise as compensation.

         The following discussion is based upon the Internal Revenue Code, laws, regulations, rulings and decisions in effect as of the date of this proxy statement, all of which are subject to change, possibly with retroactive effect. Tax consequences under state, local and foreign laws are not addressed herein. No ruling has been or will be sought from the Internal Revenue Service as to the U.S. federal income tax consequences of the recapitalization and the following discussion is not binding on the Internal Revenue Service. YOU ARE STRONGLY URGED TO CONSULT YOUR TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES TO YOU OF THE RECAPITALIZATION, INCLUDING THE APPLICATION OF FEDERAL, STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS BASED ON YOUR PARTICULAR FACTS AND CIRCUMSTANCES.

         In the opinion of Skadden, Arps, Slate, Meagher & Flom LLP, which is based upon representations of Fedders, the recapitalization should constitute a "recapitalization" within the meaning of Section 368(a)(1)(E) of the Internal Revenue Code. Accordingly, you should not recognize any gain or loss upon the receipt of new Common Stock or Class B Stock in exchange for your old Common Stock, Class A Stock or Class B stock pursuant to the recapitalization (except, as described below, with respect to cash received in lieu of fractional shares).

         A stockholder's aggregate adjusted tax basis in the new Common Stock or new Class B Stock received in the recapitalization should be equal to such stockholder's aggregate tax basis in its old Common Stock, Class A Stock or Class B Stock surrendered in exchange therefor (adjusted with respect to fractional shares). A stockholder's holding period for the new Common Stock or new Class B Stock received in the recapitalization should include such stockholder's holding period for its old Common Stock, Class A Stock or Class B Stock surrendered in exchange therefor.

         Stockholders that receive cash in lieu of fractional shares as a result of the recapitalization will be treated as having received such fractional shares as a result of the recapitalization and then as having sold such fractional shares for cash. The amount of any capital gain or loss attributable to such sale will be equal to the difference between the cash received with respect to the fractional shares and the ratable portion of such stockholder's tax basis of the Common Stock or Class B Stock surrendered that is allocated to such fractional shares. Any such capital gain or loss will be long-term capital gain or loss if such stockholder's holding period for such Common Stock or Class B Stock exceeded 12 months upon consummation of the recapitalization.

         The preceding discussion is general in nature and does not consider any particular stockholder's individual facts and circumstances. Since the tax consequences of the recapitalization to you will depend on your particular facts and circumstances, you are strongly urged to consult your tax advisor as to the tax consequences to you of the recapitalization.



         INFORMATION CONCERNING THE DIRECTORS AND EXECUTIVE OFFICERS
                        OF FEDDERS AND FC MERGER SUB

         The following people are the current executive officers and directors of Fedders and FC Merger Sub. After the combination, the current directors and executive officers of Fedders will remain in office. Furthermore, with respect to the directors and executive officers of Fedders and FC Merger Sub:

         o    all are citizens of the United States;

         o none have been convicted in a criminal proceeding during the past five years (excluding traffic violations or similar misdemeanors); and

         o none have been a party to any judicial or administrative proceeding during the past five years (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree, or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

         Unless otherwise noted, the principal business address of each person listed below is the address of Fedders and 505 Martinsville Road, Liberty Corner, New Jersey 07938. Neither Fedders nor FC Merger Sub has been convicted in a criminal proceeding during the past five years (excluding traffic violations or similar misdemeanors). Neither Fedders nor FC Merger Sub has been a party to any judicial or administrative proceeding during the past five years (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree, or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws

         Only one of the current ten members of Fedders' board of directors holds a position with Fedders and the remaining nine individuals are independent, non-employee directors.

Fedders Corporation

         Information regarding each of the directors of Fedders is included in the section entitled "Election of Directors" beginning on page 56.

         The following individuals are the other current executive officers of Fedders:

         Jordan Bruno, age 50, was elected Vice President, Taxes of Fedders in December 2000. Previously, Mr. Bruno was an appointed officer of Fedders from 1999 to December 2000 and prior thereto, Director of Taxes since 1995. Mr. Bruno has been employed by Fedders since September 1991.

         Nancy DiGiovanni, age 49, was elected Treasurer of Fedders in October 1998. Prior to her election, she served as Assistant Treasurer of Fedders since 1989.

         Robert N. Edwards, age 55, was elected Vice President and General Counsel of Fedders in June 2000. Mr. Edwards has been General Counsel of Fedders since 1995. Mr Edwards has been employed by Fedders since November 1992.

         Daryl G. Erbs, age 43, has been Senior Vice President, International since March 2001. Previously he was Senior Vice President, Technology and Vice President, Technology of Fedders since August 1999. Prior to joining Fedders in February 1999, Mr. Erbs worked for Carrier Corporation for many years, serving in a variety of engineering management positions.

         Michael B. Etter, age 46, was elected President and Chief Operating Officer in June 2000. Previously, Mr. Etter was Senior Vice President of Fedders and Chairman and Chief Executive Officer of Fedders Air Conditioning since May 1, 1999. Mr. Etter served as Vice President of Materials Management and Global Purchasing for Fedders from December 1997 to May 1999 and, prior thereto, Vice President, Materials Management since 1995. Mr. Etter has been employed by Fedders since May 1977.

         Mark Eubank, age 47, was elected Vice President in April 2001. Previously, he was President of Eubank Manufacturing Enterprises, Inc., a subsidiary of Fedders, for more than five years.

         Michael Giordano, age 37, was elected Executive Vice President, Finance and Administration and Chief Financial Officer in June 2000. Previously, Mr. Giordano was Vice President, Finance and Chief Financial Officer of Fedders since July 1, 1999. Mr. Giordano also served as Senior Vice President of Fedders International, Inc. from 1998 until being elected to his current position and, prior thereto, Managing Director of the Singapore office of Fedders International since 1995. Mr. Giordano has been employed by Fedders since June 1990. Mr Giordano is a grandson of Salvatore Giordano.

         Sal Giordano III, age 42, was elected Group Vice President, Engineered Products in December 1999. Mr. Giordano was a Vice President of Fedders since August 1996 and President of Melcor Corporation from 1995. Mr. Giordano has been employed by Fedders since February 1983. Mr. Giordano is a grandson of Salvatore Giordano.

         Kent E. Hansen, age 54, was elected Executive Vice President and Secretary in June 2000. Previously, Mr. Hansen was Senior Vice President and Secretary from August 1996 and, prior thereto, Vice President, Finance and General Counsel of NYCOR, Inc.

         Judy A. Katz, age 49, was elected Vice President, Strategic Planning in June 2000. Previously, Ms. Katz held the position of Vice President, Communications and Planning since August 1998 and, prior thereto, Director, Strategic Support since September 1995. Ms. Katz has been employed by Fedders since September 1990.

         Robert L. Laurent, Jr., age 46, is the Executive Vice President, Acquisitions and Alliances of Fedders since January 1999. From 1995 to January 1999, Mr. Laurent was the Executive Vice President, Finance and Administration and Chief Financial Officers of Fedders. Mr. Laurent has been employed by Fedders since August 1980.

         Joseph B. Noselli, age 45, was elected Corporate Controller in June 2000. Previously, Mr. Noselli was with Ingersoll-Rand Co. from 1980 to 2000, most recently as Vice President and Controller of its production equipment group.

         Marlene M. Volpe, age 65, was elected Vice President, Human Resources in June 2000. Previously, Ms. Volpe was Vice President,
Recruitment and Leadership Development since 1995. She has been employed by Fedders since October 1971.

FC Merger Sub, Inc.

         The board of directors of FC Merger Sub is currently made up of Sal Giordano, Jr., Kent E. Hansen and Michael Giordano. Information regarding these individuals can be found above in "Information Concerning the Directors and Executive Officers of Fedders and FC Merger Sub -- Fedders Corporation" beginning on page 35 as well as under "Election of Directors" beginning on page 56.

         FC Merger Sub's executive officers are Sal Giordano, Jr., President, Kent E. Hansen, Vice President and Secretary, Michael Giordano, Vice President, Nancy DiGiovanni, Treasurer, and Robert N. Edwards, Assistant Secretary. Information regarding these individuals can be found above in "Information Concerning the Directors and Executive Officers of Fedders and FC Merger Sub -- Fedders Corporation" beginning on page 35 as well as under "Election of Directors" beginning on page 56.



              INFORMATION ABOUT FEDDERS AND CERTAIN AFFILIATES

Fedders Corporation

                  Fedders Corporation
                  505 Martinsville Road,
                  Liberty Corner, New Jersey 07938
                  Telephone: (908) 604-8686

         Fedders, a Delaware corporation, is a leading global manufacturer of air treatment products, including air conditioners, air cleaners, dehumidifiers and humidifiers, and thermal technology products. Fedders was established more than 100 years ago and has been in the air treatment business for more than 50 years. Fedders has been expanding into a broad variety of air treatment businesses. Fedders is a filing person for the recapitalization.

FC Merger Sub, Inc.

                  FC Merger Sub, Inc.
                  505 Martinsville Road,
                  Liberty Corner, New Jersey 07938
                  Telephone: (908) 604-8686

         FC Merger Sub, Inc., a wholly owned subsidiary of Fedders, is a newly formed Delaware corporation created for the sole purpose of implementing the recapitalization. It has not conducted any business since its formation. At the time of the recapitalization, FC Merger Sub, Inc. will merge into Fedders and cease to exist. FC Merger Sub, Inc. is a filing person for the recapitalization.



Giordano Holding Corporation

                  505 Martinsville Road
                  P.O. Box 850
                  Liberty Corner, New Jersey 07938
                  Telephone:  (908) 604-8686

         Giordano Holding Corporation is a holding company as to which Salvatore Giordano, Sal Giordano, Jr. and Joseph Giordano share voting and investment power. Giordano Holding Corporation was created solely for the purpose of holding certain investments, including Fedders stock.

         Giordano Holding Corporation has not been convicted in a criminal proceeding since its creation, nor has it been a party to any judicial or administrative proceeding since its creation that resulted in a judgment, decree, or final order enjoining it from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

Salvatore Giordano

                  c/o Fedders Corporation
                  505 Martinsville Road,
                  Liberty Corner, New Jersey 07938
                  Telephone: (908) 604-8686

         Salvatore Giordano is the Chairman Emeritus of Fedders' board and has been a director of Fedders since 1945. Mr. Giordano had been associated with Fedders in an executive capacity for more than five years. He is currently a member of the Executive Committee of Fedders.

Sal Giordano, Jr.

                  c/o Fedders Corporation
                  505 Martinsville Road,
                  Liberty Corner, New Jersey 07938
                  Telephone: (908) 604-8686

         Sal Giordano, Jr. is the Chairman and Chief Executive Officer of Fedders and has been a director since 1965. Mr. Giordano has been associated with Fedders in an executive capacity for more than five years. He is also currently the Chairman of the Nominating Committee and a member of the Executive Committee of Fedders. Mr. Giordano is the son of Salvatore Giordano.

Joseph Giordano

                  c/o Fedders Corporation
                  505 Martinsville Road,
                  Liberty Corner, New Jersey 07938
                  Telephone: (908) 604-8686

         Joseph Giordano has been a director of Fedders since 1961. Mr. Giordano has been retired for the past five years. He was a Senior Vice President of Fedders until his retirement on August 31, 1992, and President of NYCOR, Inc. until its merger into Fedders on August 13, 1996. Mr. Giordano is currently a member of the Executive and Finance Committees. Mr. Giordano is the son of Salvatore Giordano.


                            THE RECAPITALIZATION

                (ITEMS 1-8 ON COMMON STOCK AND CLASS B PROXY;
                          ITEM 1 ON CLASS A PROXY)


         If you are a holder of record of Fedders Common Stock or Class B Stock and you return a signed proxy or proxies in the enclosed form(s), the shares represented by your proxy or proxies will be voted for approval of the recapitalization and for the adoption of the recapitalization agreement described in this document, unless you instruct otherwise. Fedders' board of directors has unanimously approved and adopted the recapitalization agreement, a copy of which is attached as Annex A and incorporated in this document by reference. The following discussion highlights the material information about the proposed recapitalization of the Fedders Common Stock, Class A Stock and Class B Stock, but may not include all of the information that you, as a stockholder, would like to know. The board of directors urges you to read the agreement attached to this document as Annex A in its entirety.

General


         Subject to the satisfaction of the conditions to completion of the recapitalization, including the approval of the proposed deletion of
Section VI of clause A of Article Second of the certificate of incorporation and the recapitalization and each of the changes to the certificate of incorporation that will be made as a result of the recapitalization and adoption of the merger agreement by the stockholders of Fedders, FC Merger Sub, Inc. will be merged with and into Fedders at the effective time. The "effective time" is the time at which the merger will become effective under Delaware law. Fedders will be the surviving corporation and will continue to do business under the name "Fedders Corporation."


What Fedders Stockholders Will Receive

         In the recapitalization, Fedders Common Stock and Class A Stock will be exchanged for new Common Stock and Fedders Class B Stock will be exchanged for new Class B Stock. As a result of this recapitalization:

        o Each share of Common Stock will be exchanged for 1.1 shares of new Common Stock;

        o Each share of Class A Stock will be exchanged for one share of new Common Stock; and

        o Each share of Class B Stock will be exchanged for 1.1 shares of new Class B Stock.

         Any stockholder who would in the aggregate hold less than one share of new Common Stock or new Class B Stock after the exchange will not receive fractional shares. In lieu of any such fractional shares, each holder of Common Stock or Class B Stock who would otherwise have been entitled to a fraction of a share of new Common Stock or new Class B Stock, as the case may be, upon surrender of their Common Stock or Class B Stock will be paid cash upon such surrender in an amount equal to the product of such fraction multiplied by the closing sale price of the new Common Stock on the New York Stock Exchange on the date upon which the merger becomes effective, or, if the new Common Stock is not so traded on such day, the closing sale price on the next day on which such stock is traded on the New York Stock Exchange.


         As of November 30, 2001, there were 13,634,759 shares of Common Stock outstanding, 14,890,386 shares of Class A Stock outstanding and 2,266,406 shares of Class B Stock outstanding.


Conditions to Completion of the Recapitalization

         Completion of the recapitalization is subject to various conditions that must be satisfied or waived prior to the recapitalization. These conditions include that:

         o Fedders receives the required stockholder approval for the proposed amendment to delete Section VI of clause A of Article Second of the certificate of incorporation;

         o Fedders receives the required stockholder approval for the recapitalization;

         o Fedders receives the required stockholder approval for each of the changes to its certificate of incorporation that will be made as a result of the recapitalization;

         o the registration statement filed with the Securities and Exchange Commission in connection with the issuance of the new Common Stock and new Class B Stock becomes effective;

         o the New York Stock Exchange approves the listing of the new Fedders Common Stock;

         o if a filing becomes necessary under the Hart-Scott-Rodino Antitrust Improvements Act, all waiting periods have expired or terminated;

         o Fedders receives all necessary material licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and parties to contracts with Fedders and its subsidiaries; and

         o Fedders files a certificate of merger with the Secretary of State of Delaware.


         The only material United States regulatory approvals that may be required are certain filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and its associated rules. Under this act, certain existing holders of Fedders Common Stock, Class A Stock and/or Class B Stock may be required to furnish certain information to the Antitrust Division of the United States Department of Justice and the Federal Trade Commission. Based on the reported sale price of shares of Common Stock and Class A Stock as of November 30, 2001, no filings will be required under the Hart-Scott-Rodino Antitrust Improvements Act. If circumstances change, the existing holders of Fedders Common Stock, Class A Stock and/or Class B Stock will make any necessary filings. If such filings become necessary, a condition to the completion of the recapitalization will be that the required waiting periods under such act must have expired or terminated.


         Fedders does not anticipate that any of the conditions to the recapitalization will be waived. Fedders expects that the recapitalization will be completed as soon as practicable after the conditions to the completion are satisfied, or at such later date as is, in the judgment of Fedders' board of directors, in the best interests of the stockholders of Fedders.

         Under the terms of the certificate of incorporation, the proposed amendment to the certificate of incorporation to delete Section VI of clause A of Article Second requires approval of at least a majority of the voting power of the shares of Common Stock, Class A Stock and Class B Stock, each voting separately as a class.

         Assuming the proposed deletion of Section VI of clause A of Article Second of the certificate of incorporation is approved, the recapitalization and each of the changes to Fedders' certificate of incorporation that will be made as a result of the recapitalization will require the approval of at least a majority of the voting power of the shares of Common Stock and Class B Stock, voting together as a single class.


         Fedders' directors and executive officers have indicated that they intend to vote FOR (i) the proposed deletion of Section VI of clause A of Article Second of the certificate of incorporation, (ii) the recapitalization and (iii) each of the changes to the certificate of incorporation that will be made as a result of the recapitalization. As of November 30, 2001, these directors and executive officers were entitled to vote approximately: (i) 393,836 shares of Common Stock, representing approximately 2.9% of the voting power of the Common Stock; (ii) 4,368,235 shares of Class A Stock, or approximately 29.3% of the outstanding Class A Stock; (iii) 2,262,566 shares of Class B Stock, or approximately 99.8% of the outstanding Class B Stock; and (iv) 2,399,602 shares of Common Stock and Class B Stock representing approximately 16.7% of the voting power of the Common Stock and Class B Stock, voting together as a single class.


         Approval of the recapitalization will also constitute approval of:

         o the restated certificate of incorporation attached as Exhibit A to the recapitalization agreement attached hereto as Annex A, which will be in effect upon consummation of the recapitalization; and

         o the conversion of outstanding stock options and rights for Common Stock or Class A Stock into options or rights to receive shares of new Common Stock.

         Fedders would re-solicit the approval of its stockholders if (i) the information contained in this proxy statement/prospectus contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements made in this proxy statement/prospectus not misleading or (ii) Fedders desired to materially alter the terms of the recapitalization.

Amendment of the Recapitalization Agreement

         The agreement governing the transaction provides that the boards of directors of Fedders and FC Merger Sub, Inc., by mutual written agreement, may amend, modify, or supplement the agreement, at any time prior to the effective time of the merger, notwithstanding any approval of this Agreement by the stockholders of either or both of Fedders and FC Merger Sub, Inc.

Abandonment of the Recapitalization

         The agreement governing the transaction provides that the board of directors may terminate the agreement or abandon the recapitalization in its sole discretion, notwithstanding adoption and approval of the agreement by the stockholders of either or both of Fedders and FC Merger Sub, Inc.

Estimated Fees and Expenses of the Recapitalization

         The following table sets forth the estimated expenses incurred and to be incurred by Fedders in connection with the combination. These fees will be paid by Fedders.


Filing/registration fees......................................... $  40,000
NYSE listing fees................................................ $   6,000
Printing and engraving costs.....................................
Legal fees and expenses.......................................... $ 450,000
Accounting fees and expenses.....................................
Financial advisory fees and expenses.............................
Depositary fees and expenses.....................................
Proxy solicitation fees and expenses............................. $  10,000
Public relations fees and expenses...............................
Miscellaneous....................................................
                                                                  ---------
Total............................................................ $
                                                                  =========


Effective Time of the Recapitalization


         The recapitalization will become effective upon the date that the certificate of merger is filed with the Secretary of State of the State of Delaware. This is expected to occur on or around February 26, 2002 following the annual meeting.


Regulatory Matters

         To complete the recapitalization:

         o Fedders must file a certificate of merger with the Secretary of State of Delaware; and

         o if a filing becomes necessary under the Hart-Scott-Rodino Antitrust Improvements Act, all waiting periods must have expired or terminated.

Fedders does not need to comply with any other federal or state regulatory requirements or obtain any other regulatory approvals in order to effect the combination.

Appraisal Rights

         If the recapitalization is completed, the Class B stockholders will be entitled to seek an appraisal of, and be paid in cash the "fair value" of, their shares instead of receiving the stock or cash that they would otherwise be entitled to under the recapitalization agreement. These rights are commonly referred to as "appraisal rights." Section 262 of the Delaware General Corporation Law sets forth the requirements that must be satisfied and the procedures that must be followed to exercise appraisal rights. Section 262 is reproduced in Annex C to this proxy statement/prospectus. Because Fedders Common Stock and Class A Stock is listed on the New York Stock Exchange, holders of Common Stock and Class A Stock are not entitled to appraisal rights under Section 262.

         Giordano Holding Corporation holds approximately 99.8% of the Class B Stock. Salvatore Giordano, Fedders' Chairman Emeritus, Sal Giordano, Jr., Fedders' Chairman and Chief Executive Officer, and Joseph Giordano, a director of Fedders, collectively hold all of the voting power of Giordano Holding Corporation. They have unanimously indicated their intention not to cause the Giordano Holding Corporation to exercise its statutory appraisal rights.


         Any Class B stockholders who are entitled to appraisal rights must, in order to exercise such rights, demand such rights BEFORE the vote on the recapitalization at the annual meeting of stockholders. Failure to satisfy the requirements and follow the procedures set forth in Section 262 may result in a loss of appraisal rights. If a Class B stockholder demands appraisal but is determined not to be entitled to such rights or otherwise loses such rights, the Class B stockholder will be entitled to receive the consideration that such stockholder would have been entitled to under the terms of the recapitalization agreement as if such stockholder had not sought to exercise appraisal rights. Appraisal rights are available only to record holders of shares.

         Section 262 requires Fedders to notify the Class B stockholders, at least 20 days before the annual meeting, as to the availability of appraisal rights and to provide the Class B stockholders with a copy of
Section 262. This proxy statement/prospectus, including Annex C, serves as the required notice.


         To exercise statutory appraisal rights, a Class B stockholder must:

         o deliver to Fedders before the vote on the recapitalization a written demand for an appraisal of the shares of Class B Stock;

         o continuously hold shares of Class B Stock from the date the Class B stockholder delivers a written demand for an appraisal through the effective date of the recapitalization; and

         o     not vote in favor of the recapitalization agreement.

         In addition, if neither any Class B stockholder who has demanded appraisal rights nor Fedders has filed a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares for which appraisal is sought within 120 days after the effective date of the recapitalization, then all appraisal rights will be lost. Fedders has no obligation and does not intend to file such an appraisal petition. Accordingly, it is the obligation of the Class B stockholders seeking appraisal to file an appropriate appraisal petition with the Court of Chancery within the 120-day time period prescribed by Section 262 of the DGCL.

         Any demand for an appraisal must be in writing, signed and mailed or delivered to:

                  Fedders Corporation
                  505 Martinsville Road
                  Liberty Corner, New Jersey  07938-0813
                  Attn:  Corporate Secretary

         A written demand must reasonably inform Fedders of the identity of the Class B stockholder and of the Class B stockholder's intent to demand appraisal of his, her or its shares of Class B Stock. Voting against the recapitalization or otherwise failing to vote for the recapitalization will not by itself constitute a demand for an appraisal or sufficient notice of an election to exercise appraisal rights. If a Class B stockholder sells or otherwise transfers or disposes of the shares of Class B Stock before the effective time of the recapitalization, such stockholder will lose the appraisal rights with respect to those shares.

         A demand for appraisal should be signed by or on behalf of the Class B stockholder exactly as the Class B stockholder's name appears on the Class B stockholder's stock certificates. If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, the demand should be executed in that capacity, and if the shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including one or more joint owners, may execute a demand for appraisal on behalf of a record holder; however, in the demand the agent must identify the record owner or owners and expressly disclose that the agent is executing the demand as an agent for the record owner or owners. A record holder such as a broker who holds shares as nominee for several beneficial owners may exercise appraisal rights for the shares held for one or more beneficial owners and not exercise appraisal rights for the shares held for other beneficial owners. In this case, the written demand should state the number of shares for which appraisal rights are being demanded. When no number of shares is stated, the demand will be presumed to cover all shares held of record by the broker or nominee.

         If the recapitalization is completed, Fedders will send, within 10 days after the effective date of the recapitalization, notice of the effective date of the recapitalization to each Class B stockholder who has properly demanded appraisal rights under Section 262 and has not voted in favor of the recapitalization agreement.

         If a Class B stockholder has complied with the requirements for exercising appraisal rights, then during the 120 days following the effective date of the recapitalization, such stockholder may request from Fedders a statement as to the aggregate number of shares not voted in favor of the recapitalization agreement and with respect to which demands for appraisal have been received and the number of holders of those shares. Upon receiving any such request, which must be made in writing, Fedders will mail a statement of that information to such Class B stockholder within 10 days.

         If a petition for an appraisal is filed within the 120 day period prescribed by Section 262, the Delaware Court of Chancery will hold a hearing on the petition to determine the stockholders entitled to appraisal rights and the "fair value" of their shares as of the effective date of the recapitalization. The determination of fair value will not include any element of value arising from the accomplishment or expectation of the recapitalization. The court will also determine a fair rate of interest, if any, to be paid upon the amount determined to be the fair value of the shares. The court may determine that the fair value of the shares is more than, the same as or less than the value of the consideration that you otherwise would have been entitled to receive under the recapitalization agreement. The Delaware Supreme Court has stated that "proof of value by any techniques or methods that are generally considered acceptable in the financial community and otherwise admissible in court" should be considered in the appraisal proceedings.

         The costs of the action may be determined by the Delaware Court of Chancery and taxed upon the parties as the court deems equitable in the circumstances. Upon application of a stockholder, the court may order that all or a portion of the expenses incurred by any stockholder in an appraisal proceeding, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts utilized in the appraisal proceeding, be charged pro rata against the value of all of the shares entitled to appraisal.

         If a Class B stockholder has duly demanded an appraisal of shares of Class B Stock, such stockholder will not, after the effective date of the recapitalization, be entitled to vote those shares for any purpose, nor will such stockholder be entitled to the payment of dividends or other distributions on those shares, except for dividends or other distributions payable to stockholders as of a record date before the effective date of the recapitalization.

         A Class B stockholder may withdraw demand for appraisal within 60 days after the effective date of the recapitalization. Any attempt to withdraw a demand more than 60 days after the effective date of the recapitalization will require Fedders' written approval. Once a petition for appraisal is filed with the Delaware Court of Chancery, the appraisal proceeding may not be dismissed without court approval. If a demand for appraisal rights has been effectively withdrawn, the Class B stockholder will receive the consideration in the recapitalization which the Class B stockholder would otherwise be entitled to under the terms of the recapitalization agreement as if such stockholder had not sought to exercise appraisal rights.

         If a Class B stockholder is entitled to appraisal rights and properly demands appraisal, but fails to perfect the appraisal rights, otherwise loses the appraisal rights or effectively withdraws the demand for an appraisal, the shares of Class B Stock will be converted into the right to receive the consideration that the Class B stockholder would have been entitled to under the terms of the recapitalization agreement if such stockholder had not sought to exercise appraisal rights.

Employee Benefit Plans

         Except as described below with respect to stock benefits, all of Fedders' employee benefit and welfare plans, such as medical plans and pension plans, are expected to continue substantially unchanged and benefits under these plans are not expected to be substantially affected by the recapitalization. Fedders expects that substantially all plans providing stock benefits will continue in effect after the recapitalization, adjusted to reflect shares of new Common Stock instead of Common Stock or Class A Stock. Fedders, however, reserves the right to modify any employee benefit or welfare plan.

Employee Stock Options

         Each of the outstanding employee options to purchase shares of Fedders Common Stock will be converted into options to purchase that number of shares of new Common Stock determined by multiplying the number of shares of Common Stock currently subject to such options by 1.1. Each of the outstanding employee options to purchase shares of Fedders Class A Stock will be converted into options to purchase that number of shares of new Common Stock equal to the number of shares of Class A Stock currently subject to such option.

New York Stock Exchange Listing

         Fedders is in the process of obtaining the necessary approval from the New York Stock Exchange in order to effect the recapitalization. Fedders Common Stock is currently listed on the New York Stock Exchange under the symbol "FJC". Following the recapitalization, the new Fedders Common Stock will continue to be listed on the New York Stock Exchange under the symbol "FJC". Fedders Class A Stock, which is currently listed on the New York Stock Exchange under the symbol "FJA", will no longer be listed after the recapitalization and will cease to exist. The new Class B Stock will continue to be unlisted.


                     RECENT TRANSACTIONS IN SECURITIES


         The following table indicates, with respect to any purchases of Common Stock and/or Class A Stock made by Fedders or affiliates of Fedders since August 1999, the range of prices paid for the shares, the amount of shares purchased, and the average purchase price for the shares for each quarterly period since August 1999:



                                          SECURITIES                                                               AVERAGE
        FISCAL YEAR                       PURCHASED                          RANGE OF PRICES PAID               PURCHASE PRICE
----------------------------  ----------------------------  ----------------------------------------    ---------------------------
                                Common          Class A           Common               Class A             Common         Class A
                              -----------    -----------    ------------------    ------------------    ------------    -----------
1999
                              -----------    -----------    ------------------    ------------------    ------------    -----------
     First Quarter..........     206,400        727,600       $ 3.94 to $ 5.00      $ 3.94 to $ 4.94         $ 4.96         $ 4.84
     Second Quarter.........     419,300        674,000         4.75 to 4.94          4.50 to 4.94            4.89           4.62
     Third Quarter..........      91,200        285,700         5.56 to 6.00          4.79 to 5.75            5.88           5.00
     Fourth Quarter.........     186,500         75,300         5.31 to 6.24          5.25 to 5.94            5.86           5.88

2000
     First Quarter..........       --           456,300              --            $ 4.62 to $ 4.9375          --           $ 4.77
     Second Quarter.........       --           526,100               -               4.68 to 4.93             --            4.85
     Third Quarter..........       --            40,900               -             4.9314 to 4.9375           -             4.93
     Fourth Quarter.........     567,900       1,176,800       $ 4.93 to 5.00         4.50 to 4.93           $ 4.97          4.80


2001
     First Quarter..........     742,800        579,600       $ 3.50 to $ 4.9375  $ 3.4375 to $ 4.9375       $ 4.17         $3.62
     Second Quarter.........     293,000        235,500       4.6755 to 4.9657       4.05 to 4.625            4.84           4.41
     Third Quarter..........     521,200        69,100        4.4902 to 4.9900       4.08 to 4.790            4.98           4.52
     Fourth Quarter.........     375,800        181,400        4.500 to 4.990       4.0231 to 4.600           4.97           4.40





                            FINANCIAL STATEMENTS


         Fedders' Annual Report on Form 10-K for the fiscal year ended August 31, 2001 contains the Consolidated Balance Sheets of Fedders and its subsidiaries at August 31, 2001 and 2000, and the Consolidated Statements of Operations and Comprehensive Income, Consolidated Statements of Stockholders' Equity, and Consolidated Statements of Cash Flows of Fedders and its subsidiaries for the fiscal years ended August 31, 2001, 2000 and 1999, the financial statement schedule, and the related notes thereto. These financial statements, the financial statement schedule, and the related notes thereto, are incorporated in this document by reference.


         UNAUDITED PRO FORMA CONSOLIDATED CONDENSED FINANCIAL DATA


         The unaudited pro forma consolidated condensed financial data is derived from the application of pro forma adjustments to major categories of Fedders' consolidated financial statements for the fiscal year ended August 31, 2001 to illustrate the effect of the transaction related to the recapitalization of all of Fedders' outstanding shares of capital stock. The pro forma adjustments are described in the accompanying notes and are based upon available information that Fedders believes is reasonable. These tables do not present all of Fedders' financial information.

         The unaudited pro forma consolidated condensed financial data do not purport to be indicative of what Fedders' operations would have been had the recapitalization taken place on the dates indicated. This information should be read together with Fedders' consolidated financial statements and the notes thereto which are incorporated by reference in this document, and the information under "Selected Consolidated Financial Data" beginning on page 12.

         The unaudited pro forma consolidated recapitalization table represents the effect on stockholders' equity due to the recapitalization of capital stock as if the recapitalization had been completed on August 31, 2001. The unaudited recapitalization data is derived from the Consolidated Balance Sheet of Fedders for the fiscal year ended August 31, 2001. Information is presented to reflect pro forma adjustments for the recapitalization of Fedders Common and Class A Stock into a single class of new Common Stock and the exchange of Class B Stock for new Class B Stock.

         The pro forma earnings per share calculations reflect the effect of the recapitalization. The information is derived from the audited Consolidated Statements of Operations and Comprehensive Income for the fiscal year ended August 31, 2001. The information is presented to reflect the pro forma effect on earnings per share as a result of the change in the weighted average number of shares outstanding due to the recapitalization.




      Pro Forma Consolidated Condensed Unaudited Recapitalization Table

                           (As of August 31, 2001)

              (dollars in thousands, except per share amounts)


                                                                 As of               Pro Forma
                                                            August 31, 2001         Adjustments            As Adjusted

Stockholders' Equity:
  Preferred Stock, $1.00 par value,
     15,000,000 shares authorized; no shares issued
     outstanding, actual; no shares issued and
     outstanding, as adjusted.                                          -                    -                     -

  Common Stock, $1.00 par value,
     80,000,000 shares authorized; 16,135,459 share
     issued and 13,634,759 shares outstanding, actus
     no shares issued and outstanding, as adjusted.             $  16,135       $  (16,135)(a)                     -

  New Common Stock, $0.01 par value,
     70,000,000 shares authorized; no shares issued and
     outstanding, actual; 38,046,620 shares issued and
     29,888,220 outstanding, as adjusted.                               -              380 (a)                 $ 380

  Class A Stock, $1.00 par value,
     60,000,000 shares authorized; 20,297,616 shares
     issued and 14,889,986 shares outstanding, actual;
     no shares issued and outstanding, as adjusted.                20,298           (20,298)(a)                    --

  Class B Stock, $1.00 par value,
     7,500,000 shares authorized; 2,266,406 shares
     issued and outstanding, actual; no shares issued and
     outstanding, as adjusted.                                      2,267            (2,267)(b)                    --

  New Class B Stock, $0.01 par value,
     5,000,000 shares authorized; no shares issued and
     outstanding, actual; 2,493,047 shares issued and
     outstanding, as adjusted.                                          -                25 (b)                    25

  Paid-in capital                                                  31,146             38,295(c)                69,441

  Retained earnings                                                43,313                     -                43,313

  Treasury stock, at cost, 7,908,330 shares
     of Common and Class A Stock, actual; 8,158,400
     shares of new Common Stock, as adjusted.                     (37,322)                    -               (37,322)

  Deferred compensation                                              (658)                    -                  (658)

  Accumulated other comprehensive loss                             (2,165)                    -                (2,165)
                                                               ------------         -------------         -------------
 Total stockholders' equity                                     $  73,014           $         -             $  73,014
                                                               ============         =============         =============


Notes to the Pro Forma Consolidated Condensed Unaudited Recapitalization Table


(a) Pro forma adjustments as of August 31, 2001 assume all outstanding shares of Fedders' Common and Class A Stock are exchanged for new Common Stock at an exchange ratio of 1.1 shares of new Common Stock for each share of Common Stock exchanged and one share of new Common Stock for each share of Class A Stock exchanged. On a pro forma basis, 38,046,620 shares of the new Common Stock would be issued after the merger. The Class A Stock ceases to exist after the merger. The par value of the new Common Stock is $.01 per share.


(b) Pro forma adjustments reflect the Fedders Class B Stock exchanged for new Class B Stock on a pro forma basis. 2,493,047 shares of new Class B Stock are issued at a par value of $.01 per share.

(c) Reflects the net effect of the recapitalization on paid-in capital as a result of the pro forma adjustments due to the exchange of shares and the reduction in the par value to $.01 per share of both the new class of Common and Class B Stock.






  Pro Forma Unaudited Comparative Condensed Consolidated Earnings Per Share


                                                      Fiscal Year Ended
                                                          August 31,
                                                             2001

Net income loss) (a):
   As reported                                              $(22,453)
   Pro forma                                                $(22,453)

Earnings (loss) per share (b):
   Basic as reported                                         $(0.71)
   Basic pro forma                                           $(0.67)

   Diluted as reported                                       $(0.71)
   Diluted pro forma                                         $(0.67)

Weighted average shares (c):
   Basic as reported                                         31,808
   Basic pro forma                                           33,489

   Diluted as reported                                       31,808
   Diluted pro forma                                         33,489

Cash dividends per share (d):
As reported:

Common and Class A                                           $0.120
Class B                                                       0.108

Pro forma:
New Common and Class B                                        0.120


Notes to the Pro Forma Unaudited Comparative Condensed
Consolidated Earnings Per Share

(a)      Pro forma net income remains unchanged for the period.

(b) Pro forma earnings per share reflect the recapitalization assuming all outstanding shares are exchanged at the beginning of the fiscal year for the years being reported. Basic and diluted earnings per share are computed by dividing net income by the respective weighted average shares outstanding for the periods presented. Basic and diluted pro forma earnings per share are adjusted to reflect the impact of the recapitalization on the number of weighted average shares outstanding.

(c) Pro forma weighted average shares reflect an increase in the number of shares outstanding due to the recapitalization and exchange of all Common and Class A Stock into new Common Stock, and Class B Stock into new Class B Stock.

(d) Pro forma cash dividends per share reflect the impact of the recapitalization on the weighted average number of shares outstanding and the result of both the new Common and new Class B Stock sharing equally in the payment of dividends.




RATIO OF EARNINGS TO FIXED CHARGES


         The following table sets forth the ratio of earnings to fixed charges for each of last two fiscal periods.

                                             Year ended           Year ended
                                           August 31, 2001     August 31, 2000
                                         -------------------------------------
Ratio of earnings to fixed charges              --                    2.6x

The ratio of earnings to fixed charges equals earnings before fixed charges divided by fixed charges. For purposes of calculating the ratio of earnings to fixed charges, earnings before fixed charges reduced by capitalized interest consist of income from continuing operations before income taxes and cumulative effect of changes in accounting principles plus fixed charges reduced by capitalized interest. Fixed charges consist of interest expense, capitalized interest, amortization of debt issue costs and that portion of rental expense representative of the interest factor. For the year ended August 31, 2001, earnings were insufficient to cover fixed charges by approximately $33,493.


                       THE RECAPITALIZATION AGREEMENT

         The following is a summary of the material terms of the recapitalization agreement and plan of merger, dated __________________. This summary does not purport to describe all the terms of the recapitalization agreement and is qualified by the complete recapitalization agreement which is attached as Annex A to this proxy statement/prospectus and incorporated herein by reference. All stockholders are urged to read carefully the recapitalization agreement in its entirety.


General

         Under the recapitalization agreement, FC Merger Sub, Inc. will merge with and into Fedders, with Fedders continuing as the surviving corporation.

Effect on Capital Stock

         Under the terms of the recapitalization agreement, Fedders Common Stock, par value $1.00 per share, and Class A Stock, par value $1.00 per share, will be exchanged for new Common Stock, par value $0.01 per share and Fedders Class B Stock, par value $1.00 per share, will be exchanged for new Class B Stock, par value $0.01 per share. As a result of the recapitalization, each share of Common Stock, Class A Stock and Class B Stock will be exchanged as follows:

         o Each share of Common Stock will be exchanged for 1.1 shares of new Common Stock;

         o Each share of Class A Stock will be exchanged for one share of new Common Stock; and

         o Each share of Class B Stock will be exchanged for 1.1 shares of new Class B Stock.

For a more complete description of the effect of the recapitalization on the capital stock of Fedders, see "Description of Fedders Capital Stock Before and After the Recapitalization" herein.

Fractional Shares

         No fractional shares will be issued in the recapitalization to any stockholder who would in the aggregate hold less than one share of new Common Stock or new Class B Stock. In lieu of any such fractional shares, each holder of Common Stock or Class B Stock who would otherwise have been entitled to a fraction of a share of new Common Stock or new Class B Stock, as the case may be, upon surrender of their Common Stock or Class B Stock will be paid cash upon such surrender in an amount equal to the product of such fraction multiplied by the closing sale price of the new Common Stock on the New York Stock Exchange on the date upon which the merger becomes effective, or, if the new Common Stock is not so traded on such day, the closing sale price on the next day on which such stock is traded on the New York Stock Exchange.

Closing


         Subject to the satisfaction or waiver of the conditions set forth in the recapitalization agreement, the closing of the recapitalization will take place at such place as Fedders shall determine, at such time as is, in the judgment of Fedders, as soon as reasonably practicable following the annual meeting of stockholders; unless another time or place is established by Fedders.


Restated Certificate of Incorporation

         If the recapitalization and each of the changes to Fedders' certificate of incorporation that will be made as a result of the recapitalization are approved, the restated certificate of incorporation, in substantially the form attached as Exhibit A to the recapitalization agreement attached hereto as Annex A, will govern Fedders.

By-Laws

         If the recapitalization is approved, at the effective time of the recapitalization, the by-laws of Fedders will be the by-laws of the surviving corporation.

Directors and Officers

         The directors and officers of Fedders at the effective time of the recapitalization will continue to be the directors and officers of Fedders after the effective time of the recapitalization.

Termination

         To the extent permitted by law, the board of directors may decide to terminate the recapitalization agreement and abandon the recapitalization at any time before the effective time in its sole discretion, including by reason of the number of shares seeking appraisal rights. If the recapitalization agreement is terminated, it shall become void and of no effect without any liability on the part of any party to the agreement.

Amendments and Waiver

         The recapitalization agreement may be amended by mutual consent of the boards of directors of Fedders and FC Merger Sub, Inc. at any time before the effective time of the recapitalization, even if the recapitalization proposal has received stockholder approval. To the fullest extent permitted by law, any provision of the recapitalization agreement may be waived prior to the effective time of the recapitalization.



                    DESCRIPTION OF FEDDERS CAPITAL STOCK

                    BEFORE AND AFTER THE RECAPITALIZATION


General

         This section contains a description of Fedders' capital stock. This description includes terms of the Common Stock, Class A Stock and Class B Stock, and the new Common Stock and new Class B Stock. The express terms of the new Common Stock and new Class B Stock are set forth in full in the restated certificate of incorporation attached as Exhibit A to the recapitalization agreement attached hereto as Annex A and incorporated in this document by reference, which will be the restated certificate of incorporation of Fedders following the recapitalization. You should read the following summary in conjunction with, and it is qualified in its entirety by reference to, Exhibit A to the recapitalization agreement attached hereto as Annex A .


         Fedders' authorized capital stock currently consists of 80,000,000 shares of Common Stock, 60,000,000 shares of Class A Stock, 7,500,000 shares of Class B Stock, and 15,000,000 shares of Preferred Stock. Following the recapitalization, Fedders will have authorized 70,000,000 shares of Common Stock, 5,000,000 shares of Class B Stock and 15,000,000 shares of Preferred Stock. The Class A Stock will cease to exist. As of November 30, 2001, Fedders had outstanding 13,634,759 shares of Common Stock, 14,890,386 shares of Class A Stock, 2,266,406 shares of Class B Stock and no shares of Preferred Stock.


         The Common Stock, Class A Stock and Class B Stock each have a par value of $1.00. The new Common Stock and new Class B Stock will each have a par value of $0.01.

         The restated certificate of incorporation will provide that any action required or permitted to be taken by the stockholders must be effected at a duly called annual or special meeting of stockholders, and the ability of the stockholders to consent in writing to the taking of any action will be specifically denied. The current certificate of incorporation does not currently provide for, or prohibit such stockholder action by written consent. Under current Delaware law, unless otherwise provided in the certificate of incorporation, any action required or permitted to be taken by the stockholders may be taken without a meeting, without notice to all stockholders and without a stockholder vote if a written consent setting forth the action to be taken is signed by the holders of shares of outstanding stock having the requisite number of votes that would be necessary to authorize such action if it were taken at a meeting of stockholders.

FEDDERS COMMON STOCK

Dividend Rights

         Prior to the recapitalization, subject to the prior rights of the holders of the Preferred Stock, holders of Common Stock, Class A Stock and Class B Stock are entitled to receive such dividends and other distributions in cash, stock or property of Fedders as may be declared thereon by the board of directors of Fedders from time to time out of assets or funds of Fedders legally available therefor, provided, that in the case of cash dividends, if at any time a cash dividend is paid on the Common Stock, a cash dividend of equal amount must be paid on the Class A Stock and a cash dividend must also be paid on the Class B Stock in an amount per share of Class B Stock equal to 90% of the amount of the cash dividend paid on each share of Common Stock. In the case of a dividend or other distribution payable in stock of Fedders other than Preferred Stock, unless the dividend or distribution is solely of shares of Class A Stock, in which case a dividend or distribution payable solely in shares of Class A Stock may be made with respect to shares of Common Stock, only shares of Common Stock may be distributed with respect to Common Stock.

         After the recapitalization, the dividend rights of the holders of new Common Stock will generally be similar, except that if at any time a cash dividend is paid on the new Common Stock, a cash dividend of equal amount will be paid on the new Class B Stock.

Voting Rights

         Prior to the recapitalization, each share of Common Stock is entitled to one vote per share on all matters submitted to the stockholders of Fedders, including election of directors. The holders of the Common Stock generally vote together with the holders of Class B Stock as a single class. However, any amendment to the certificate of incorporation, any merger or consolidation of Fedders or any sale or disposition of all or substantially all of the assets of Fedders (except where the other party to such transaction is a majority-owned subsidiary of Fedders) or the dissolution of Fedders, requires the approval of a majority of the shares of Common Stock and Class B Stock voting as separate classes.

         After the recapitalization, the voting rights of the new Common Stock will be the same as the voting rights of the Common Stock.

Liquidation Rights

         Prior to the recapitalization, in the event of any dissolution, liquidation or winding up of the affairs of Fedders, after payment or provision of payment of the debts and other liabilities of Fedders and any amounts to which the holders of the Preferred Stock are entitled, the remaining assets and funds of Fedders are divided among and paid ratably to the holders of the Common Stock and Class A Stock (including those persons who become holders of Common Stock by reason of converting their shares of Class B Stock).

         After the recapitalization, in the event of any dissolution, liquidation or winding up of the affairs of Fedders, after payment or provision of payment of the debts and other liabilities of Fedders and any amounts to which the holders of the Preferred Stock are entitled, the remaining assets and funds of Fedders will be divided among the holders of the new Common Stock and new Class B Stock as follows:

         (i) first, before any payment or distribution of the assets of Fedders is made to or set apart for the holders of new Class B Stock, the holders of the shares of new Common Stock (including those persons who will become holders of new Common Stock by reason of converting their shares of new Class B Stock) will be entitled to receive $0.25 per share;

         (ii) second, before any additional payment or distribution of the assets of Fedders is made to or set apart for the holders of new Common Stock following the initial $0.25 per share payment to the new Common stockholders, the holders of new Class B Stock will be entitled to receive $0.50 per share;

         (iii) third, before any additional payment or distribution of the assets of Fedders is made to or set apart for the holders of new Class B Stock following the $0.25 per share payment to the holders of new Common Stock and the $0.50 per share payment to the holders of new Class B Stock, the holders of new Common Stock (including those persons who shall become holders of new Common Stock by reason of converting their shares of new Class B Stock) will be entitled to receive an additional $0.25 per share; and

         (iv) fourth, following the payment or setting apart for payment of the amounts in items (i) through (iii) above, the holders of new Common Stock and new Class B Stock will participate pari passu and be entitled to receive, on a pro rata basis, the remaining assets of Fedders or proceeds therefrom available for distribution to the holders of new Common Stock and new Class B Stock.

Listing and Transfer Agent

         The Fedders Common Stock is listed on the New York Stock Exchange under the symbol "FJC".

         American Stock Transfer and Trust, is the transfer agent and registrar for the Fedders Common Stock.

FEDDERS CLASS A STOCK

Dividend Rights

         Prior to the recapitalization, subject to the prior rights of the holders of the Preferred Stock, holders of Common Stock, Class A Stock and Class B Stock are entitled to receive such dividends and other distributions in cash, stock or property of Fedders as may be declared thereon by the board of directors of Fedders from time to time out of assets or funds of Fedders legally available therefor. In the case of a dividend or other distribution payable in stock of Fedders other than Preferred Stock, only shares of Class A Stock may be distributed with respect to Class A Stock.

Voting Rights

         Prior to the recapitalization, the holders of Class A Stock have no voting rights other than as required under the DGCL.

Liquidation Rights

         Prior to the recapitalization, in the event of any dissolution, liquidation or winding up of the affairs of Fedders, after payment or provision of payment of the debts and other liabilities of Fedders and any amounts to which the holders of the Preferred Stock are entitled, the remaining assets and funds of Fedders are divided among and paid ratably to the holders of the Common Stock and Class A Stock (including those persons who become holders of Common Stock by reason of converting their shares of Class B Stock).

Conversion

         Prior to the recapitalization, all outstanding shares of Class A Stock are convertible into fully paid and nonassessable shares of Common Stock, immediately and without any action on the part of the holders thereof, in the event the Class B Stock is converted into Common Stock in accordance with the provisions of the certificate of incorporation.

Change of Control

         Prior to (i) the proposed deletion of Section VI of clause A of Article Second of the certificate of incorporation and (ii) the recapitalization, in any merger or consolidation, the holders of Class A Stock are entitled to receive the same per share consideration as is received by the holders of the Common Stock.

Listing and Transfer Agent

         The Fedders Class A Stock is listed on the New York Stock Exchange under the symbol "FJA".

         American Stock Transfer and Trust, is the transfer agent and registrar for Fedders Class A Stock.

Post Recapitalization Rights

         After the recapitalization, the Class A Stock will cease to exist and have no rights, preferences or privileges under the restated certificate of incorporation. It will no longer be listed on the New York Stock Exchange and will be eligible for termination of registration under the Securities Exchange Act of 1934.

FEDDERS CLASS B STOCK

Dividend Rights

         Prior to the recapitalization, subject to the prior rights of the holders of the Preferred Stock, holders of Common Stock, Class A Stock and Class B Stock are entitled to receive such dividends and other distributions in cash, stock or property of Fedders as may be declared thereon by the board of directors of Fedders from time to time out of assets or funds of Fedders legally available therefor, provided, that in the case of cash dividends, if at any time a cash dividend is paid on the Common Stock, a cash dividend of equal amount must be paid on the Class A Stock and a cash dividend must also be paid on the Class B Stock in an amount per share of Class B Stock equal to 90% of the amount of the cash dividend paid on each share of Common Stock. In the case of a dividend or other distribution payable in stock of Fedders other than Preferred Stock, unless the dividend or distribution is solely of shares of Class A Stock, in which case a dividend or distribution payable solely in shares of Class A Stock may be made with respect to shares of Class B Stock, only shares of Class B Stock may be distributed with respect to Class B Stock.

         After the recapitalization, the dividend rights of the holders of new Class B Stock will generally be similar, except that if at any time a cash dividend is paid on the new Common Stock, a cash dividend of equal amount will be paid on the new Class B Stock.

Voting Rights

         Prior to the recapitalization, each share of Class B Stock is entitled to one vote on all matters submitted to the stockholders of Fedders, provided that each share of Class B Stock is entitled to ten votes per share in any election of directors if either:

         o if more than 15% of the shares of Common Stock outstanding on the record date for such meeting are beneficially owned by a person or group of persons acting in concert (unless such person or group is also the beneficial owner of a majority of the shares of Class B Stock on such record date); or

         o if a nomination for the board of directors is made by a person or group of persons acting in concert, other than the board of directors (unless such nomination is made by one or more holders of Class B Stock, acting in concert, who beneficially own more than 15% of the shares of Class B Stock outstanding on such record date).

         In addition, under the certificate of incorporation, the holders of the Class B Stock have the right to vote separately as a class on certain matters. These matters include any amendment to the certificate of incorporation, any merger or consolidation of Fedders or any sale or disposition of all or substantially all of the assets of Fedders (except where the other party to such transaction is a majority-owned subsidiary of Fedders), any dissolution of Fedders and any additional issuance of Class B Stock (except in connection with stock splits and stock dividends). The holders of the Class B Stock do not have the right to vote separately as a class on the recapitalization because the merger contemplated by the recapitalization is with a wholly-owned subsidiary of Fedders, FC Merger Sub, Inc.

         After the recapitalization, the voting rights of the new Class B Stock under the restated certificate of incorporation will be the same as the voting rights of the Class B Stock.

Liquidation Rights

         Prior to the recapitalization, in the event of any liquidation or winding up of Fedders, the holders of Class B Stock are not entitled to receive any distribution; provided, that, if Fedders Class B Stock is converted into Fedders Common Stock, the holder of Fedders Common Stock so issued would have the rights described herein under "Fedders Common Stock - Liquidation Rights."

         After the recapitalization, the new Class B Stock will have the liquidation rights described herein under "Fedders Common Stock -
Liquidation Rights."

Restrictions on Transfer

         Prior to the recapitalization, under the provisions of the certificate of incorporation, the ability of a holder of Class B Stock to transfer such stock whether by sale, assignment, gift, bequest, appointment or otherwise, can only be made to a permitted transferee (as defined in the certificate of incorporation).

         After the recapitalization, the new Class B Stock will be subject to the same transfer restrictions.

Conversion Rights

         Prior to the recapitalization, each share of Class B Stock is convertible at any time by the holder thereof into one share of Common Stock, with no payment or adjustment on account of dividends accrued or in arrears on Class B Stock surrendered for conversion or on account of any dividends on the Common Stock issuable on such conversion. Any conversion of Class B Stock is deemed to occur on the date the certificate therefor is surrendered, and the person or persons entitled to receive Common Stock issuable upon conversion of Class B Stock are treated for all purposes as the record holder or holders of such Common Stock on such date. In addition, at any time when the number of outstanding shares of Class B Stock falls below 5% of the aggregate number of the issued and outstanding shares of Common Stock and Class B Stock, or the board of directors of Fedders and the holders of a majority of the outstanding shares of Class B Stock approve the conversion of all of the Class B Stock into Common Stock, then, immediately upon the occurrence of either such event, the outstanding shares of Fedders Class B Stock are converted into shares of Fedders Common Stock.

         After the recapitalization, the conversion rights of the new Class B Stock will be the same as the Class B stock, except that the outstanding shares of new Class B Stock will be converted into shares of new Common Stock if the number of outstanding shares of new Class B Stock falls below 2.5% of the aggregate number of the issued and outstanding shares of new Common Stock and new Class B Stock.

Listing and Transfer Agent

         Fedders Class B Stock is not actively traded. Fedders acts as the transfer agent and registrar for the Class B Stock.



                           ELECTION OF DIRECTORS
                 (ITEM 9 ON COMMON STOCK AND CLASS B PROXY)

         The nominees for election as directors are Messrs. Sal Giordano, Jr., William J. Brennan, David C. Chang, Michael L. Ducker, Joseph Giordano,
C. A. Keen, Howard S. Modlin, S. A. Muscarnera, Anthony E. Puleo and Michael
L. Ducker. Set forth opposite the name of each director/nominee is his age, principal occupation for the past five years, the name and principal business of any corporation or other organization in which such employment is carried on and other business directorships held by the nominee or director. The Company is not presently aware of any circumstance which would prevent any nominee from fulfilling his duties as a director of the Company.

NOMINEES


                                                                                                          DIRECTOR

                   NAME                                    PRINCIPAL OCCUPATION AND AGE                    SINCE
---------------------------------------      ----------------------------------------------------    -----------
Sal Giordano, Jr. .....................      Chairman and Chief Executive Officer of the                  1965
                                               Company (1) (2); 63
William J. Brennan.....................      Financial Consultant (3); 73                                 1980
David C. Chang.........................      President, Polytechnic University (4), 60                    1998
Michael L. Ducker......................      Executive Vice President, International, Federal             2000
                                                Express Corporation (5); 48
Joseph Giordano........................      Retired (1) (6); 69                                          1961
C. A. Keen.............................      Retired (7); 76                                              1996
Howard S. Modlin.......................      President, Weisman Celler Spett & Modlin, P.C.(8); 70        1977
S. A. Muscarnera.......................      Retired (1) (9); 60                                          1982
Anthony E. Puleo.......................      President, Puleo Tree Co. (10); 66                           1994

---------------

(1) Mr. Joseph Giordano is the brother, and Mr. Muscarnera is the cousin, of Mr. Sal Giordano, Jr.

(2) Mr. Giordano, Jr. has been associated with Fedders in an executive capacity for more than five years. He is also currently the Chairman of the Nominating Committee and a member of the Executive Committee of Fedders.

(3) Mr. Brennan has been a financial consultant since 1989. He previously served as a director of Fedders from 1980 to 1987, and was again elected as a director in 1989. Mr. Brennan is also currently the Chairman of the Audit Committee of Fedders.

(4) For the past five years, Dr. Chang has been the President of Polytechnic University located at Six Metrotech Center, Brooklyn, New York 11201. Prior to that, Dr. Chang was the Dean of the College of Engineering and Applied Sciences at Arizona State University. Dr. Chang is currently a member of the Compensation, Finance and Nominating Committees of Fedders.

(5) From 1999 to present, Mr. Ducker has been Executive Vice President, International of Federal Express Corporation located at 3610 Hacks Cross Road, Memphis, Tennessee 38125. Previously, he was President and Division Head, Asia Pacific Region from 1998 and Senior Vice President of that division from 1995. He has been with Federal Express Corporation since 1975. Mr. Ducker is a member of the Audit and Compensation Committees of Fedders.

(6) Mr. Giordano has been retired for the past five years. He was a Senior Vice President of Fedders until his retirement on August 31, 1992, and President of NYCOR, Inc. until its merger into Fedders on August 13, 1996. Mr. Giordano is currently a member of the Executive and Finance Committees. Mr. Giordano was a Senior Vice President of the Company until his retirement on August 31, 1992, and President of NYCOR, Inc. until its merger into the Company on August 13, 1996. Mr. Giordano is a member of the Executive and Finance Committees.

(7) Mr. Keen has been retired for the past five years. He was a Vice President of Fedders for more than 20 years until his retirement in August, 1992. He was also a director of NYCOR, Inc. until its merger into Fedders on August 13, 1996. Mr. Keen is currently a member of the Finance and Nominating Committees of Fedders.

(8) For the past five years, Mr. Modlin has been the President of the law firm of Weisman, Celler Spett & Modlin, P.C. located at 445 Park Avenue, New York, New York 10022. His law firm renders legal services to Fedders from time to time. Mr. Modlin is also a director of General DataComm Industries, Inc. and Trans-Lux Corporation. Mr. Modlin is currently Chairman of the Compensation Committee and a member of the Executive and Audit Committees of Fedders.

(9) Mr. Muscarnera has been retired for the past five years. He was Senior Vice President and Secretary of Fedders prior to his retirement on August 31, 1996. Mr. Muscarnera served in various capacities with Fedders over 39 years, including human resources and legal. Mr. Muscarnera is currently Chairman of the Finance Committee and a member of the Audit Committee of Fedders.

(10) For the past two and one-half years Mr. Puleo has been the President of Puleo Tree Co. located at 3620 Kennedy Road, South Plainfield, New Jersey 07080. Puleo Tree Co. is an importer of Christmas items. Prior to that Mr. Puleo was President of Boulderwood Corporation. Mr. Puleo is currently a member of the Compensation and Nominating Committees.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

         During the fiscal year ended August 31, 2001, the Board of Directors of the Company held six (6) meetings. All of the present directors attended 75% or more of such meetings and of meetings of committees of which they were members. Directors who are not employees receive an annual fee of $48,000, payable one-half in cash and one-half in shares of the Company's Class A Stock. After the recapitalization, directors who are not employees will receive an annual fee of $48,000, payable one-half in cash and one-half in shares of the Company's Common Stock.

         The board or directors has five standing committees. Committee memberships are indicated in the preceding biographical information.

         The audit committee consists of four directors, none of whom is an employee of Fedders. The audit committee reviews significant matters relating to our audit and internal controls, reviews the results of audits by our independent auditors, reviews the activities of the internal audit staff, and recommends selection of our independent auditors for approval by the board, subject to ratification by the stockholders. The audit committee reviews and transmits to the board Fedders' audited financial statements after the close of each fiscal year. The chairman of the board and other members of the audit committee receive a fee of $1,000 and $500, respectively, for each meeting they attend. During the fiscal year ended August 31, 2001, the audit committee held four (4) meetings. There is a written charter for the audit committee which has been adopted by the board and is attached hereto as Annex D. All of the members of the audit committee are independent directors.

         The compensation committee consists of four directors and develops compensation plans for Fedders' executive officers, subject to the approval of the full board of directors. During the fiscal year ended August 31, 2001, the compensation committee held two (2) meetings.

         The executive committee consists of four directors and has the authority to act on most matters concerning Fedders during intervals between board meetings. During the fiscal year ended August 31, 2001, the executive committee did not hold any meetings.

         The finance committee consists of four directors. This committee reviews Fedders' financial policies, keeps informed of its operations and financial condition, including requirements for funds, advises the board of directors concerning sources and disposition of Fedders' funds, evaluates investment programs, and reviews Fedders' continuing financial arrangements and methods of external financing. During the fiscal year ended August 31, 2001, the finance committee did not hold any meetings.

         The nominating committee consists of four directors, three of whom are non-employee directors. This committee reviews possible director candidates and makes recommendations to the board of directors concerning nominees to serve on the board. During the fiscal year ended August 31, 2001, the nominating committee did not meet.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS OF FEDDERS

         As of November 30, 2001, each director and executive officer of Fedders named in the summary compensation table under "Election of Directors - Executive Compensation" below and all directors and executive officers of Fedders as a group, owned beneficially the number of shares of the Company's equity securities set forth in the table on page 32. Shares subject to acquisition within 60 days pursuant to stock options are shown separately.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Due to an internal administrative oversight, Form 5s for three executive officers were not filed on a timely basis. No transaction was involved as the filings related to repricing of options.

PRINCIPAL STOCKHOLDERS OF FEDDERS

         The following table sets forth information at December 12, 2001 with respect to the beneficial ownership of our voting securities by all persons known by the us to own more than 5% of Fedders' outstanding voting securities. Unless otherwise indicated, the owners listed have sole voting and investment power.



                                                                                AMOUNT
                                       NAME AND ADDRESS OF                   BENEFICIALLY                 PERCENT
     TITLE OF CLASS                   BENEFICIAL OWNER (1)                       OWNED                    OF CLASS
-------------------------    ---------------------------------------    -----------------------    ----------------------

Class B Stock                Salvatore Giordano                                2,262,566                   99.82%
                             Joseph Giordano and Sal Giordano, Jr.
                             c/o Fedders Corporation
                             Liberty Corner, NJ  07938

(1) See footnotes 4, 5, 6 and 7 to the table on page 32 for more detailed information with respect to the security ownership of the named individuals.


                           EXECUTIVE COMPENSATION

         The following information is furnished as to all cash compensation paid by Fedders' and its subsidiaries during the fiscal year ended August 31, 2001 to each of the five highest paid executive officers of Fedders whose aggregate direct compensation exceeded $100,000.


                                                         SUMMARY COMPENSATION TABLE


                                                                                                     LONG-TERM
                                                        ANNUAL COMPENSATION                     COMPENSATION AWARDS
                                              ----------------------------------------    -----------------------------
                                                FISCAL         SALARY         BONUS         STOCK       OPTIONS       COMPENSATION
NAME AND PRINCIPAL POSITION                      YEAR           ($)           (2)($)        AWARDS        (#)              ($)
------------------------------------------    ----------    -----------    ----------    ----------   ------------     -----------
Salvatore Giordano (1) ...................       2001         399,866       178,095           -        120,000(3)          67,502
   Chairman of the Board of Directors            2000         533,154       577,860          --         120,000            74,994
                                                 1999         522,701       536,130          --            --              44,010

Sal Giordano, Jr..........................       2001         591,345       237,460           -        300,000(3)         690,546
   Vice Chairman and Chief Executive Officer     2000         591,345       577,860          --         120,000           610,027
                                                 1999         579,750       536,130          --            -              689,770

Michael B. Etter..........................       2001         290,000        89,047           -        140,000(3)          32,355
   President and Chief Operating Officer         2000         217,000       127,553          --         130,000            15,097
                                                 1999         166,667        67,016          --            --              6,424

Kent E. Hansen............................       2001         210,000        44,524           -        100,000(3)          24,185
   Executive Vice President and Secretary        2000         192,676       108,349          --          80,000            22,994
                                                 1999         185,509       100,524          --            --              18,836

Robert L. Laurent, Jr.....................       2001         255,000       118,730           -        150,000(3)          41,415
   Executive Vice President, Acquisitions        2000         255,000       288,930          --          60,000            30,759
   and Alliances                                 1999         250,000       268,065          --            --              17,010

Michael Giordano..........................       2001         200,000        44,524           -        75,000(3)           19,493
   Executive Vice President, Finance and         2000         159,833        72,233          --          70,000            41,387
   Administration and Chief Financial Officer    1999         142,911        26,769          --            --               6,776


(1) Does not include Mr. Giordano's retirement payments for the 2001 fiscal year in the amount of $276,882. Mr. Giordano retired effective June 1, 2001.
(2) Bonus payments are for those accrued in the 2001 fiscal year but not paid until the 2002 fiscal year.
(3) Options represent options previously granted and repriced during fiscal year 2001.

OPTIONS/SAR GRANTS TABLE

         During the fiscal year ended August 31, 2001, Fedders did not grant any stock options nor stock appreciation rights (SARs) to any executive officer.

AGGREGATED OPTION/SAR EXERCISES AND FISCAL YEAR-END OPTION/SAR VALUE TABLE

         The following table sets forth the number of shares of Class A Stock exercised during the fiscal year ended August 31, 2001, the value realized upon exercise, the number of unexercised Class A Stock options at the end of this period and the value of unexercised in-the-money options at the end of this period.

            AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                        AND FY-END OPTION/SAR VALUES

                                                                                                               VALUE OF
                                                                                    NUMBER OF              UNEXERCISED IN-
                                                                                   UNEXERCISED                THE-MONEY
                                                                                    OPTIONS AT                OPTIONS AT
                                                                                    FY-END (#)                FY-END ($)
                                                                              ----------------------    ----------------------
                                          SHARES               VALUE
                                        ACQUIRED ON           REALIZED             EXERCISABLE/              EXERCISABLE/
NAME                                   EXERCISE (#)             ($)               UNEXERCISABLE             UNEXERCISABLE
--------------------------------     -----------------    ----------------    ----------------------    ----------------------

Salvatore Giordano..............                    --                  --             E          --               E        --
                                                                                       U     120,000               U    44,400

Sal Giordano, Jr. ..............                60,000              56,250             E     120,000               E    44,400
                                                                                       U     120,000               U    44,400

Michael Etter...................                    --                  --             E      10,000               E     3,700
                                                                                       U     130,000               U    48,100

Kent E. Hansen..................                20,000              18,400             E          --               E        --
                                                                                       U      80,000               U    29,600

Robert L. Laurent, Jr. .........                30,000              19,686             E      60,000               E    22,200
                                                                                       U      60,000               U    22,200

Michael Giordano ...............                     -                  --             E       5,000               E     1,850
                                                                                       U      70,000               U    25,900



                       TEN YEAR OPTION/SAR REPRICINGS


         The following table sets forth information concerning repricing during the last ten fiscal years of stock options held by any person who was an executive officer of the Company at the time of repricing:


                                             Number of                                                          Length of Original
                                             Securities                                                         Option Term
                                             Underlying      Market Price of    Exercise Price                  Remaining at Date
                                           Options/SAR's      Stock at Time      at Time of         New         or Repricing or
                                            Repriced or       of Repricing or    Repricing or      Exercise      Amendment
    Name                           Date      Amended (#)       Amendment ($)     Amendment ($)     Price($)     (months)

Salvatore Giordano               10/24/00        120,000          3.625              4.94          3.625                 50

                                  7/28/92         60,000          4.375             8.125          4.375                 17

                                  7/28/92         60,000          4.375             8.125          4.375                 32

                                  7/28/92         30,000          4.375             8.125          4.375                 44

                                   1/2/92         60,000          8.125             13.00          8.125                 24

                                   1/2/92         60,000          8.125            15.125          8.125                 39

                                   1/2/92         30,000          8.125              8.75          8.125                 51


Sal Giordano, Jr.                10/24/00         60,000          3.625              4.50          3.625                  2

                                 10/24/00        120,000          3.625              4.75          3.625                 14

                                 10/24/00        120,000          3.625              4.94          3.625                 50

                                  7/28/92         60,000          4.375             8.125          4.375                 17

                                  7/28/92         60,000          4.375             8.125          4.375                 32

                                  7/28/92         30,000          4.375             8.125          4.375                 44

                                   1/2/92         60,000          8.125             13.00          8.125                 24

                                   1/2/92         60,000          8.125            15.125          8.125                 39

                                   1/2/92         30,000          8.125              8.75          8.125                 51


Richard Brereton                  7/28/92         10,000          4.375             8.125          4.375                 38

                                  7/28/92          5,000          4.375             8.125          4.375                 45

                                   1/2/92         10,000          8.125            15.125          8.125                 45

                                   1/2/92          5,000          8.125              8.75          8.125                 52


Jordan Bruno                     10/24/00          5,000          3.625              4.75          3.625                 14

                                 10/24/00         20,000          3.625              4.94          3.625                 50


Milton L. Davies                  7/28/92          7,500          4.375             8.125          4.375                 45

                                   1/2/92          7,500          8.125              8.75                                52


Nancy DiGiovanni                 10/24/00          4,000          3.625              4.75          3.625                 14

                                 10/24/00         20,000          3.625              4.94          3.625                 50


Robert N. Edwards                10/24/00         15,000          3.625              4.88          3.625                 10

                                 10/24/00         10,000          3.625              4.94          3.625                 50

                                 10/24/00         10,000          3.625              4.81          3.625                 56


Daryl G. Erbs                    10/24/00         30,769          3.625              4.88          3.625                 30


Michael B. Etter                 10/24/00         10,000          3.625              4.75          3.625                 14

                                 10/24/00         80,000          3.625              4.94          3.625                 50

                                 10/24/00         50,000          3.625              4.81          3.625                 56


Joseph Giordano                   7/28/92         30,000          4.375             8.125          4.375                 17

                                  7/28/92         30,000          4.375             8.125          4.375                 32

                                  7/28/92         15,000          4.375             8.125          4.375                 44

                                   1/2/92         30,000          8.125             13.00          8.125                 24

                                   1/2/92         30,000          8.125            15.125          8.125                 39

                                   1/2/92         15,000          8.125              8.75          8.125                 51


Michael Giordano                 10/24/00          5,000          3.625              4.75          3.625                 14

                                 10/24/00         45,000          3.625              4.94          3.625                 50

                                 10/24/00         25,000          3.625              4.81          3.625                 56


Sal Giordano, III                10/24/00         50,000          3.625              4.94          3.625                 50


Kent E. Hansen                   10/24/00         20,000          3.625              4.75          3.625                 14

                                 10/24/00         55,000          3.625              4.94          3.625                 50

                                 10/24/00         25,000          3.625              4.81          3.625                 56


Judy A. Katz                     10/24/00          4,000          3.625              4.75          3.625                 14

                                 10/24/00         15,000          3.625              4.94          3.625                 50

                                 10/24/00         10,000          3.625              4.81          3.625                 56


Robert L. Laurent, Jr.           10/24/00         30,000          3.625              4.50          3.625                  2

                                 10/24/00         60,000          3.625              4.75          3.625                 14

                                 10/24/00         60,000          3.625              4.94          3.625                 50

                                  7/28/00         20,000          4.375             8.125          4.375                  6

                                  7/28/00         10,000          4.375             8.125          4.375                 11

                                  7/28/00         30,000          4.375             8.125          4.375                 20

                                  7/28/00         30,000          4.375             8.125          4.375                 33

                                  7/28/00         15,000          4.375             8.125          4.375                 45

                                   1/2/92         20,000          8.125             12.75          8.125                 13

                                   1/2/92         10,000          8.125             10.25          8.125                 18

                                   1/2/92         30,000          8.125             13.00          8.125                 27

                                   1/2/92         30,000          8.125            15.125          8.125                 40

                                   1/2/92         15,000          8.125              8.75          8.125                 52


S. A. Muscarnera                  7/28/92         30,000          4.375             8.125          4.375                 17

                                  7/28/92         30,000          4.375             8.125          4.375                 32

                                  7/28/92         15,000          4.375             8.125          4.375                 44

                                   1/2/92         30,000          8.125             13.00          8.125                 24

                                   1/2/92         30,000          8.125            15.125          8.125                 39

                                   1/2/92         15,000          8.125              8.75          8.125                 51


Joseph B. Noselli                10/24/00         25,000          3.625              4.81          3.625                 56


Norman W. Swartz                  7/28/92          5,000          4.375             8.125          4.375                 15

                                  7/28/92          3,500          4.375             8.125          4.375                 18

                                  7/28/92          5,000          4.375             8.125          4.375                 33

                                 7/28/92          5,000          4.375             8.125          4.375                 45

                                   1/2/92          5,000          8.125            10.625          8.125                 22

                                   1/2/92          3,500          8.125             13.00          8.125                 25

                                   1/2/92          5,000          8.125            15.125          8.125                 40

                                   1/2/92          5,000          8.125              8.75          9.125                 52


Marlene M. Volpe                 10/24/00         10,000          3.625              4.75          3.625                 14

                                 10/24/00         10,000          3.625              4.94          3.625                 50

                                 10/24/00         10,000          3.625              4.81          3.625                 56



The grant of stock options is considered an important element of total compensation in order to attract and retain highly qualified employees and to provide an incentive to increase the value of Fedders' stock. Fedders has granted stock options to many employees as part of their compensation package. Outstanding options held by all employees were repriced during the fiscal year to reflect the market price of Fedders' stock on the date of the repricing so that such options would continue to be considered by employees as an important element of their overall compensation package and provide the intended incentive.

Compensation Committee:
Howard S. Modlin, Chair
Michael L. Ducker
C. A. Keen
Anthony E. Puleo


REPORT OF AUDIT COMMITTEE

         The Audit Committee is comprised of four directors who are not officers or employees of the Company (William J. Brennan, Michael L. Ducker, Howard S. Modlin and S.A. Muscarnera). The Audit Committee has reviewed and discussed the audited financial statements for the Fiscal Year with management of the Company. The Audit Committee has discussed with the Company's independent auditors, Deloitte & Touche LLP, the matters required to be discussed by SAS 61 (the Codification of Statements on Auditing Standards, AU 380), as may be modified or supplemented from time-to-time. The Audit Committee has reviewed the written disclosures and the letter from the Company's independent auditors required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as may be modified or supplemented from time-to-time, and has discussed with the independent auditors of the Company the independent auditor's independence and based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements for the Fiscal Year be included in the Company's Annual Report on Form 10-K for the Fiscal Year for filing with the Securities and Exchange Commission.

                                         Respectfully submitted,

                                               AUDIT COMMITTEE
                                               WILLIAM J. BRENNAN -- Chairman
                                               MICHAEL L. DUCKER
                                               HOWARD S. MODLIN
                                               S. A. MUSCARNERA



COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The compensation committee is comprised of four directors who are not officers or employees of Fedders (Howard S. Modlin, Michael L. Ducker, C.A. Keen and Anthony E. Puleo). The committee submitted a plan to the board of directors for the fiscal year ended August 31, 2001 which was approved by the Board on December 19, 2000. Mr. Keen was formerly an officer of the Company.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

         In determining the total compensation package for the chief executive officer and all other executive officers for the fiscal year ended August 31, 2001, the Committee considered several factors including: the performance of the Company; the individual contribution of each executive officer; the need to attract and retain highly qualified executives necessary to build long-term stockholder value; and the need to link a portion of each executive officer's long-term capital accumulation to the growth in the market value of the Company's stock. Executive compensation was broken down into three major components (i) cash compensation, (ii) incentive bonuses, and (iii) stock options. Sal Giordano, Jr. has an employment contract with the Company.

         Cash compensation for the fiscal year ended August 31, 2001 is shown on the Summary Compensation Table. For the fiscal year ended August 31, 2001, the Committee recommended and the Board adopted the same plan as the last fiscal year which applied percentages against the EBITDA of the Company minus $1,000,000 and, with respect to certain officers, against EBITDA of the operations for which they are responsible and certain additional goals. Mr. Laurent may also receive incentive compensation based upon successful completion of acquisitions during the fiscal year ended August 31, 2001. The awards under the plan are based heavily upon the performance of the Company. The amount of the awards for the fiscal year ended August 31, 2001 range from 0.19% to 1.00%of EBITDA. With respect to the individuals named in the Summary Compensation Table, the following percentages of EBITDA or potential bonus amount were designated: Mr. Salvatore Giordano 1.00%; Mr. Sal Giordano, Jr. 1.00%; Mr. Robert L. Laurent, Jr. 0.5%, Mr. Michael B. Etter, 0.375%, Mr. Kent E. Hansen 0.1875% and Mr. Michael Giordano, 0.1875%.

                                            Respectfully submitted,

                                                   COMPENSATION COMMITTEE
                                                   HOWARD S. MODLIN -- Chairman
                                                   MICHAEL L. DUCKER
                                                   C. A. KEEN
                                                   ANTHONY E. PULEO

EMPLOYMENT CONTRACTS

         SALVATORE GIORDANO. Mr. Salvatore Giordano had an agreement with Fedders, which became effective on March 23, 1993. The agreement has a stated expiration date of March 23, 2003, but the term of the agreement automatically extends and has a remaining term of ten years from any point in time, until the term is finally fixed at a period of ten years from an intervening event, as provided in the agreement, such as retirement, permanent disability or death. Mr. Giordano retired effective June 1, 2001. Annual payments under the agreement total $1,107,530.

         SAL GIORDANO, JR. Mr. Giordano has an employment agreement with Fedders which expires on September 30, 2006. The material provisions of the agreement include: (1) an annual base salary of at least $591,345, which is reviewable annually and subject to increase and (2) eligibility to receive an annual bonus of not less than 1% of Fedders' earnings before income taxes, plus net interest expense and depreciation and amortization (EBITDA) in excess of $1 million.

PERFORMANCE GRAPH

         The following graph provides a comparison of the cumulative total stockholder return on Fedders Common Stock with returns on the New York Stock Exchange Composite Index, and stocks included in the "Home Appliance" category by The Value Line Investment Survey.


              COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                         AMONG FEDDERS CORPORATION,
                      NYSE MARKET INDEX AND PEER GROUP

[Line graph comparing the five-year total return between Fedders
Corporation, the Peer Group Index and the NYSE Market Index.]


                                           CUSTOMER
                     FEDDERS                SELECTED              NYSE MARKET
                   CORPORATION             STOCK LIST                INDEX
                ---------------      ----------------           ---------------
1997               112.62                 127.85                    159.96
1998                 93.7                 144.81                    155.22
1999               120.97                 202.46                    215.91
2000                98.69                 131.15                    241.5
2001                93.20                 137.52                    180.96

                 ASSUMES $100 INVESTED ON SEPTEMBER 1, 1996
                         ASSUMES DIVIDEND REINVESTED
                     FISCAL YEAR ENDED AUGUST 31, 2001.



                                                                FISCAL YEAR ENDING

Company/Index/Market            August 30,       August 29,      August 31,      August 31,      August 31,     August 31,
                                   1996             1997            1998            1999            2000           2001

Fedders Corporation               100.00           113.36          94.31           121.76          99.34           93.20
Customer Selected Stock           100.00           116.32          130.72          182.42          118.42         137.52
List
NYSE Market Index                 100.00           135.83          141.15          183.34          205.07         180.96


The Customer Selected Stock List is made up of the following securities:
Black & Decker Corporation, Fedders Corporation, Maytag Corporation, National Presto Industrial, Toro Co. and Whirlpool Corporation.




             RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
             (ITEM 10 ON COMMON STOCK AND CLASS B STOCK PROXY)

         Pursuant to the recommendations of its Audit Committee, the Board of Directors selected the firm of BDO Seidman, LLP ("BDO") independent auditors, to audit the consolidated financial statements of the Company for the year ended August 31, 1999. The Company's stockholders ratified that selection at their Annual Meeting on December 21, 1999. On June 20, 2000, the Company engaged Deloitte & Touche LLP ("D&T") as its independent auditors, replacing BDO as independent auditors. The Company's Board of Directors approved the decision to change independent auditors upon the recommendation of its Audit Committee. The reports of BDO on the Company's financial statements for the years ended August 31, 1999 and 1998 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle. During the last two fiscal years, the Company has not had any disagreement with BDO on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure that would require disclosure in this Proxy Statement. There have been no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)). At the Company's request, BDO furnished a letter addressed to the Securities and Exchange Commission as required by Item 304 (a) of Regulation S-K. A copy of such letter was attached to the Company's report to the Commission on Form 8-K, dated June 14, 2000 and is incorporated herein in its entirety by reference.

         D&T served as the Company's independent auditors for the fiscal year ended August 31, 2001. On recommendation of the Audit Committee, the Board of Directors appointed D&T, independent auditors, to audit the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending August 31, 2002, subject to ratification by the Company's stockholders at the Annual Meeting. D&T does not have any direct financial interest in the Company.

         Representatives of D&T are expected to be at the Annual Meeting and will be available to respond to any appropriate questions by stockholders and may make a statement, if they so choose.

AUDIT FEES

         The aggregate fees billed by D&T and its respective affiliates for professional services rendered for the audit of Fedders' annual financial statements for the fiscal year ended August 31, 2001 and for the reviews of the financial statements included in Fedders' Quarterly Reports on Form 10-Q for that fiscal year were $278,748.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

         No professional services described in Paragraph (c)(4)(ii) of Rule 20-01 of Regulation S-X were rendered by D&T for fiscal 2001 and, accordingly, Fedders was billed no fees for such services.

ALL OTHER FEES

         The aggregate fees billed by D&T for services rendered to the Company, other than services described above under "Audit Fees", for the fiscal year ended August 31, 2001 were $108,269. These other fees were substantially related to fees incurred in connection with due diligence for acquisitions, audit of the 401(k) plan and the proposed recapitalization.
The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the independence of D&T from Fedders.


                               LEGAL MATTERS

         Robert N. Edwards, the Vice President and General Counsel of Fedders, c/o Fedders Corporation, 505 Martinsville Road, Liberty Corner New Jersey 07938-0813, will pass upon the validity of the new Fedders Common Stock and the new Fedders Class B Stock to be issued under this proxy statement/prospectus.


                                  EXPERTS

         The consolidated financial statements and the related financial statement schedule as of and for the fiscal years ended August 31, 2001 and 2000 incorporated in this prospectus by reference from the Fedders' Annual Report on Form 10-K for the fiscal year ended August 31, 2001 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

         The financial statements incorporated by reference in this registration statement for the fiscal year ended August 31, 1999 have been audited by BDO Seidman, LLP, independent certified public accountants, to the extent and for the periods set forth in their reports incorporated herein by reference, and are incorporated herein in reliance upon such reports given upon the authority of said firm as experts in auditing and accounting.

                               ANNUAL REPORT

         The annual report of Fedders for the fiscal year ended August 31, 2001, was mailed to each stockholder on or about January __, 2002.

                STOCKHOLDER PROPOSALS -- NEXT ANNUAL MEETING

         If any stockholder desires to submit a proposal for action at the next regular annual meeting, it must be received by Fedders, P.O. Box 813, Liberty Corner, NJ 07938 on or before July 25, 2002.

                               OTHER MATTERS

         As of the date of this proxy statement/prospectus, Fedders' board of directors knows of no matters that will be presented for consideration at the annual meeting other than as described in this proxy statement/prospectus.


                    WHERE YOU CAN FIND MORE INFORMATION

         We file reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information filed by us at the Commission's Public Reference Room located at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800- SEC-0330 for further information on the public reference rooms. Fedders Common Stock and Class A Stock is listed on the NYSE under the symbols "FJC" and "FJA," respectively, and such material relating to Fedders may also be inspected at the offices of the NYSE, 20 Broad Street, New York, NY 10005. Certain of such reports, statements and other information filed by Fedders are also available on the Internet at the SEC's World Wide Web site at http://www.sec.gov.


         We have filed a Form S-4 with the SEC to register the new Common Stock and new Class B Stock to be issued in the recapitalization. This document is part of the Form S-4 and constitutes part of a prospectus in addition to being a proxy statement of Fedders for the annual meeting. As allowed by SEC rules, this document does not contain all the information you can find in the Form S-4 or the exhibits to the Form S-4.


         The SEC allows us to "incorporate by reference" information into this document, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this document, except for any information superseded by information in this document. This document incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about Fedders and its finances.


Fedders SEC Filings (File No. 1-8831)                 Period/as of Date
--------------------------------------      ---------------------------------
Annual Report on Form 10-K                       Year ended August 31, 2001
Current Report on Form 8-K                       June 20, 2000

         We are also incorporating by reference additional documents that we file with the SEC after the date of this document and before the date of the annual meeting.


         If you are a stockholder, we may have sent you some of the documents incorporated by reference, but you can obtain any of them through us or the SEC. Documents incorporated by reference are available from us without charge, excluding all exhibits unless we have specifically incorporated by reference an exhibit in the document. Stockholders may obtain documents incorporated by reference in this document by requesting them in writing or by telephone from Fedders at the following address:


Mail:                                             Telephone:  (908) 604-8686
Fedders Corporation
505 Martinsville Road                             Facsimile:  (908) 604-8576
Liberty Corner, NJ  07938-0813
                                                  E-mail:  khansen@fedders.com


         If you would like to request documents from us, please do so by February 15, 2002 to receive them before the annual meeting.


         We have not authorized anyone to give any information or make any representation about the recapitalization of Fedders that differs from, or adds to, the information in this document or in Fedders' documents that are publicly filed with the SEC. Therefore, if anyone does give you different or additional information, you should not rely on it.

         The information contained in this document speaks only as to its date unless the information specifically indicates that another date applies. Information in this document about Fedders has been supplied by Fedders.


                         FORWARD-LOOKING STATEMENTS

         Statements included or incorporated by reference herein may constitute forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially, including the uncertainties relating to the actual liquidity of Fedders' shares, Fedders' operating performance and other factors affecting share prices generally. Actual results may differ materially from those stated depending on a number of factors, including, without limitation:

         o greater price competition resulting from industry overcapacity or other factors;

         o a significant decline in industry sales resulting from slowing economic growth;

         o seasonal fluctuations in sales of air conditioning units and other climate-related products;

         o     climatic conditions, particularly cool summer conditions; and

         o     varying costs of electricity.

Fedders undertakes no obligation to update or revise forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or changes in future operating results over time. For more information as to various risks relevant to Fedders' business and results of operations see Fedders' other filings with the Securities and Exchange Commission. See "Where You Can Find More Information."





ANNEX A

               RECAPITALIZATION AGREEMENT AND PLAN OF MERGER


                         Dated as of       , 2002


                                  between

                            FEDDERS CORPORATION

                                    and

                            FC MERGER SUB, INC.




         RECAPITALIZATION AGREEMENT AND PLAN OF MERGER, dated as of ________________ (this "Agreement"), between Fedders Corporation, a Delaware corporation (the "Company") and FC Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company ("Merger Sub").

         WHEREAS, the total number of shares of all classes of stock that the Company has authority to issue is 162,500,000, consisting of 80,000,000 shares of Common Stock, par value $1.00 per share (the "Common Stock"), of which 13,634,759 are outstanding, 60,000,000 shares of Class A Stock, par value $1.00 per share (the "Class A Stock"), of which 14,890,386 are outstanding, 7,500,000 shares of Class B Stock, par value $1.00 per share (the "Class B Stock"), of which 2,266,406 are outstanding, and 15,000,000 shares of Preferred Stock, par value of $1.00 per share (the "Preferred Stock") none of which are outstanding; and the total number of shares of all classes of stock that Merger Sub has authority to issue is 100 shares of common stock, par value $.01 per share (the "Merger Sub Common Stock"), of which 10 are issued and outstanding;


         WHEREAS, the Company desires that Merger Sub merge with and into the Company (hereinafter, in such capacity, sometimes referred to as the "Surviving Corporation"), upon the terms and subject to the conditions set forth in this Agreement (the "Merger"), in accordance with the General Corporation Law of the State of Delaware (the "DGCL");

         WHEREAS, pursuant to this Agreement and as a result of the Merger:
(i) each share of Common Stock issued and outstanding immediately prior to the effective time of the Merger will, upon the terms and subject to the conditions and limitations set forth herein, be converted into the right to receive 1.1 shares of a new class of common stock, par value $0.01 per share, of the Surviving Corporation ("New Common Stock"); (ii) each share of Class A Stock issued and outstanding immediately prior to the effective time of the Merger, will, upon the terms and subject to the conditions and limitations set forth herein, be converted into the right to receive one share of New Common Stock; and (iii) each share of Class B Stock issued and outstanding immediately prior to the effective time of the Merger, other than any Dissenting Shares (as such term is defined in Section 1.5 hereof), will, upon the terms and subject to the conditions and limitations set forth herein, be converted into the right to receive 1.1 shares of a new class of Class B Stock, par value $0.01 per share, of the Surviving Corporation ("New Class B Stock").

         WHEREAS, the Boards of Directors of the Company and Merger Sub by resolutions duly adopted have approved the terms of this Agreement and of the Merger, have declared the advisability of this Agreement and of the Merger and determined them to be fair to and in the best interests of the Company and Merger Sub, and have directed the submission of this Agreement to their respective stock holders for approval; and

         WHEREAS, the Merger is intended to constitute a reorganization of the Company within the meaning of Section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended (the "Code").

         NOW, THEREFORE in consideration of the premises and the mutual agreements and provisions herein contained, the parties hereto agree as follows:


                                 ARTICLE I

                                 THE MERGER

         SECTION 1.1 The Merger. (a) Upon the terms and subject to the conditions of this Agreement, at the Effective Time (as defined below), Merger Sub shall be merged with and into the Company in accordance with the DGCL, the separate corporate existence of Merger Sub shall cease, and the Company shall be the Surviving Corporation of the Merger.

         (b) Following satisfaction or waiver of all conditions to the Merger, the Company and Merger Sub shall file a certificate of merger with the Secretary of State of the State of Delaware and make all other filings or recordings required by the DGCL in connection with the Merger. The Merger shall become effective at such time as the certificate of merger is duly filed with the Secretary of State of the State of Delaware or at such later time as is specified in the certificate of merger (the "Effective Time").

         (c) At and after the Effective Time, the Merger shall have the effects set forth in the DGCL. Without limiting the foregoing and subject thereto, from and after the Effective Time, the Surviving Corporation shall possess all the rights, privileges, powers and franchises and be subject to all of the restrictions, disabilities and duties of the Company and Merger Sub, all as provided under the DGCL.

         SECTION 1.2 Effect on Capital Stock. At the Effective Time:

         (a) Each share of Merger Sub Common Stock outstanding immediately prior to the Effective Time shall, by virtue of the Merger, be cancelled and retired and cease to exist, without any conversion thereof.

         (b) Except as otherwise provided in this Agreement, each share of Common Stock, each share of Class A Stock and each share of Class B Stock issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares (as defined in Section 1.5(a) hereof)) shall, by virtue of the Merger, be converted into and become exchangeable for the right to receive the following (the "Exchange Consideration"):

                  (i) for each share of Common Stock, 1.1 shares of New Common Stock;

                  (ii) for each share of Class A Stock, one share of New Common Stock; and

                  (iii) for each share of Class B Stock, 1.1 shares of New Class B Stock.

         (c) Each share of Common Stock and Class B Stock, if any, held in the treasury of the Company or by any wholly owned subsidiary of the Company shall be converted into and exchanged for 1.1 shares of New Common Stock or New Class B Stock, as the case may be, by virtue of the Merger.

         (d) Each share of Class A Stock, if any, held in the treasury of the Company or by any wholly owned subsidiary of the Company shall be converted into and exchanged for one share of New Common Stock by virtue of the Merger.

         (e) All shares of Common Stock, Class A Stock and Class B Stock to be converted into the Exchange Consideration pursuant to this Section 1.2 shall, by virtue of the Merger and without any action on the part of the holders thereof, cease to be outstanding, be cancelled and retired and cease to exist; and each holder of a certificate representing prior to the Effective Time any such shares of Common Stock, Class A Stock or Class B Stock shall thereafter cease to have any rights with respect to such shares, except the right to receive (i) the Exchange Consideration and (ii) any dividends and other distributions in accordance with Section 1.3(c) hereof.

         SECTION 1.3 Exchange of Certificates.


         (a) As of the Effective Time, the Company shall deposit, or cause to be deposited with American Stock Transfer and Trust or another bank, trust company, Person or Persons designated by the Company to act as exchange agent (the "Exchange Agent) for the benefit of the holders of shares of Common Stock, Class A Stock and Class B Stock, a certificate or certificates representing the Exchange Consideration such that the Exchange Agent may issue: (i) shares of New Common Stock in the form of certificates to holders of Common Stock and Class A Stock that receive shares of New Common Stock in the Merger; and (ii) shares of New Class B Stock in the form of certificates to holders of Class B Stock that receive shares of New Class B Stock in the Merger. For purposes of this Agreement, "Person" means any natural person, firm, individual, corporation, limited liability company, partnership, association, joint venture, company, business trust, trust or any other entity or organization whether incorporated or unincorporated, including a government or political subdivision or any agency or instrumentality thereof.

         (b) As of or promptly following the Effective Time, the Company shall cause the Exchange Agent to mail (and to make available for collection by hand) to (A) each holder of record of a certificate or certificates, which immediately prior to the Effective Time represented outstanding shares of Common Stock, Class A Stock or Class B Stock (the "Certificates") (i) a letter of transmittal or similar transmittal form (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and which shall be in the form and have such other provisions as the Company may specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for (A) certificates representing that number of shares of New Common Stock into which the number of shares of Common Stock or Class A Stock, as the case may be, previously represented by such Certificate shall have been converted pursuant to this Agreement, and (B) certificates representing that number of shares of New Class B Common Stock into which the number of shares of Class B Stock shall have been converted pursuant to this Agreement. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with a letter of transmittal or similar transmittal form duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, the holder of such Certificate shall, subject to consummation of the Merger, be entitled to receive in exchange therefor the Exchange Consideration for each share of Common Stock, Class A Stock or Class B Stock formerly represented by such Certificate, and the Certificate so surrendered shall be forthwith cancelled. The Exchange Agent shall accept such Certificates upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange therefor in accordance with normal exchange practices. No interest on the cash payable pursuant to subsection (c) below upon the surrender of the Certificates shall be paid or accrued for the benefit of holders of the Certificates.


         (c) No dividends or other distributions with respect to shares of New Common Stock or New Class B Stock with a record date on or after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of New Common Stock or New Class B Stock represented thereby by reason of the conversion of shares of Common Stock, Class A Stock and Class B Stock pursuant to Sections 1.2(b) and 1.3 hereof until such Certificate is surrendered in accordance with this Article I. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid, without interest, to the Person in whose name the shares of New Common Stock or New Class B Stock representing such securities are registered (i) at the time of such surrender, the proportionate amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to shares of New Common Stock or New Class B Stock issued upon conversion of the Common Stock, Class A Stock and Class B Stock and (ii) at the appropriate payment date or as promptly as practicable thereafter, the proportionate amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such shares of New Common Stock and New Class B Stock.

         (d) Any portion of the Exchange Consideration deposited with the Exchange Agent pursuant to this Section 1.3 (the "Exchange Fund") which remains undistributed to the holders of Certificates for six months after the Effective Time shall be delivered to the Company, upon demand, and any holders of shares of Common Stock, Class A Stock or Class B Stock prior to the Merger who have not theretofore complied with this Article I shall thereafter look for payment of their claim, as general creditors thereof, only to the Company for their claim for (1) shares of New Common Stock, if any, (2) shares of New Class B Stock, if any and (3) any dividends or other distributions with respect to shares of New Common Stock or New Class B Stock to which such holders may be entitled.

         (e) None of the Company, Merger Sub or the Exchange Agent shall be liable to any Person in respect of any shares of New Common Stock or New Class B Stock held in the Exchange Fund (and any dividends and other distributions payable in respect thereof) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

         (f) The Exchange Agent shall invest any cash included in the Exchange Fund, as directed by the Company on a daily basis. Any interest and other income resulting from such investments shall be paid to the Company.

         (g) No certificate representing fractional shares of New Common Stock or New Class B stock shall be issued or book entry credit shall be made upon the surrender for exchange of Certificates pursuant to this
Section 1.3 and no dividend, stock split-up or other change in the capital structure of the Company shall relate to any fractional security, and such fractional interests shall not entitle the owner thereof to vote or to any rights of a security holder. In lieu of any such fractional securities, each holder of Common Stock, Class A Stock or Class B Stock who would otherwise have been entitled to a fraction of a share of New Common Stock or New Class B Stock, as the case may be, upon surrender of the Certificates pursuant to this Section 1.3 will be paid cash upon such surrender in an amount equal to the product of such fraction multiplied by
(i) in the case of New Common Stock, the closing sale price of the New Common Stock on the New York Stock Exchange on the day of the Effective Time, or, if the New Common Stock is not so traded on such day, the closing sale price on the next day on which such stock is traded on the New York Stock Exchange; or (ii) in the case of the New Class B Stock, the closing sale price of the New Common Stock on the New York Stock Exchange on the day of the Effective Time, or, if the New Common Stock is not so traded on such day, the closing sale price on the next day on which such stock is traded on the New York Stock Exchange.

         (h) If between the date hereof and the Effective Time, the outstanding shares of Common Stock, Class A Stock or Class B Stock shall be changed into a different number of shares by reason of reclassification, recapitalization, split-up, combination or exchange of shares, or any dividend payable in stock or other securities shall be declared thereon with a record date within such period, the Exchange Consideration shall be adjusted accordingly to provide the holders of the Common Stock, Class A Stock or Class B Stock, as the case may be, the same economic effect as contemplated by this Agreement prior to such reclassification, recapitalization, split-up, combination, exchange or dividend.

         SECTION 1.4 Stock Options; Other Equity Benefit Plans and Awards.

         (a) At the Effective Time, each of the then outstanding Options (as defined below) shall be converted into (i) in the case of an Option to purchase Common Stock, that number of shares of New Common Stock determined by multiplying the number of shares of Common Stock subject to such Option at the Effective Time by 1.1; and (ii) in the case of an Option to purchase Class A Stock, that number of shares of New Common Stock equal to the number of shares of Class A Stock subject to such Option at the Effective Time.

"Options" means any option granted, and not exercised, expired or terminated, to a current or former employee, director or independent contractor of the Company or any of its subsidiaries or any predecessor thereof to purchase shares of Common Stock or Class A Stock pursuant to the Company's Stock Option Plans I through VIII or any other stock option, stock bonus, stock award, or stock purchase plan, program, or arrangement of the Company or any of its subsidiaries or any predecessor thereof or any other contract or agreement entered into by the Company or any of its subsidiaries.

         (b) Each phantom stock or similar award (whether denominated in shares of Common Stock, Class A Stock, phantom units in a Company Common Stock fund or a Company Class A Stock fund or otherwise) which is outstanding immediately prior to the Effective Time under any deferred compensation, incentive compensation or similar plan, program or arrangement of the Company or any of its subsidiaries shall be adjusted by the committee or other entity responsible for the administration of such plan, program or arrangement so that the number of shares or units to which such awards relate is treated in a manner consistent with the treatment of shares of Common Stock and Class A Stock held by a stockholder at the Effective Time.

         SECTION 1.5 Dissenting Shares.

         (a) Notwithstanding anything in this Agreement to the contrary, each share of Class B Stock issued and outstanding immediately prior to the Effective Time and held by a person (a "Dissenting Stockholder") who is entitled to seek an appraisal of such shares under Delaware law and who complies with all the requirements of Delaware law to exercise and perfect appraisal rights ("Dissenting Shares") shall not be converted into the right to receive the Exchange Consideration but shall instead become the right to receive such consideration as may be determined to be due to such Dissenting Stockholder pursuant to Section 262 of the DGCL. If, after the Effective Time, such Dissenting Stockholder withdraws his or her demand for appraisal or fails to perfect or otherwise loses his or her right of appraisal, in any case pursuant to the DGCL, the shares of such Dissenting Stockholder shall be deemed to be converted as of the Effective Time into the right to receive the Exchange Consideration (without any interest thereon).

         (b) Nothing contained in this Agreement, including Section 1.5(a) hereof shall limit the right of the Company to take the position at any time, including in any litigation or appraisal or other proceeding, and in any manner (including in its sole discretion by filing a declaratory judgment action), that stockholders, or that particular groups of stockholders, are not entitled to appraisal rights under Section 262 of the DGCL.


         SECTION 1.6 Closing. Subject to the satisfaction or waiver of the conditions set forth in Article III hereof, the closing of the Merger ("the Closing") shall take place at such place as the Company shall determine, at such time as is, in the judgment of the Company, as soon as reasonably practicable following the Annual Meeting of Stockholders; unless another time, or place is established by the Company (the actual time and date of the Closing being referred to herein as the "Closing Date").



                                 ARTICLE II

                          THE SURVIVING CORPORATION

         SECTION 2.1 Certificate of Incorporation. The Certificate of Incorporation of the Company will, upon the Effective Time and as a result of the Merger, be amended and restated in substantially the form attached hereto as Exhibit A (the "Restated Certificate"). Upon the Effective Time, the Restated Certificate of the Company will become the certificate of incorporation of the Surviving Corporation.

         SECTION 2.2 By-Laws. At the Effective Time, the By-Laws of the Company as in effect immediately prior to the Effective Time will be the By-Laws of the Surviving Corporation.

         SECTION 2.3 Directors and Officers. From and after the Effective Time, the directors and officers of the Company at the Effective Time shall be the directors and officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified in accordance with applicable law.


                                 ARTICLE III

                          CONDITIONS TO THE MERGER

         SECTION 3.1 Conditions to the Obligations of the Company and Merger Sub. The respective obligations of the Company and Merger Sub to consummate the Merger are subject to the satisfaction of, or to the extent permitted by applicable law, the waiver by the Company on or prior to the Effective Time of each of the following conditions:

         (a) a proposal to delete Section VI of clause A of Article Second of the certificate of incorporation of Fedders has been approved by the holders of the shares of Common Stock, Class A Stock and Class B stock representing a majority of the votes entitled to be cast thereon, each voting separately as a class.

         (b) a proposal to adopt this Agreement has been approved by the holders of the shares of Common Stock and Class B Stock representing a majority of the votes entitled to be cast thereon, voting together as a single class.

         (c) proposals to adopt each of the changes to Fedders' certificate of incorporation that will be made as a result of the recapitalization have been approved by the holders of the shares of Common Stock and Class B Stock representing a majority of the votes entitled to be cast thereon, voting together as a single class.

         (d) no laws shall have been adopted or promulgated, and no temporary restraining order, preliminary or permanent injunction or other order issued by a court or other supranational, national, state, municipal, local or foreign government, any instrumentality, subdivision, administrative agency or commission or other authority thereof, or any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority (a "Governmental Entity") of competent jurisdiction shall be in effect having the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger and no proceeding challenging this Agreement or the transactions contemplated hereby or seeking to prohibit, alter, prevent or materially delay the Merger shall have been instituted by any or before any court, arbitrator or governmental body, agency or official and be pending which would cause the Board of Directors of the Company to determine that the consummation of the Merger is no longer advisable;

         (e) (i) all waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, applicable to the Merger shall have expired or been terminated and (ii) all actions by or in respect of or filings with any Governmental Entity required to permit the consummation of the Merger shall have been obtained, except those that would not reasonably be expected to have a material adverse affect on the Company or its ability to consummate the transactions contemplated by this Agreement;

         (f) the New Common Stock to be issued pursuant to the Merger and upon exercise of Options and other equity based awards shall have been approved for listing on the New York Stock Exchange, subject to official notice of issuance;

         (g) the registration statement on Form S-4 to be filed in connection with the issuance of shares in the Merger (the "Form S-4") shall have been declared effective by the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933. No stop order suspending the effectiveness of the Form S-4 shall have been issued by the SEC and no proceedings for that purpose shall have been initiated or threatened by the SEC; and

         (h) the Company shall have received evidence in form and substance reasonably satisfactory to it, that all material licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and parties to contracts with the Company and its subsidiaries as are necessary for consummation of the transactions contemplated by this Agreement have been obtained and are in full force and effect, other than those which, if not obtained, would not have a material adverse effect on the Company.


                                 ARTICLE IV

                                TERMINATION

         SECTION 4.1 Termination. To the fullest extent permitted by Delaware law, this Agreement may be terminated, and the Merger and other actions herein provided for may be abandoned, by the Board of Directors of the Company in its sole discretion at any time prior to the Effective Time, notwithstanding any approval of this Agreement by the stockholders of either or both of the Company or Merger Sub.

         SECTION 4.2 Effect of Termination. If this Agreement is terminated pursuant to Section 4.1, this Agreement shall become void and of no effect with no liability on the part of any party hereto.


                                 ARTICLE V

                               MISCELLANEOUS

         SECTION 5.1 Notices. All notices and other communications hereunder shall be in writing and hand delivered or mailed by registered or certified mail (return receipt requested) or sent by any means of electronic message transmission with delivery confirmed (by voice or otherwise) to the parties at the following addresses (or at such other addresses for a party as shall be specified by like notice) and will be deemed given on the date on which such notice is received:

                  To the Company or Merger Sub:

                  Fedders Corporation
                  505 Martinsville Road
                  Liberty Corner, New Jersey  07938-0813
                  Telecopy: 908-604-07156
                  Attn:  Kent E. Hansen

         SECTION 5.2 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other party hereto.

         SECTION 5.3 Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware.

         SECTION 5.4 Amendment and Waiver. To the fullest extent permitted by Delaware law, this Agreement may be amended by mutual consent of the Boards of Directors of the Company and Merger Sub, and any provision hereof may be waived, at any time prior to the Effective Time, notwithstanding any approval of this Agreement by the stockholders of either or both of the Company and Merger Sub.

         SECTION 5.5 Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by the other party hereto.


         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                                     FEDDERS CORPORATION


                                                     By:
                                                        -----------------------
                                                        Name:
                                                        Title:


                                                     FC MERGER SUB, INC.


                                                     By:
                                                        -----------------------
                                                        Name:
                                                        Title:




                                 EXHIBIT A


                   RESTATED CERTIFICATE OF INCORPORATION
                           OF FEDDERS CORPORATION

         The undersigned, Kent E. Hansen, certifies that he is the Executive Vice President and Secretary of Fedders Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Corpora tion"), and does hereby further certify as follows:

                  (1) The name of the Corporation is Fedders Corporation.

                  (2) The name under which the Corporation was originally incorporated was Fedders Corporation and the original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on April 4, 1984.

                  (3) This Restated Certificate of Incorporation was duly adopted by in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Dela ware.

                  (4) The text of the Restated Certificate of Incorporation of the Corporation as amended hereby is restated to read in its entirety, as follows:

FIRST: The name of the corporation shall be FEDDERS CORPORATION.

SECOND: The purposes for which the Corporation is formed are as follows:

         (a) To design, manufacture, buy, sell, distribute, at wholesale or retail, import and export, rent and lease, repair and maintain, dispose of, and generally deal in all kinds of air-conditioning apparatus, equipment and appliances; refrigeration apparatus, equipment and appliances; heating apparatus, equipment and appliances; gas and electric stoves and ranges; automatic clothes-washing machines and clothes-drying machines of all kinds and for all purposes; automobile radiators and other components of all kinds; sheetmetal specialties; and all other devices of any kind or nature used in conjunction therewith, or incidental or accessory thereto.

         (b) To design, create, manufacture, produce, export, import, purchase, acquire, sell, dispose of, and generally deal in and with materials, articles, machinery, apparatus, equipment, appliances, supplies, goods and other personal property of every kind and description, tangible or intangible, and to engage in any mercantile, commercial manufacturing or trading business of any character.

         (c) To acquire, by purchase or otherwise, own, hold, lease, mortgage, sell, or otherwise dispose of, and generally deal in and with rights and interests in real and personal property of every kind and description.

         (d) To acquire, sell or otherwise dispose of, deal in and with, and grant and obtain licenses for all kinds of intangible property, including patent rights, improvements thereon, inventions, discoveries, formulas and processes, copyrights, trademarks, trade names and designs.

         (e) To the extent permitted by law, to promote, finance, underwrite and assist, financially or otherwise, and to assume and guarantee the obligations of any individual, corporation or other entity, and to purchase or otherwise acquire, hold, own, sell or otherwise dispose of securities and obligations of every nature and kind of any issuer, whether or not incorporated.

         (f) To do all and everything necessary, suitable or proper for the accomplishment of any of the purposes or the attainment of any of the objectives hereinbefore set forth, either alone or in association with other corporations, firms or individuals, and to do every other act or acts, thing or things, incidental or appurtenant to or arising out of or connected with the aforesaid businesses or any part or parts thereof.

         (g) To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

THIRD: The aggregate number of shares of stock of all classes which the Corporation shall have authority to issue is 90,000,000, consisting of 70,000,000 shares of Common Stock having a par value of $0.01 per share, 5,000,000 shares of Class B Stock having a par value of $0.01 per share and 15,000,000 shares of Preferred Stock having a par value of $0.01 per share.

The powers, preferences and the relative, participating, optional and other rights and the qualifications, limitations and restrictions thereof, of each class of stock, and the express grant of authority to the Board of Directors to fix by resolution the designations and the powers, preferences and rights of each share of Preferred Stock and the qualifications, limitations and restrictions thereof which are not fixed by this Certificate of Incorporation, are as follows:

A.   COMMON STOCK AND CLASS B STOCK.

I.   Dividends, etc.

Subject to the rights of the holders of Preferred Stock, and subject to any other provisions of this Certificate of Incorporation, as amended from time to time, holders of Common Stock and Class B Stock shall be entitled to receive such dividends and other distributions in cash, stock or property of the Corporation as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor; provided, that in the case of cash dividends, if at any time a cash dividend is paid on the Common Stock, a cash dividend of equal amount shall be paid on the Class B Stock; and provided, further, that in the case of dividends or other distributions payable in stock of the Corporation other than Preferred Stock, including distributions pursuant to stock splits or divisions of stock of the Corporation other than Preferred Stock, which occur after the initial issuance of shares of Class B Stock by the Corporation, only shares of Common Stock shall be distributed with respect to Common Stock and only shares of Class B Stock shall be distributed with respect to Class B Stock, in each case, in an amount per share equal to the amount per share paid with respect to the Common Stock, and that, in the case of any combination, reclassification or subdivision of the Common Stock, the shares of Class B Stock shall also be combined, reclassified or subdivided so that the number of shares of Class B Stock outstanding immediately following such combination, reclassification or subdivision shall bear the same relationship to the number of shares outstanding immediately prior to such combination, reclassification or subdivision as the number of shares of Common Stock outstanding immediately following such combination, reclassification or subdivision bears to the number of shares of Common Stock outstanding immediately prior to such combination, reclassification or subdivision.

II.  Voting.

         (a) At every meeting of the stockholders, every holder of Common Stock shall be entitled to one (1) vote in person or by proxy for each share of Common Stock standing in his name on the transfer books of the Corporation and every holder of Class B Stock shall be entitled to one (1) vote in person or by proxy for each share of Class B Stock standing in his name on the transfer books of the Corporation, except that each holder of Class B Stock shall be entitled to ten (10) votes per share on the election of any directors at any stockholders' meeting (i) if more than 15% of the shares of Common Stock outstanding on the record date for such meeting are beneficially owned by a person or group of persons acting in concert (unless such person or group is also the beneficial owner of a majority of the shares of Class B Stock on such record date), or (ii) if a nomination for the Board of Directors is made by a person or group of persons acting in concert, other than the Board of Directors (unless such nomination is made by one or more holders of Class B Stock, acting in concert, who beneficially own more than 15% of the shares of Class B Stock outstanding on such record date).

         (b) The provisions of this Certificate of Incorporation shall not be modified, revised, altered or amended, repealed or rescinded in whole or in part, without the affirmative vote of the holders of a majority of the shares of the Common Stock and of a majority of the shares of the Class B Stock, each voting separately as a class.

         (c) The Corporation may not effect or consummate:

                  (1) any merger or consolidation of the Corporation with or into any other person;

                  (2) any sale, lease, exchange or other disposition of all or substantially all of the assets of the Corporation to or with any other person; or

                  (3) any dissolution of the Corporation;

unless and until such transaction is authorized by the vote, if any, required by Delaware law; and unless and until such transaction is authorized by a majority of the votes entitled to be cast by the shares of Common Stock and of Class B Stock entitled to vote, each voting separately as a class, but the foregoing shall not apply to any merger or other transaction described in the preceding subparagraphs (1) and (2) if the other party to the merger or other transaction is a Subsidiary of the Corporation.

For purposes of this paragraph (c) a "Subsidiary" is any corporation more than 50% of the voting securities of which are owned directly or indirectly by the Corporation; and a "person" is any individual, partnership, corporation or entity.

         (d) Following the initial issuance of shares of Class B Stock, the Corporation may not effect the issuance of any additional shares of Class B Stock (except in connection with stock splits and stock dividends) unless and until such issuance is authorized by the holders of a majority of the voting power of the shares of Common Stock and of Class B Stock entitled to vote, each voting separately as a class.

         (e) Every reference in this Certificate of Incorporation to a majority or other proportion of shares of stock shall refer to such majority or other proportion of the votes entitled to be cast by such shares.

         (f) Except as may be otherwise required by law or by this Article Third, the holders of Common Stock and Class B Stock shall vote together as a single class, subject to any voting rights which may be granted to holders of Preferred Stock.

III. Transfer.

         (a) No person holding shares of Class B Stock of record (hereinafter called a "Class B Holder") may transfer, and the Corporation shall not register the transfer of, such shares of Class B Stock, as Class B Stock, whether by sale, assignment, gift, bequest, appointment or otherwise, except to a Permitted Transferee and any purported transfer of shares not permitted hereunder shall result in the conversion of such shares into Common Stock as provided by subsection (d) of this Section III. A Permitted Transferee shall mean, with respect to each person from time to time shown as the record holder of shares of Class B Stock:

                  (i) In the case of a Class B Holder who is a natural person:

                           (A) The spouse of such Class B Holder, any
lineal descendant of a parent of such Class B Holder, and any spouse of such lineal descendant (which lineal descendants, their spouses, the Class B Holder, and his or her spouse are herein collectively referred to as "Class B Holder's Family Members");

                           (B) The trustee of a trust (including a voting
trust) principally for the benefit of such Class B Holder and/or one or more of his or her Permitted Transferees described in each subclause of this clause (i) other than this subclause (B), provided that such trust may also grant a general or special power of appointment to one or more of such Class B Holder's Family Members and may permit trust assets to be used to pay taxes, legacies and other obligations of the trust or of the estates of one or more of such Class B Holder's Family Members payable by reason of the death of any of such Class B Holder's Family Members;

                           (C) Any organization, contributions to which are
deductible for federal income, estate or gift tax purposes or any split-interest trust described in Section 4947 of the Internal Revenue Code, as it may from time to time be amended (hereinafter called a "Charitable Organization");

                           (D) A corporation, if a majority of the
beneficial ownership of outstanding capital stock of such corporation which is entitled to vote for the election of directors is owned by, or a partnership if a majority of the beneficial ownership of the partnership is held by, the Class B Holder or his or her Permitted Transferees determined under this clause (i), provided that if by reason of any change in the ownership of such stock or partnership interests, such corporation or partnership would no longer qualify as a Permitted Transferee, all shares of Class B Stock then held by such corporation or partnership shall, upon the election of the Corporation given by written notice to such corporation or partnership, without further act on anyone's part, be converted into shares of Common Stock effective upon the date of the giving of such notice, and stock certificates formerly representing such shares of Class B Stock shall thereupon and thereafter be deemed to represent the like number of shares of Common Stock; and

                           (E) The estate of such Class B Holder.

                  (ii) In the case of a Class B Holder holding the shares of Class B Stock in question as trustee pursuant to a trust (other than a Charitable Organization or any trust described in clause (iii) below), "Permitted Transferee" means (A) any person transferring Class B Stock to such trust and (B) any Permitted Transferee of any such transferor determined pursuant to clause (i) above.

                  (iii) In the case of a Class B Holder holding the shares of Class B Stock in question as trustee pursuant to a trust (other than a Charitable Organization) which was irrevocable on the date of initial issuance to such Class B Holder (hereinafter in this Section III called the "Record Date"), "Permitted Transferee" means (A) any person to whom or for whose benefit principal may be distributed either during or at the end of the term of such trust whether by power of appointment or otherwise and (B) any Permitted Transferee of any such person determined pursuant to clause
(i) above.

                  (iv) In the case of a Class B Holder which is a Charitable Organization holding record and beneficial ownership of the shares of Class B Stock in question, "Permitted Transferee" means any Class B Holder.

                  (v) In the case of a Class B Holder which is a corporation or partnership (other than a Charitable Organization) acquiring record and beneficial ownership of the shares of Class B Stock in question upon its initial issuance by the Corporation, "Permitted Transferee" means
(A) any partner of such partnership, or stockholder of such corporation, on the Record Date, (B) any person transferring such shares of Class B Stock to such corporation or partnership, and (C) any Permitted Transferee of any such person, partner, or stockholder referred to in subclauses (A) and (B) of this clause (v), determined under clause (i) above.

                  (vi) In the case of a Class B Holder which is a corporation or partnership (other than a Charitable Organization or a corporation or partnership described in clause (v) above) holding record and beneficial ownership of the shares of Class B Stock in question, "Permitted Transferee" means (A) any person transferring such shares of Class B Stock to such corporation or partnership and (B) any Permitted Transferee of any such transferor determined under clause (i) above.

                  (vii) In the case of a Class B Holder which is the estate of a deceased Class B Holder, or which is the estate of a bankrupt or insolvent Class B Holder, which holds record and beneficial ownership of the shares of Class B Stock in question, "Permitted Transferee" means a Permitted Transferee of such deceased, bankrupt or insolvent Class B Holder as determined pursuant to clause (i), (ii), (iii), (iv), (v) or (vi) above, as the case may be.

         (b) Notwithstanding anything to the contrary set forth herein, any Class B Holder may pledge such Class B Holder's shares of Class B Stock to a pledgee pursuant to a bona fide pledge of such shares as collateral security for indebtedness due to the pledgee, provided that such shares shall not be transferred to or registered in the name of the pledgee and shall remain subject to the provisions of this Section III. In the event of foreclosure or other similar action by the pledgee, such pledged shares of Class B Stock may only be transferred to a Permitted Transferee of the pledgor or converted into shares of Common Stock, as the pledgee may elect.

         (c) For purposes of this Section III:

                  (i) The relationship of any person that is derived by or through legal adoption shall be considered a natural one.

                  (ii) Each joint owner of shares of Class B Stock shall be considered a "Class B Holder" of such shares.

                  (iii) A minor for whom shares of Class B Stock are held pursuant to a Uniform Gifts to Minors Act or similar law shall be considered a Class B Holder of such shares.

                  (iv) Unless otherwise specified, the term "person" means both natural persons and legal entities.

                  (v) Without derogating from the election conferred upon the Corporation pursuant to subclause (D) of clause (i) above, each reference to a corporation shall include any successor corporation resulting from merger or consolidation and each reference to a partnership shall include any successor partnership resulting from the death or withdrawal of a partner.

         (d) Any transfer of shares of Class B Stock not permitted hereunder shall result in the conversion of the transferee's shares of Class B Stock into shares of Common Stock, effective the date on which certificates representing such shares are presented for transfer on the books of the Corporation. The Corporation may, in connection with preparing a list of stockholders entitled to vote at any meeting of stockholders, or as a condition to the transfer or the registration of shares of Class B Stock on the Corporation's books, require the furnishing of such affidavits or other proof as it deems necessary to establish that any person is the beneficial owner of shares of Class B Stock or is a Permitted Transferee.

         (e) At any time when the number of outstanding shares of Class B Stock as reflected on the stock transfer books of the Corporation falls below 2.5% of the aggregate number of the issued and outstanding shares of the Common Stock and Class B Stock of the Corporation, or the Board of Directors and the holders of a majority of the outstanding shares of Class B Stock approve the conversion of all of the Class B Stock into Common Stock, then, immediately upon the occurrence of either such event, the outstanding shares of Class B Stock shall be converted into shares of Common Stock. In the event of such a conversion, certificates formerly representing outstanding shares of Class B Stock shall thereupon and thereafter be deemed to represent the like number of shares of Common Stock.

         (f) Shares of Class B Stock shall be registered in the names of the beneficial owners thereof and not in "street" or "nominee" name. For this purpose, a "beneficial owner" of any shares of Class B Stock shall mean a person who, or an entity which, possesses the power, either singly or jointly, to direct the voting or disposition of such shares. The Corporation shall note on the certificates for shares of Class B Stock the restrictions on transfer and registration of transfer imposed by this
Section III.

IV.   Conversion Rights.

         (a) Subject to the terms and conditions of this Section IV, each share of Class B Stock shall be convertible at any time or from time to time, at the option of the respective holder thereof, at the office of any transfer agent for Class B Stock, and at such other place or places, if any, as the Board of Directors may designate, or, if the Board of Directors shall fail so to designate, at the principal office of the Corporation (attention of the Secretary of the Corporation), into one (1) fully paid and nonassessable share of Common Stock. Upon conversion, the Corporation shall make no payment or adjustment on account of dividends accrued or in arrears on Class B Stock surrendered for conversion or on account of any dividends on the Common Stock issuable on such conversion. Before any holder of Class B Stock shall be entitled to convert the same into Common Stock, he shall surrender the certificate or certificates for such Class B Stock at the office of said transfer agent (or other place as provided above), which certificate or certificates, if the Corporation shall so request, shall be duly endorsed to the Corporation or in blank or accompanied by proper instruments of transfer to the Corporation or in blank (such endorsements or instruments of transfer to be in form satisfactory to the Corporation), and shall give written notice to the Corporation at said office that he elects so to convert said Class B Stock in accordance with the terms of this Section IV, and shall state in writing therein the name or names in which he wishes the certificate or certificates for Common Stock to be issued. Every such notice of election to convert shall constitute a contract between the holder of such Class B Stock and the Corporation, whereby the holder of such Class B Stock shall be deemed to subscribe for the amount of Common Stock which he shall be entitled to receive upon such conversion, and, in satisfaction of such subscription, to deposit the Class B Stock to be converted and to release the Corporation from all liability thereunder, and thereby the Corporation shall be deemed to agree that the surrender of the certificate or certificates therefor and the extinguishment of liability thereon shall constitute full payment of such subscription for Common Stock to be issued upon such conversion. The Corporation will as soon as practicable after such deposit of a certificate or certificates for Class B Stock, accompanied by the written notice and the statement above prescribed, issue and deliver at the office of said transfer agent (or other place as provided above) to the person for whose account such Class B Stock was so surrendered, or to his nominee or nominees, a certificate or certificates for the number of full shares of Common Stock to which he shall be entitled as aforesaid. Subject to the provisions of subsection (d) of this Section IV, such conversion shall be deemed to have been made as of the date of such surrender of the Class B Stock to be converted; and the person or persons entitled to receive the Common Stock issuable upon conversion of such Class B Stock shall be treated for all purposes as the record holder or holders of such Common Stock on such date.

         (b) The issuance of certificates for shares of Common Stock upon conversion of shares of Class B Stock shall be made without charge for any stamp or other similar tax in respect of such issuance. However, if any such certificate is to be issued in a name other than that of the holder of the share or shares of Class B Stock converted, the person or persons requesting the issuance thereof shall pay to the Corporation the amount of any tax which may be payable in respect of any transfer involved in such issuance or shall establish to the satisfaction of the Corporation that such tax has been paid.

         (c) The Corporation shall not be required to convert Class B Stock, and no surrender of Class B Stock shall be effective for that purpose, while the stock transfer books of the Corporation are closed for any purpose; but the surrender of Class B Stock for conversion during any period while such books are so closed shall become effective for conversion immediately upon the reopening of such books, as if the conversion had been made on the date such Class B Stock was surrendered.

         (d) The Corporation covenants that it will at all times reserve and keep available, solely for the purpose of issue upon conversion of the outstanding shares of Class B Stock, such number of shares of Common Stock as shall be issuable upon the conversion of all such outstanding shares, provided that nothing contained herein shall be construed to preclude the Corporation from satisfying its obligations in respect of the conversion of the outstanding shares of Class B Stock by delivery of shares of Common Stock which are held in the treasury of the Corporation. The Corporation covenants that if any shares of Common Stock required to be reserved for purposes of conversion hereunder require registration with or approval of any governmental authority under any federal or state law before such shares of Common Stock may be issued upon conversion, the Corporation will use its best efforts to cause such shares to be duly registered or approved, as the case may be. The Corporation will endeavor to list the shares of Common Stock required to be delivered upon conversion prior to such delivery upon each national securities exchange, if any, upon which the outstanding Common Stock is listed at the time of such delivery. The Corporation covenants that all shares of Common Stock which shall be issued upon conversion of the shares of Class B Stock, will, upon issue, be fully paid and nonassessable and not entitled to any pre-emptive rights.

V.    Liquidation Rights.

In the event of any dissolution, liquidation or winding up of the affairs of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of each series of Preferred Stock shall be entitled to receive, out of the net assets of the Corporation, an amount for each share equal to the amount fixed and determined by the Board of Directors in any resolution or resolutions providing for the issuance of any particular series of Preferred Stock, plus an amount equal to all dividends accrued and unpaid on shares of such series to the date fixed for distribution, and no more, before any of the assets of the Corporation shall be distributed or paid over to the holders of Common Stock or Class B Stock.

After payment in full of said amounts to the holders of Preferred Stock of all series, the remaining assets and funds of the Corporation shall be divided among and paid to the holders of Common Stock and Class B Stock as follows: (i) before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of Class B Stock, the holders of the shares of Common Stock (including those persons who shall become holders of Common Stock by reason of converting their shares of Class B Stock) shall be entitled to receive $0.25 per share (the "Common Stock Initial Liquidation Amount"); (ii) before any additional payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of Common Stock following the payment of the Common Stock Initial Liquidation Amount, the holders of Class B Stock shall be entitled to receive $0.50 per share (the "Class B Liquidation Amount"); and (iii) before any additional payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of Class B Stock following the payment of the Class B Liquidation Amount, the holders of Common Stock (including those persons who shall become holders of Common Stock by reason of converting their shares of Class B Stock) shall be entitled to receive $0.25 per share (the "Common Stock Additional Liquidation Amount" and, together with the Common Stock Initial Liquidation Amount, the "Common Stock Liquidation Amount"). Following the payment or setting apart for payment of the Common Stock Liquidation Amount and the Class B Liquidation Amount, the holders of Common Stock and Class B Stock shall participate pari passu and be entitled to receive, on a pro rata basis, the remaining assets of the Corporation or proceeds therefrom available for distribution to the holders of Common Stock and Class B Stock. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation or proceeds thereof:
(i) distributable among the holders of the shares of Common Stock shall be insufficient to pay in full the Common Stock Initial Liquidation Amount and liquidating payments on any other shares of stock ranking, as to liquidation, dissolution or winding up, on a parity with the Common Stock, then such assets, or the proceeds thereof, shall be distributed among the holders of shares of Common Stock and any such other stock ratably in accordance with the respective amounts which would be payable on such shares of Common Stock and any such other stock if all amounts payable thereon were paid in full; (ii) distributable among the holders of the shares of Class B Stock shall be insufficient to pay in full the Class B Liquidation Amount and liquidating payments on any other shares of stock ranking, as to liquidation, dissolution or winding up, on a parity with the Class B Stock, then such assets, or the proceeds thereof, shall be distributed among the holders of shares of Class B Stock and any such other stock ratably in accordance with the respective amounts which would be payable on such shares of Class B Stock and any such other stock if all amounts payable thereon were paid in full; (iii) distributable among the holders of the shares of Common Stock shall be insufficient to pay in full the Common Stock Additional Liquidation Amount and liquidating payments on any other shares of stock ranking, as to liquidation, dissolution or winding up, on a parity with the Common Stock, then such assets, or the proceeds thereof, shall be distributed among the holders of shares of Common Stock and any such other stock ratably in accordance with the respective amounts which would be payable on such shares of Common Stock and any such other stock if all amounts payable thereon were paid in full. For the purposes of this Section V, (i) a consolidation or merger of the Corporation with one or more corporations, (ii) a sale or transfer of all or substantially all of the Corporation's assets or (iii) a statutory share exchange shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary.

B.    PREFERRED STOCK

The Board of Directors is authorized, subject to limitations prescribed by law and the provisions of this Article Third, to provide for the issuance of the preferred shares in series, and by filing a certificate pursuant to the General Corporation Law of Delaware, to establish the number of shares to be included in each such series, and to fix the designations, relative rights, preferences and limitations of the shares of each such series. The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

         (a) The number of shares constituting that series and the distinctive designations of that series;

         (b) The dividend rate on the shares of that series, whether dividends shall be cumulative and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends of shares of that series;

         (c) Whether that series shall have voting rights, in addition to the voting rights provided by law and, if so, the terms of such voting rights;

         (d) Whether that series shall have conversion privileges and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

         (e) Whether or not the shares of that series shall be redeemable and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

         (f) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series and, if so, the terms and amount of such sinking fund;

         (g) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series;

         (h) Any other relative rights, preferences and limitations of that series. Dividends on outstanding preferred shares shall be declared and paid, or set apart for payment, before any dividends shall be declared and paid, or set apart for payment, on the common shares with respect to the dividend period. Any and all such shares issued, and for which the full consideration has been paid or delivered shall be deemed fully paid stock and the holder of such shares shall not be liable for any further call or assessment or any other payment thereon.

FOURTH: The duration of such Corporation shall be perpetual.


FIFTH: The name and mailing address of the Corporation's Registered Agent and Office in the State of Delaware are: The Prentice-Hall Corporation System, Inc., 2711 Centerville Road, Suite 400, City of Wilmington, County of Newcastle.


SIXTH: Each director shall be elected by the stockholders at each annual meeting and shall hold office until the next annual meeting of stockholders and until such director's successor shall have been elected and qualified. The term of office of each director in office at the time this Article SIXTH becomes effective shall expire at the annual meeting of stockholders next held after the effectiveness of this Article SIXTH.

SEVENTH: No holder of shares of the Corporation of any class, now or hereafter authorized, shall have any preferential or preemptive right to subscribe for, purchase or receive any shares of the Corporation of any class, now or hereafter authorized, or any options or warrants for such shares, or any rights to subscribe for or purchase such shares, or any securities convertible into or exchangeable for such shares, which may at any time be issued, sold or offered for sale by the Corporation.

EIGHTH: A director of the Corporation shall not personally be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation law, or (iv) for any transaction from which the director derived an improper personal benefit.

NINTH: Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation, and the ability of the stockholders to consent in writing to the taking of any action is hereby specifically denied.

TENTH: The Board of Directors of the Corporation shall have the power to amend the By-Laws of the Corporation.


         IN WITNESS WHEREOF, the Corporation has caused this Restated Certificate of Incorporation to be executed on its behalf on this ___ day of _____________, 2001.


                                              Fedders Corporation

                                              By: __________________________
                                                  Kent E. Hansen
                                                  Executive Vice President and
                                                  Secretary



                                  ANNEX B

                       FAIRNESS OPINION OF TM CAPITAL

March 1, 2001


Board of Directors
Fedders Corporation
Westgate Corporate Center
505 Martinsville Road
P.O. Box 813
Liberty Corner, NJ  07938

Gentlemen:

         We understand that Fedders Corporation ("Fedders" or the "Company") is undertaking a transaction whereby the Company intends to combine its Class A Stock and Common Stock into a single class of Common Stock (the "New Common Stock") in accordance with the Restated Certificate of Incorporation. We further understand that each share of Class A Stock would be exchanged for one share of New Common Stock, each share of Common Stock would be exchanged for 1.1 shares of New Common Stock and each share of Class B Stock would be exchanged for 1.1 shares of New Class B Stock (the "Proposed Recapitalization"). We understand that the Proposed Recapitalization will be submitted to the shareholders of the Class A Stock and the shareholders of the Common Stock (collectively, the "Shareholders") for approval at a special meeting of the Shareholders.

         You have asked our written opinion as to the fairness, from a financial point of view, of the Proposed Recapitalization to the Shareholders of Fedders (our "Opinion").

         In arriving at our Opinion set forth below, we have, among other things:

         (1) Reviewed the Company's Forms 10-K and related financial information for the years ended August 31, 1996 to 2000 and the Company's Form 10-Q and the related unaudited financial information for the three months ended November 30, 2000;

         (2) Reviewed the Company's Schedule 14A filed in connection with its Annual Meeting held December 19, 2000 and subsequent Forms 4 and Forms 13-F;

         (3) Reviewed the historical market prices and trading activity for the Class A Stock and the Common Stock for the period from January 2, 1998 to February 22, 2001;

         (4) Reviewed the historical market prices for the Class A Stock and the Common Stock and compared them with that of certain publicly traded companies which we deemed to be relevant;

         (5) Compared the financial position and results of operations of the Company with that of certain companies which we deemed to be relevant;

         (6) Reviewed and analyzed the terms of transactions in which public companies with two classes of publicly traded common stock were combined into a single class of stock;

         (7) Reviewed and analyzed the terms of transactions in which public companies with two classes of common stock were acquired;

         (8) Reviewed and analyzed premiums paid in relevant transactions in which the purchaser acquired a controlling share of the target company; and

         (9) Conducted other financial analyses and investigations as we deemed necessary or appropriate in arriving at our Opinion.

         In preparing our Opinion, we have relied on the accuracy and completeness of all information that was available to us from public sources, that was supplied or otherwise made available to us by the Company or was otherwise reviewed by us and we have not assumed any responsibility to independently verify such information. We have also relied upon assurances of the management of the Company that they are unaware of any facts that would make the information provided to us incomplete or misleading. We have not made any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Company nor have we been furnished with any such evaluations or appraisals.

         This opinion is directed to the Board of Directors of the Company and does not constitute a recommendation to any shareholder of the Company as to whether any such shareholder of Fedders should or should not vote to approve the Proposed Recapitalization. This opinion does not address the relative merits of the Proposed Recapitalization and any other transactions or business strategies discussed by the Board of Directors of the Company. Our opinion is based on economic, monetary and market conditions existing on the date hereof.

         TM Capital Corp. is currently acting as financial advisor to the Company in connection with the Proposed Recapitalization and will be receiving a fee in connection with the rendering of this opinion. TM Capital Corp. is familiar with the Company having served as financial advisor to Fedders and received customary compensation for the rendering of such services.

         On the basis of, and subject to the foregoing, we are of the opinion as of the date hereof the Proposed Recapitalization is fair to the shareholders of the Class A Stock and the shareholders of the Common Stock from a financial point of view.

         This opinion has been prepared for the information of the Board of Directors of the Company in connection with the Proposed Recapitalization and shall not be reproduced, summarized, described or referred to, provided to any person or otherwise made public or used for any other purpose without the prior written consent of TM Capital Corp., provided, however, that this letter may be reproduced in full in the Form S-4 filed by the Company related to the Proposed Recapitalization.

                                                     Very truly yours,

                                                     TM CAPITAL CORP.


                                                     Michael S. Goldman
                                                     Senior Vice President


                                  ANNEX C

    SECTION 262 OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

         (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to ss. 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

         (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to ss. 251 (other than a merger effected pursuant to ss. 251(g) of this title), ss. 252, ss. 254, ss. 257, ss. 258, ss. 263 or ss. 264 of this title:

         (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of ss. 251 of this title. (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to ss.ss. 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

                  a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

                  b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

                  c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

                  d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

         (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under ss. 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

         (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

         (d) Appraisal rights shall be perfected as follows:

         (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

         (2) If the merger or consolidation was approved pursuant to ss. 228 or ss. 253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

         (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and
(d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

         (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

         (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

         (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

         (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

         (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

         (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

         (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.



                                  ANNEX D


                            FEDDERS CORPORATION

                          AUD1T COMMITTEE CHARTER

                              November 1, 1999


I.       Statement of Policy

The Audit Committee is an arm of the Board of Directors and must diligently fulfill its objectives for the Board while meeting its responsibilities to the stockholders by maintaining a close working relationship with the Board of Directors, executive management, independent auditors and Vice President, Internal Audit. Its primary function is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the financial information provided by the Corporation to the public; the Corporation's systems of internal controls regarding finance, accounting, operational policies, legal compliance and ethics that management and the Board have established; Corporation's auditing, accounting and financial reporting processes generally; and fostering adherence to the Corporation's policies at all levels. The Audit Committee's primary duties and responsibilities are to:

         o Serve as an independent and objective party to monitor the Corporation's financial reporting process and internal control systems.

         o Review and appraise the audit practices of the Corporation's independent accountants and internal auditing department.

         o Provide an open path of communication among the independent auditors, financial and executive management, the Vice President, Internal Audit, and the Board of Directors.

II.      Structure

         o The Audit Committee shall be comprised of three or more directors appointed by the Board of Directors, one of whom shall be Chairperson, each free from any association with the Corporation that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. A member of the Committee shall have no director or indirect management role in corporate operational policy formulation. A member of the Committee could be a former officer of the Corporation, a consultant or professional, each of whom may receive compensation or fees from the Corporation, but who, in the opinion of the Board, will under all circumstances exercise independent judgment, and whose expertise will materially assist the function of the Committee.

         o Members shall have broad knowledge of the Corporation, or broad business or other knowledge or expertise useful to the Corporation. Familiarity with accounting principles, particularly for the Committee Chair, is considered an advantage, but is not a requirement.

III.     Meetings

         o The Audit Committee shall meet at least four times per year. One meeting shall be held prior to the start of the independent audit to review the audit plan and planned audit scope of the independent auditor. A second meeting will be held to discuss results of the audit to date and potential problems affecting the year-end results. A recommendation should also be made at this time to management and the Board for the retention of independent public accountants for the ensuing year. A third meeting will be held upon completion of the year-end audit to discuss the management letter prepared by the independent auditor. The above and any other meetings will include review of internal audit activity reports and approval of an Internal Audit plan. Additional meetings will be called as required.

         o The Chief Executive Officer, Chief Financial Officer, Vice President, Internal Audit and Corporate Controller will be invited to attend all meetings of the Audit Committee. As a matter of sound business practice and to provide a record that the Committee has appropriately discharged its responsibilities, minutes should be taken of all Audit Committee meetings.

IV.      Responsibilities and Duties

Within the context of the Audit Committee's Statements of Policy, the roles of the Committee shall be:

         o The Audit Committee must distinguish its oversight responsibility form any involvement in the day-to- day management of the Corporation and the conduct of the audit. The Committee must not be considered an adversary of management; rather, it is part of the Corporation's governance and oversight process.

         o The most important key to success for an Audit Committee is effective communication -- between the Committee, executive management, the Board of Directors, independent public accountants and the Vice President, Internal Audit.

         o The Committee is an agent for the Board of Directors to help ensure the integrity of management, the independence of the Company's independent auditors, internal audit function, and the adequacy of disclosures to stockholders.

V.       Internal Audit Function

         o The Committee shall review the Internal Audit function responsible for reviewing and monitoring administrative controls in the accounting, financial and operating functions of the Corporation, and shall make recommendations for improvements to the quality of the overall control system. The Internal Audit function shall operate with maximum objectivity and have direct and unrestricted access to the Committee. The Vice President, Internal Audit shall report directly to the Audit Committee and have dotted-line reporting responsibility to the Chief Executive Officer of the Corporation.

VI.      Reporting

         o At the Board of Directors meeting next following the Audit Committee meeting, the Committee Chairman shall make a report to the Board of Directors.

Specifically, the roles of the Audit Committee include:

              1. In conjunction with the Board of Directors and executive management, review and update this Charter as conditions dictate.

              2. Review the Corporation's financial statements submitted to any governmental body or the public, including any certification, report, opinion or review, rendered by the independent auditors, including the management letter and management's response.

              3. Review and act upon the regular reports prepared by the internal audit department and management's response.

              4. Review with financial management the financial results of the Corporation in advance of their release to the public. This may be done by telephone meeting.

              5. Evaluate the Corporation's independent auditors and recommend to the Board annually, or when otherwise required or deemed by the Committee appropriate, the retention, selection or removal of the Corporation's independent auditors, considering independence and effectiveness. On an annual basis, or when otherwise required or deemed by the Committee appropriate, the Committee (i) should ensure that the Corporation's independent auditors submit a written statement to the Committee delineating all relationships between such auditors and the Corporation, (ii) actively review and discuss with the independent auditors all significant relationships they have with the Corporation to determine what impact any such disclosed relationships or services may have on the objectivity and independence of such auditors, and (iii) recommend to the Board any actions the Committee may deem appropriate to ensure the independence of such auditors.

              6. Periodically consult with the independent auditors about internal controls and the fullness and accuracy of the Corporation's financial statements.

              7. In consultation with the independent auditors and Vice President, Internal Audit, review the integrity fo the Corporation's financial reporting processes, both internal and external.

              8. Consider and approve, if appropriate, major changes to the Corporation's auditing and accounting principles and practices as suggested by the independent accountants, management or the Vice President, Internal Audit.

              9. Review with the independent auditors, the Vice President, Internal Audit, and management the extent to which any changes or improvements in financial or accounting practice have been implemented.

              10. Keep minutes of all meetings, appropriately memorialize the Committee's discharge of its duties, and report the Committee's actions regularly to the Board of Directors at the meeting following the Committee meeting.

              11. Review with appropriate corporation officials the actions taken to ensure compliance with the Corporation's policies relating to conduct, and the results of confirmations or violations of such policies.

              12. Consider such other matters in relation to the financial affairs of the Corporation and its accounts, and in relation to internal and external auditors of the Corporation as the Audit Committee may deem advisable.





                                 SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant, Fedders Corporation, certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-4 and has duly caused this Amendment No. 3 to Registration Statement (No. 333-58876) to be signed on its behalf by the undersigned, thereunto duly authorized, in Liberty Corner, New Jersey, on the 21st day of December, 2001.


                                          FEDDERS CORPORATION


                                          By /s/ MICHAEL GIORDANO*
                                             ------------------------
                                             Michael Giordano
                                             Executive Vice President,
                                             Finance and Administration


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.


          SIGNATURE                                TITLE                          DATE



  /s/ SALVATORE GIORDANO *              Chairman Emeritus and a Director       December 21, 2001
  ------------------------
     Salvatore Giordano


   /s/ SAL GIORDANO, JR. *                Chairman and Chief Executive         December 21, 2001
   -----------------------                    Officer (Principal
      Sal Giordano, Jr.                       Executive Officer)


  /s/ WILLIAM J. BRENNAN *                          Director                   December 21, 2001
  ------------------------
     William J. Brennan


    /s/ DAVID C. CHANG *                            Director                   December 21, 2001
    --------------------
       David C. Chang


  /s/ MICHAEL L.  DUCKER *                          Director                   December 21, 2001
  ------------------------
     Michael L.  Ducker


    /s/ JOSEPH GIORDANO *                           Director                   December 21, 2001
    ---------------------
       Joseph Giordano


       /s/ C.A. KEEN *                              Director                   December 21, 2001
       ---------------
          C.A. Keen


   /s/ HOWARD S. MODLIN *                           Director                   December 21, 2001
   ----------------------
      Howard S. Modlin


    /s/ S.A. MUSCARNERA *                           Director                   December 21, 2001
    ---------------------
       S.A. Muscarnera


     /s/ ANTHONY PULEO *                            Director                   December 21, 2001
     -------------------
        Anthony Puleo


   /s/ MICHAEL GIORDANO *                   Executive Vice President,          December 21, 2001
   ----------------------                  Finance and Administration
      Michael Giordano                    (Principal Financial Officer)



-----------------


* The undersigned, by signing his name hereto, does sign and execute this Amendment No. 3 to Registration Statement pursuant to the powers of attorney executed by the above-named officers and directors of the registrant, which have been previously filed with the Securities and Exchange Commission on behalf of such officers and directors.



                                                By: /s/ Kent E. Hansen
                                                    --------------------------
                                                    Kent E. Hansen
                                                    Executive Vice President
                                                    and Secretary




                               EXHIBIT INDEX


Exhibit Number        Description
--------------        -----------


Exhibit 2.1 Recapitalization Agreement and Plan of Merger, dated as of _________________ between Fedders Corporation and FC Merger Sub, Inc., which is attached as Annex A to the proxy statement/prospectus contained in this Registration Statement.

Exhibit 3.1 Restated Certificate of Incorporation of Fedders Corporation which is attached as Exhibit A to the Recapitalization Agreement and Plan of Merger attached as Annex A to the proxy statement/prospectus contained in this Registration Statement.

Exhibit 5+ Opinion of Robert N. Edwards, Esq. as to the legality of the securities registered hereunder.

Exhibit 8.1 Opinion of Skadden, Arps, Slate, Meagher & Flom LLP, regarding tax matters (included in the proxy statement/ prospectus).

Exhibit 12.1*         Statement regarding computation of ratios.

Exhibit 23.1+         Consent of Deloitte & Touche LLP.

Exhibit 23.2          Consent of Robert N. Edwards, Esq. (included in
                      Exhibit 5).

Exhibit 23.3+         Consent of BDO Seidman LLP.

Exhibit 24*           Powers of Attorney.

Exhibit 99.1+         Form of Proxy for Class A stockholders.

Exhibit 99.2+         Form of Proxy for Class  B and Common stockholders.

Exhibit 99.3*         Proposed Recapitalization Analysis prepared by TM
                      Capital Corp.



*  Previously filed.
+  Filed herewith.








Exhibit 5.1

                            [FEDDERS LETTERHEAD]

                                                         ______, 2002


Fedders Corporation
505 Martinsville Road
Liberty Corner, New Jersey 07938

                  Re:   Fedders Corporation
                        Registration Statement on Form S-4
                        (File No. 333-58876)

Ladies and Gentlemen:

            I am the Vice President and General Counsel of Fedders Corporation, a Delaware corporation (the "Company"), and have acted in that capacity in connec tion with the recapitalization of the Company through a merger of FC Merger Sub, Inc., a wholly owned subsidiary of the Company, with and into the Company, with the Company as the surviving corporation (the "Recapitalization"), and the registra tion of up to 33,387,219 shares of new voting common stock of the Company (the "New Common Stock") and up to 2,493,046 shares of new Class B stock of the Company (the "New Class B Stock") in the Recapitalization.

            This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

            In connection with this opinion, I have examined originals or copies, certified or otherwise identified to my satisfaction, of (i) the Registration Statement on Form S-4 (File No. 333-58876) as filed with the Securities and Exchange Com mission (the "Commission") on April 13, 2001 under the Act; (ii) Amendment No. 1 to the Registration Statement as filed with the Commission on June 6, 2001; (iii) Amendment No. 2 to the Registration Statement as filed with the Commission on August 24, 2001,
(iv) Amendment No. 3 to the Registration Statement as filed with the Commission on the date hereof (such Registration Statement, as so amended, being hereinafter referred to as the "Registration Statement"); (v) the Transaction Statement on Schedule 13e-3 (File No. 5-36324) as filed with the Commission on April 13, 2001 under the Act; (v) Amendment No. 1 to the Transaction Statement as filed with the Commission on June 6, 2001; (vi) Amendment No. 2 to the Transac tion Statement as filed with the Commission on August 24, 2001; (vii) Amendment No. 3 to the Transaction Statement as filed with the Commission on the date hereof (such Transaction Statement, as so amended, being hereinafter referred to as the "Transaction Statement"); (viii) the Recapitalization Agreement and Plan of Merger between the Company and FC Merger Sub, Inc., dated as of _________, 2002 (the "Recapitalization Agreement"); (ix) a specimen certificate representing the New Common Stock; (x) a specimen certificate representing the New Class B Stock; (xi) the Certificate of Incorporation of the Company, as amended to date and currently in effect; (xii) the form of the Restated Certificate of Incorporation of the Company intended to be filed with the Secretary of State for the State of Delaware to reflect the transactions contemplated by the Recapitalization (the "New Charter");
(xiii) the By- Laws of the Company, as amended to date and currently in effect; and (xiv) certain resolutions of the Board of Directors of the Company, relating to the Recapitalization and the transactions contemplated thereby. I also have examined originals or copies, certified or otherwise identified to my satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as I have deemed necessary or appropriate as a basis for the opinions set forth herein.

            In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submit ted to me as originals, the conformity to original documents of all documents submitted to me as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making my examination of executed documents, I have assumed that the parties thereto, other than the Company, its directors and officers, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. In rendering the opinions set forth below, I have assumed the due filing of the New Charter with the Secretary of State of the State of Delaware. As to any facts material to the opinions expressed herein which I have not independently established or verified, I have relied upon statements and representations of officers and other representatives of the Company and others.

            I am admitted to the Bar of the State of New Jersey, and I do not express any opinion as to the laws of any jurisdiction other than the laws of the State of New Jersey, the General Corporations Law of the State of Delaware and the federal laws of the United States of America to the extent referred to specifically herein. Insofar as the opinions expressed herein relate to matters governed by laws other than those referred to in the preceding sentence, I have assumed, but without having made any independent investigation, that such laws do not affect any of the opinions set forth herein. The opinions expressed herein are based on laws in effect on the date hereof, which laws are subject to change with possible retroactive effect.

            Based upon and subject to the foregoing, I am of the opinion that:

            When (i) the Registration Statement becomes effective under the Act; (ii) the Company files a certificate of merger with the Secretary of State of Delaware; (iii) the Company files the New Charter with the Secretary of State of Delaware; and (iv) the certificates representing the New Common Stock and New Class B Stock, in the form of the specimen certificates examined by me, have been manually signed, registered and delivered by an authorized officer of the transfer agent and registrar for the New Common Stock and New Class B Stock, the New Common Stock and New Class B Stock will thereupon be validly issued, fully paid and nonassessable.

            I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. I also consent to the reference to myself under the caption "Legal Matters" in the Registration Statement. In giving this consent, I do not thereby admit that I am included in the category of persons whose consent is required under
Section 7 of the Act or the rules and regulations of the Commission.

                                                     Very truly yours,






Exhibit 23.1

                       INDEPENDENT AUDITORS' CONSENT


         We consent to the incorporation by reference in this Amendment No.
3 to Registration Statement No. 333-58876 of Fedders Corporation on Form
S-4 of our report dated October 12, 2001, appearing in the Annual Report on Form 10-K of Fedders Corporation for the fiscal year ended August 31, 2001 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ DELOITTE & TOUCHE LLP

Parsippany, New Jersey
December 21, 2001






Exhibit 23.3

                           CONSENT OF INDEPENDENT
                        CERTIFIED PUBLIC ACCOUNTANTS

Fedders Corporation
Liberty Corner, New Jersey


         We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our reports dated October 12, 1999, relating to the consolidated financial statements and schedule for the year ended August 31, 1999 of Fedders Corporation appearing in the Company's Annual Report on Form 10-K for the year ended August 31, 2001.

         We also consent to the reference to us under the caption "Experts" in the Prospectus.


/s/ BDO SEIDMAN, LLP


Woodbridge, New Jersey
December 21, 2001






Exhibit 99.1


                                   PROXY

                            FEDDERS CORPORATION

             Annual Meeting of Stockholders - February 26, 2002
               Solicited on Behalf of the Board of Directors

                              You May Vote by
                   the Internet, by Telephone or by Mail
                     (see instructions on reverse side)

The undersigned stockholder of FEDDERS CORPORATION (the "Company") hereby constitutes and appoints MICHAEL GIORDANO, SAL GIORDANO, JR. and KENT E. HANSEN, and each of them, the attorneys and proxies of the undersigned, with full power of substitution, to vote for all the shares of Common Stock,Class B Stock and in the name, place and stead of the undersigned, at the Annual Meeting of Stockholders of the Company, to be held at the Company's corporate offices at the Somerset Hills Hotel, 200 Liberty Corner Road, Warren, New Jersey 07060, on February 26, 2002 at 10:30 a.m. and at any adjournments thereof, the number of votes the undersigned would be entitled to cast if personally present, on the items as set forth on the reverse side of this proxy and in their discretion, upon such other matters as may properly come before the meeting or any adjournment thereof. The Board of Directors recommends a vote in favor of each of Proposals 1 through 10.

A majority of said attorneys and proxies, or their substitutes, at said meeting or any adjournment thereof (or, if only one, that one) may exercise all of the power hereby given. Any proxy to vote any of the shares with respect to which the undersigned is, or would be entitled to vote, heretofore given to any persons, other than the persons named above, is hereby revoked.

IN WITNESS WHEREOF, the undersigned has signed this proxy and hereby acknowledges receipt of a copy of the notice of said meeting and proxy statement in reference thereto both dated ___________, 2002.


IF PROPERLY SIGNED, DATED AND RETURNED, THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE OR, IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED "AGAINST" EACH OF PROPOSALS 1 THROUGH 10.

                 (SPECIFY CHOICES AND SIGN ON REVERSE SIDE)



                If you do not vote by internet or telephone, please mark, date, sign and mail your proxy card back as soon as possible.

                       Annual Meeting of Stockholders
                            FEDDERS CORPORATION

                             February 26, 2002


                         VOTE BY INTERNET/TELEPHONE
                       24 HOURS A DAY, 7 DAYS A WEEK


-------------------------------------------------------------------------------
INTERNET                                        TELEPHONE
-------------------------------------------------------------------------------
http://_________________________                1-800-xxx-xxxx
GO TO THE WEBSITE ADDRESS LISTED ABOVE.         USE ANY TOUCH-TONE TELEPHONE.
HAVE YOUR PROXY CARD READY.                     THIS IS A TOLL-FREE NUMBER.
ENTER YOUR CONTROL NUMBER LOCATED IN            HAVE YOUR PROXY CARD READY.
THE BOX BELOW.                                  ENTER YOUR CONTROL NUMBER LO-
FOLLOW THE SIMPLE INSTRUCTIONS THAT             CATED IN THE BOX BELOW.
APPEAR ON YOUR COMPUTER SCREEN.                 FOLLOW THE SIMPLE RECORDED IN-
                                                STRUCTIONS.
-------------------------------------------------------------------------------


                   -------------------------------------
       Your Internet or telephone vote authorizes the named Proxies to vote your shares in the same manner as if you marked,
                   signed and returned your Proxy Card.
                   -------------------------------------

                               1-800-xxx-xxxx
                           CALL TOLL-FREE TO VOTE
               ----------------------------------------------
                               CONTROL NUMBER
                       FOR INTERNET/TELEPHONE VOTING
               ----------------------------------------------

THE INTERNET AND TELEPHONE VOTING FACILITIES WILL CLOSE AT 9:00 A.M. E.D.T. ON [MONTH, DAY], 2002.

                       If you do not vote through the internet or
                telephone, please detach the following and mail it in the envelope provided.

-------------------------------------------------------------------------------


Please mark your votes as in the example: | X |


                                                          FOR            AGAINST        ABSTAIN
1.  Proposal to amend the Company's certificate of        | |              | |            | |
incorporation to delete Section VI of clause A of
Article Second.

2.  Proposal to recapitalize the Company through a        | |              | |            | |
merger of FC Merger Sub, Inc., a wholly owned
subsidiary of the Company, with and into the
Company, with the Company as the surviving entity.

3.  Proposal to amend the Company's certificate of        | |              | |            | |
incorporation to eliminate the Class A Stock.

4.  Proposal to amend the Company's certificate of        | |              | |            | |
incorporation to change the par value of the
Common Stock and the Class B Stock to $.01.

5.  Proposal to amend the Company's certificate of        | |              | |            | |
incorporation to create alternating preferences for
the Common Stock and the Class B Stock for payments
or distributions in the event of any dissolution,
liquidation or winding up of the Company.

6.  Proposal to amend the Company's certificate of        | |              | |            | |
incorporation to make each share of Class B Stock
share equally with each share of Common Stock in
the payment of dividends.

7.  Proposal to amend the Company's certificate of        | |              | |            | |
incorporation to make the Class B Stock automatically
convert into shares of Common Stock if the
number of outstanding shares of Class B Stock falls
below 2.5% of the aggregate number of issued and
outstanding shares of Common Stock and Class B
Stock.

8.  Proposal to amend the Company's certificate of        | |              | |            | |
incorporation to require that any action required or
permitted to be taken by the stockholders of the
Company must be effected at a duly called annual or
special meeting of stockholders and to deny the
ability of the stockholders to consent in writing to
the taking of any action.

                                                          FOR ALL        WITHHELD       FOR ALL NOMINEES
                                                          NOMINEES       FROM ALL      EXCEPT THOSE LISTED
                                                                         NOMINEES             BELOW


9.  Proposal to elect directors for a                     | |              | |            | |
term of one year
                                                                    ------------------------
Nominees:  Sal Giordano, Jr.,
William J. Brennan, David C. Chang,
Michael L. Ducker, Joseph
Giordano, C.A. Keen, Howard S.
Modlin, S.A. Muscarnera, Anthony
E. Puleo

                                                          FOR            AGAINST        ABSTAIN
10.  Ratification of appointment of Deloitte &            | |              | |            | |
Touche LLP as the Company's independent auditors


MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT                                             | |


                                    Signature: ________________________ Date: _________, 2002

                                    Signature: ________________________ Date: _________, 2002


NOTE: If a signer is a corporation, sign in full corporate name by a duly authorized officer. Attorneys, executors administrators, trustees or guardians should sign full name and mark as such.
NOTE: Approval of each of the proposals is conditional upon approval of all of the proposals.








Exhibit 99.2


                                   PROXY

                            FEDDERS CORPORATION

             Annual Meeting of Stockholders - February 26, 2002
               Solicited on Behalf of the Board of Directors

                              You May Vote by
                   the Internet, by Telephone or by Mail
                     (see instructions on reverse side)

The undersigned stockholder of FEDDERS CORPORATION (the "Company") hereby constitutes and appoints MICHAEL GIORDANO, SAL GIORDANO, JR. and KENT E. HANSEN, and each of them, the attorneys and proxies of the undersigned, with full power of substitution, to vote for all the shares of Class A Stock and in the name, place and stead of the undersigned, at the Annual Meeting of Stockholders of the Company, to be held at the Company's corporate offices at the Somerset Hills Hotel, 200 Liberty Corner Road, Warren, New Jersey 07060, on February 26, 2002 at 10:30 a.m. and at any adjournments thereof, the number of votes the undersigned would be entitled to cast if personally present, on the items as set forth on the reverse side of this proxy and in their discretion, upon such other matters as may properly come before the meeting or any adjournment thereof. The Board of Directors recommends a vote in favor of Proposal 1.

A majority of said attorneys and proxies, or their substitutes, at said meeting or any adjournment thereof (or, if only one, that one) may exercise all of the power hereby given. Any proxy to vote any of the shares with respect to which the undersigned is, or would be entitled to vote, heretofore given to any persons, other than the persons named above, is hereby revoked.

IN WITNESS WHEREOF, the undersigned has signed this proxy and hereby acknowledges receipt of a copy of the notice of said meeting and proxy statement in reference thereto both dated ___________, 2001.


IF PROPERLY SIGNED, DATED AND RETURNED, THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE OR, IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED "AGAINST" PROPOSAL 1.

                 (SPECIFY CHOICE AND SIGN ON REVERSE SIDE)


                If you do not vote by internet or telephone, please mark, date, sign and mail your proxy card back as soon as possible.

                       Annual Meeting of Stockholders
                            FEDDERS CORPORATION

                             February 26, 2002


                         VOTE BY INTERNET/TELEPHONE
                       24 HOURS A DAY, 7 DAYS A WEEK


-------------------------------------------------------------------------------
INTERNET                                     TELEPHONE
-------------------------------------------------------------------------------
http://_________________________             1-800-xxx-xxxx
GO TO THE WEBSITE ADDRESS LISTED ABOVE.      USE ANY TOUCH-TONE TELEPHONE.
HAVE YOUR PROXY CARD READY.                  THIS IS A TOLL-FREE NUMBER.
ENTER YOUR CONTROL NUMBER LOCATED IN         HAVE YOUR PROXY CARD READY.
THE BOX BELOW.                               ENTER YOUR CONTROL NUMBER LO-
FOLLOW THE SIMPLE INSTRUCTIONS THAT          CATED IN THE BOX BELOW.
APPEAR ON YOUR COMPUTER SCREEN.              FOLLOW THE SIMPLE RECORDED IN-
                                             STRUCTIONS.
-------------------------------------------------------------------------------

             --------------------------------------------------
            Your Internet or telephone vote authorizes the named Proxies to vote your shares in the same manner as if you marked, signed and returned your Proxy Card.
           ----------------------------------------------------

                               1-800-xxx-xxxx
                           CALL TOLL-FREE TO VOTE
               ----------------------------------------------
                               CONTROL NUMBER
                       FOR INTERNET/TELEPHONE VOTING
               ----------------------------------------------

THE INTERNET AND TELEPHONE VOTING FACILITIES WILL CLOSE AT 9:00 A.M. E.D.T. ON [MONTH, DAY], 2002.

                 If you do not vote through the internet or
           telephone, please detach the following and mail it in
                           the envelope provided.

-------------------------------------------------------------------------------



Please mark your votes as in the example: | X |


                                                  FOR       AGAINST    ABSTAIN
1.  Proposal to amend the Company's certifi-      | |        | |        | |
cate of incorporation to delete Section VI of clause A of Article Second.


MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT               | |

                 Signature: ________________________ Date: _________, 2002

                 Signature: ________________________ Date: _________, 2002

NOTE: If a signer is a corporation, sign in full corporate name by a duly authorized officer. Attorneys, executors administrators, trustees or guardians should sign full name and mark as such.